Exhibit 10.1
[EXECUTION COPY]
CREDIT AND SECURITY
AGREEMENT
NATIONAL CITY BUSINESS CREDIT, INC.
(AS LENDER AND AGENT)
and
NATIONAL CITY BANK
(AS ISSUER)
and
SUCH OTHER LENDERS WHICH ARE NOW OR HEREAFTER A PARTY HERETO
and
STONERIDGE, INC.,
(AS BORROWER),
SUCH OTHER BORROWERS WHICH ARE NOW OR HEREAFTER A PARTY HERETO
and
SUCH GUARANTORS WHICH ARE NOW OR HEREAFTER A PARTY HERETO
and
NATIONAL CITY BANK
(AS LEAD ARRANGER AND BOOK RUNNER)
Dated as of November 2, 2007

TABLE OF CONTENTS

I. DEFINITIONS AND CONSTRUCTION	1
1.1 Accounting Terms	1
1.2 Uniform Commercial Code Terms	1
1.3 General Terms	2
1.4 Certain Matters of Construction	35
1.5 Currency Equivalents	36
1.6 Addition of Borrowers	37
1.7 Joinder Amendments	37
1.8 Liability of Borrowers	37
1.9 Agreement Regarding Permitted Secured Indebtedness and Liens	37
1.10 Time References	39

II. ADVANCES; PAYMENTS	39
2.1 Revolving Advances to Borrowers	39
2.2 Requests For Revolving Advances	40
2.3 Interest Elections; Conversions of Advances	42
2.4 Disbursement of Proceeds of Advances	43
2.5 Repayment of Advances	43
2.6 Increase in Revolving Commitments	44
2.7 Voluntary and Mandatory Prepayments; Reduction of Commitments	45
2.8 Statement of Account	47
2.9 Letters of Credit	48
2.10 Funding of Advances by Lenders; Sharing of Payments; Settlement	50
2.11 Defaulting Lender	51
2.12 Funding by Lending Installations	52
2.13 Use of Proceeds	53

III. INTEREST; FEES; YIELD PROTECTION	53
3.1 Interest	53
3.2 Applicable Margins	53
3.3 Default Rate	54
3.4 Letter of Credit Fees	54
3.5 Unused Facility Fees	54
3.6 Computation of Interest and Fees	55
3.7 Maximum Charges	55
3.8 Increased Costs	55
3.9 Non-Ascertainable Libor Rate; Unavailable Deposits	56
3.10 Libor Rate Loan Losses	56
3.11 Capital Adequacy	57
3.12 Illegality	57
3.13 Taxes; Withholding; Tax Indemnification	58

IV. COLLATERAL: GENERAL TERMS	60
4.1 Security Interest in the Collateral	60
4.2 Perfection of Security Interest	61
4.3 Disposition of Collateral	61
4.4 Preservation of Collateral	61
4.5 Ownership of Collateral	62
4.6 Defense of Agent’s and Lenders’ Interests	62
4.7 Books and Records	62

4.8 Financial Disclosure	63
4.9 Compliance with Laws	63
4.10 Inspection of Premises	63
4.11 Insurance	64
4.12 Failure to Pay Insurance	65
4.13 Payment of Leasehold Obligations	65
4.14 Receivables; Investments, Cash Management	65
4.15 Maintenance of Equipment	69
4.16 Exculpation of Liability	69
4.17 Environmental Matters	70
4.18 Financing Statements	71
4.19 Material Recovery Event	71
4.20 Partial Release of Liens	72

V. REPRESENTATIONS AND WARRANTIES	72
5.1 Authority	72
5.2 Formation and Qualification/Subsidiaries	72
5.3 Officers, Directors, Shareholders, Capitalization	73
5.4 Survival of Representations and Warranties	73
5.5 FEINs/Tax Returns	73
5.6 Financial Statements	73
5.7 Corporate Names	74
5.8 O.S.H.A. and Environmental Compliance	74
5.9 Solvency; No Litigation, Violation of Laws	75
5.10 ERISA Compliance	75
5.11 Patents, Trademarks, Copyrights and Licenses	76
5.12 Licenses and Permits	76
5.13 No Burdensome Restrictions	77
5.14 No Default Under Indenture	77
5.15 No Labor Disputes	77
5.16 Margin Regulations	77
5.17 Investment Company Act	77
5.18 Disclosure	77
5.19 Hedging Contracts	78
5.20 Conflicting Agreements	78
5.21 Application of Certain Laws and Regulations; Bulk Sales	78
5.22 Business and Property	78
5.23 Locations	78
5.24 [Reserved.]	79
5.25 Disclosure of Material Business Agreements	79
5.26 Anti-Terrorism Laws	79

VI. AFFIRMATIVE COVENANTS	80
6.1 Taxes	80
6.2 Conduct of Business and Maintenance of Existence and Assets	80
6.3 Violations	80
6.4 Fixed Charge Coverage Ratio	80
6.5 Execution of Supplemental Instruments	81
6.6 Standards of Financial Statements	81

VII. NEGATIVE COVENANTS	81
7.1 Merger, Consolidation, Acquisition and Sale of Assets	81
7.2 Creation of Liens	85
7.3 Guarantees	85

7.4 Investments	86
7.5 Extensions of Credit	86
7.6 Capital Expenditures	86
7.7 Dividends and Distributions; Grants	87
7.8 Indebtedness	87
7.9 Nature of Business	88
7.10 Transactions with Affiliates	88
7.11 Leases	88
7.12 Subsidiaries	88
7.13 Fiscal Year and Accounting Changes	88
7.14 Pledge of Credit	88
7.15 Amendment of Organizational Documents	89
7.16 Compliance with ERISA	89
7.17 Repayment or Prepayment of Indebtedness	89
7.18 Bailee Documents of Title	89
7.19 Modification of Material Business Agreements	90
7.20 Modification of Indenture	90
7.21 Anti-Terrorism Laws	90

VIII. CONDITIONS PRECEDENT	90
8.1 Conditions to Initial Advances	90
8.2 Conditions to Each Advance	95
8.3 Conditions to Initial Advances Based on Eligibility of Inventory and Receivables of UK Borrowers	95

IX. NOTICE AND DISCLOSURE REQUIREMENTS	96
9.1 Disclosure of Material Matters	96
9.2 Schedules; Collateral Reporting Information; Borrowing Base Certificate	96
9.3 Environmental Reports	97
9.4 Litigation	97
9.5 Material Occurrences	97
9.6 Government Receivables	98
9.7 Annual Financial Statements	98
9.8 Quarterly Financial Statements	98
9.9 Securities Filings	98
9.10 Additional Information	99
9.11 Projected Operating Budget	99
9.12 Notice of Suits, Adverse Events	99
9.13 ERISA Notices and Requests	99
9.14 Notices Regarding Public Note Documents	100
9.15 Additional Documents	100

X. EVENTS OF DEFAULT	101
10.1 Payment of Obligations	101
10.2 Misrepresentations	101
10.3 Failure to Furnish Information	101
10.4 Liens Against Assets	101
10.5 Breach of Covenants	101
10.6 Judgment	102
10.7 Insolvency and Related Proceedings	102
10.8 Cessation of Operations	102
10.9 Material Adverse Effect	102
10.10 Loss of Priority Lien	102

10.11 Breach of Material Agreements	102
10.12 Cross Default; Cross Acceleration	103
10.13 Default Under Indenture	103
10.14 Termination of Guaranty	103
10.15 Change of Control	103
10.16 Invalidity of Credit Agreement	103
10.17 Loss of Material Intellectual Property	103
10.18 Forfeiture of Assets	104
10.19 Business Interruption	104
10.20 ERISA Events	104

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT	104
11.1 Rights and Remedies	104
11.2 [Reserved]	105
11.3 Setoff	105
11.4 Letter of Credit Collateral Account	105
11.5 Appointment of Receiver	105
11.6 Rights and Remedies not Exclusive; Non-Waiver	106
11.7 Allocation of Payments After Event of Default	106

XII. EFFECTIVE DATE; TERMINATION	107
12.1 Effective Date	107
12.2 Termination	107

XIII. AGENCY PROVISIONS	108
13.1 Appointment	108
13.2 Nature of Duties	108
13.3 Lack of Reliance on Agent and Resignation	109
13.4 Certain Rights of Agent	109
13.5 Reliance	109
13.6 Notice of Default	110
13.7 Posting to an Approved Electronic Platform	110
13.8 Indemnification of Agent and Issuer	111
13.9 Agent in its Individual Capacity	111
13.10 Delivery of Documents	111
13.11 No Reliance on Agent’s Customer Identification Program	111
13.12 Agent May File Proofs of Claim	111
13.13 Collateral and Guaranty Matters	112
13.14 No Independent Action	113

XIV. BORROWING AGENCY; BORROWERS AND OTHER LOAN PARTIES JOINTLY AND SEVERALLY LIABLE	113
14.1 Borrowing Agency Provisions	113
14.2 Cross-Obligations of Loan Parties	113
14.3 Rights of Subrogation	115

XV. MISCELLANEOUS	116
15.1 Governing Law	116
15.2 Entire Understanding	116
15.3 Amendments	116
15.4 Special and Protective Agent Advances	117
15.5 Transfers and Assignments; Replacement of Certain Lenders	118
15.6 Application of Payments	121
15.7 Indemnity	121

15.8 Notice	121
15.9 Notice by Approved Electronic Communications	123
15.10 Survival	123
15.11 Severability	124
15.12 Expenses	124
15.13 Injunctive Relief	124
15.14 Consequential Damages	124
15.15 Captions	124
15.16 Counterparts; Telecopied Signatures	124
15.17 Construction	125
15.18 Confidentiality	125
15.19 No Sharing of Information Without Consent	125
15.20 USA Patriot Act	125
15.21 Publicity	126
15.22 Judgment Currency	126
15.23 Waiver of Jury Trial and Submission to Non-Exclusive Jurisdiction	126

v

LIST OF SCHEDULES AND EXHIBITS

All Schedules to the Credit and Security Agreement:

Schedule 2.9	Existing Letters of Credit
Schedule 4.1	Commercial Tort Claims
Schedule 4.14(c)	Chief Executive Offices
Schedule 4.14(g)	Lockboxes; Bank Accounts
Schedule 4.14(j)	Securities Accounts
Schedule 5.2	Incorporation/Organization/Qualification
Schedule 5.3	Officers, Directors, Shareholders, Capitalization
Schedule 5.5	FEINS/Tax Returns
Schedule 5.7	Corporate Names
Schedule 5.8	O.S.H.A. and Environmental Compliance
Schedule 5.9(b)	Litigation
Schedule 5.10	ERISA Plans
Schedule 5.11	Patents, Trademarks, Copyrights and Licenses
Schedule 5.15	Labor Contracts
Schedule 5.22	Business Activities
Schedule 5.23	Locations
Schedule 5.25	Material Business Agreements
Schedule 7.1	Sale of Assets
Schedule 7.2	Permitted Encumbrances
Schedule 7.3	Permitted Guarantees
Schedule 7.4	Permitted Investments
Schedule 7.5	Extensions of Credit
Schedule 7.8	Permitted Indebtedness

All Exhibits to the Credit and Security Agreement:

Exhibit A	Closing Agenda
Exhibit B	Form of Revolving Note
Exhibit C	Form of Revolving Advance Request for Libor Rate Loans
Exhibit D	Form of Borrowing Base Certificate
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Financial Condition Certificate
Exhibit G-1	Form of Landlord Waiver
Exhibit G-2	Form of Processor/Bailee Waiver
Exhibit G-3	Form of Mortgagee Waiver
Exhibit G-4	Form of Consignee Waiver
Exhibit H	Projections
Exhibit I	Form of Assignment and Assumption
Exhibit J	Form of Borrower Joinder Agreement
Exhibit K	Form of Guarantor Joinder Agreement

CREDIT AND SECURITY AGREEMENT
          This CREDIT AND SECURITY AGREEMENT (this “Agreement”), is dated as of November      , 2007, by and among STONERIDGE, INC., an Ohio corporation (the “Parent”), STONERIDGE ELECTRONICS, INC., a Texas corporation (“Electronics”), STONERIDGE CONTROL DEVICES, INC., a Massachusetts corporation (“Controls”), STONERIDGE-POLLAK LIMITED, an English corporation (the “English Borrower”), STONERIDGE ELECTRONICS LIMITED., a Scottish corporation (the “Scottish Borrower” and together with the English Borrower, the “UK Borrowers”) and such other Persons as are from time to time parties hereto as Borrowers, STONERIDGE FAR EAST LLC, a Delaware limited liability company (“Far East”), and such other Persons as are from time to time parties hereto, as Guarantors, the financial institutions which are now or which hereafter become a party to this Agreement (the “Lenders”), NATIONAL CITY BANK, a national banking association (“National City Bank”), as Lead Arranger and the Issuer (as hereinafter defined), and NATIONAL CITY BUSINESS CREDIT, INC., an Ohio corporation (“NCBC”), as administrative agent and collateral agent (the “Agent”).
          IN CONSIDERATION of the mutual covenants and undertakings herein contained, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties (as hereinafter defined), the Lenders, the Issuer and the Agent hereby agree as follows:
I. DEFINITIONS AND CONSTRUCTION.
     1.1 Accounting Terms.
          As used in this Agreement and the Other Loan Documents, accounting terms not defined in Section 1.3 or elsewhere in this Agreement and accounting terms partly defined in Section 1.3 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however, to the extent accounting terms not defined or only partly defined herein are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined or partly defined in accordance with GAAP. All financial computations to be made under this Agreement shall, unless otherwise specifically provided herein, be made in accordance with GAAP applied on a basis consistent in all material respects with the financial statements delivered to the Agent and the Lenders on or prior to the Closing Date.
     1.2 Uniform Commercial Code Terms.
          To the extent used in this Agreement and the Other Loan Documents, terms defined in the Uniform Commercial Code shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the Uniform Commercial Code. Such terms shall include: “Account”, “Account Debtor”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodities Account”, “Deposit Account”, “Document”, “Equipment”, “Farm Products”, “Financial Asset”, “Fixture”, “General Intangible”, “Instrument”, “Inventory”, “Investment Property”, “Lease”, “Lessor”, “Letter-of-Credit Rights”, “money”, “Payment Intangibles”, “Proceeds”, “Product”, “Record”, “Secured Party”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Entitlement”, “Security Interest” and “Supporting Obligation”. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

     1.3 General Terms.
          As used in this Agreement or any Other Loan Document, the following terms shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) set forth below:
          “Acquired Entity” shall mean any Person acquired pursuant to a Permitted Acquisition or proposed to be acquired pursuant to a Proposed Acquisition, as applicable.
          “Activation Notice” shall mean a notice in writing from the Agent to the Borrowing Agent that either (i) an Event of Default has occurred and is continuing or (ii) the Undrawn Availability is less than Twenty-Five Million Dollars ($25,000,000).
          “Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Agent to the Lenders and each assignee thereof.
          “Advances” shall mean the Revolving Advances.
          “Advance Rates” shall have the meaning set forth in Section 2.1(a).
          “Affiliate” shall mean, with respect to a specified Person, any other Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person, (b) which beneficially owns or holds with power to vote ten percent (10%) or more of any class of the voting stock of such specified Person, (c) ten percent (10%) or more of the voting stock of which other Person is beneficially owned or held by such specified Person, or (d) who is an executive officer or director of such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agent” shall have the meaning set forth in the preamble.
          “Agent’s Fee Letter” shall mean the Agent’s fee letter dated as of July 13, 2007, between Parent and the Agent.
          “Aggregate Formula Amount” shall have the meaning set forth in Section 2.1(a).
          “Agreement” shall have the meaning set forth in the preamble.
          “Alternate Base Rate” shall mean, for any period, a fluctuating interest rate per annum equal from time to time to the higher of: (a) the rate of interest which is established from time to time by National City Bank at its principal office in Cleveland, Ohio as its “prime rate” or “base rate” in effect, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate (it being acknowledged that: (i) such rate is not necessarily the lowest rate of interest then available from National City Bank on fluctuating rate loans and (ii) such rate may be established by National City Bank by public announcement or otherwise) and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%.
          “Alternate Base Rate Loan” shall mean any Advance, in Dollars, during any period in which such Advance bears interest based upon the Alternate Base Rate.

          “Alternative Currency” shall mean and include any lawful currency other than Dollars which (i) is readily and freely transferable and convertible into Dollars and (ii) is acceptable to the Lenders and the Issuer.
          “Alternative Currency Sublimit” shall mean Fifty Million Dollars ($50,000,000) (determined at the equivalent amount in Dollars for each Borrowing denominated in Alternative Currency).
          “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control.
          “Applicable Base Rate Margin” shall be determined pursuant to Section 3.2.
          “Applicable Letter of Credit Fee Percentage” shall be determined pursuant to Section 3.2.
          “Applicable Libor Rate Margin” shall be determined pursuant to Section 3.2.
          “Applicable Period” shall have the meaning set forth in Section 3.2.
          “Applicable Unused Facility Fee Percentage” shall be determined pursuant to Section 3.2.
          “Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the StuckyNet System, any Approved Electronic Platform or any other equivalent electronic service, whether owned, operated or hosted the Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to the Agent pursuant to this Agreement or any Other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that the Agent specifically instructs a Person to deliver in physical form.
          “Approved Electronic Platform” shall have the meaning specified in Section 13.7.
          “Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Approved Securities Intermediary” shall mean a Securities Intermediary approved by the Agent in its Permitted Discretion and with respect to which the Borrowing Agent has delivered to the Agent an executed Securities Account Control Agreement.
          “Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 15.3), and accepted by the Agent, in substantially the form of Exhibit I or any other form approved by the Agent.
          “Assignment of Claims Act” shall mean the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.).

          “Augmenting Revolving Lender” shall have the meaning specified in Section 2.6(a)
          “Bank Services” shall mean each and any bank service provided to any Loan Party by the Agent, any Lender or any direct or indirect Subsidiary or Affiliate of the Agent or any Lender, including the following: (a) commercial credit cards, (b) stored value cards, and (c) cash management or treasury administration services (including controlled disbursement, automatic clearinghouse transactions, electronic funds transfers, returned items, overdrafts and interstate depositary network services).
          “Blocked Account Agreement” shall have the meaning set forth in Section 4.14(g).
          “Blocked Person” shall have the meaning assigned to such term in Section 5.26(b).
          “Borrower” and “Borrowers” shall mean the Persons executing this Agreement as a Borrower and each other Person added to this Agreement as a Borrower through a Borrower Joinder Agreement.
          “Borrower Joinder Agreement” shall mean a Borrower joinder agreement, substantially in the form of Exhibit J.
          “Borrowing” shall mean a Revolving Borrowing.
          “Borrowing Agent” shall mean the Parent.
          “Borrowing Base Certificate” shall mean a certificate duly executed by an officer (or other Person duly designated by the Board of Directors of the Borrowing Agent) of the Borrowing Agent appropriately and separately completed by the Domestic Borrowers and the UK Borrowers, as applicable, and in substantially the form of Exhibit D hereto.
          “Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is, in the city in which the Payment Office is located, a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits or Alternative Currency in the interbank Eurocurrency market.
          “Capital Expenditures” shall mean any expenditure made or liability incurred which is, determined in accordance with GAAP, treated as a capital expenditure and not as an expense item for the year in which it was made or incurred, as the case may be, excluding (to the extent otherwise included) expenditures made with respect to repair or replacement of property necessitated by a Material Recovery Event for which the Borrowing Agent has notified the Agent of the applicable Loan Party’s intent to invest the proceeds of such Material Recovery Event and is otherwise in compliance with Section 4.19.
          “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          “Cash Concentration Account” shall mean any of those certain commercial deposit accounts maintained at National City Bank, in the name of the Agent, (a) which shall be maintained by the Agent with National City Bank pursuant to a Cash Concentration Account Agreement, without liability by the Agent or National City Bank to pay interest thereon, (b) the funds within which shall be the sole and exclusive property of the Agent for the pro rata benefit of the Secured Creditors and (c) from which accounts the Agent shall have the irrevocable and exclusive right to withdraw funds.
          “Cash Concentration Account Agreement” shall have the meaning set forth in Section 4.14(h).
          “Cash Equivalents” shall mean (a) obligations issued or guaranteed by the United States or any agency thereof, (b) commercial paper with maturities of not more than one hundred and eighty (180) days and a published rating of not less than A-1 by Standard & Poor’s or P-1 by Moody’s Investors Services, Inc. (or the equivalent rating), (c) Dollar denominated time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) above and (iii) has combined capital and surplus of at least Five Hundred Thousand Dollars ($500,000), in each case with maturities of not more than one hundred and eighty (180) days from the date of acquisition thereof, (d) repurchase agreements maturing within one hundred and eighty (180) days from the date of issuance thereof entered into with a commercial bank of the type described in clause (c) above, (e) U.S. money market funds (i) rated AAA by Standard & Poor’s, Inc. or with an equivalent rating from Moody’s Investors Service, Inc., or (ii) that invest solely in obligations issued or guaranteed by the United States or an agency thereof, or (f) short-term marketable securities.
          “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.
          “Change of Control” shall mean and include any of the following:
          (a) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Parent’s Board of Directors (together with any new directors whose (x) election by the Parent’s Board of Directors or (y) nomination for election by the Parent’s shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination) approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the directors then in office;
          (b) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Parent, any trustee or other fiduciary holding securities under an employee benefit plan of the Parent or any members of the Current Holder Group, acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of 50% or more, on a fully diluted basis, of the economic or voting interest in the Parent’s capital stock;
          (c) the shareholders of the Parent approve a merger or consolidation of the Parent with any other Person, other than a merger or consolidation which would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Parent or such surviving or resulting entity outstanding after such merger or consolidation;
          (d) the shareholders of the Parent approve a plan of complete liquidation of the Parent or an agreement or agreements for the sale or disposition by the Parent of all or substantially all of the Parent’s assets;
          (e) any “change in control” or any similar term as defined in (a) the Public Note Documents or (b) any of the indentures, credit agreements or other instruments governing any Indebtedness of the Parent or any of its Subsidiaries with an outstanding principal amount, or providing for commitments to lend in an outstanding principal amount, of at least Ten Million Dollars ($10,000,000) (or the equivalent amount in any other currency); or
          (f) any merger or consolidation of or with the Parent in which the Parent is not the surviving party or sale of all or substantially all of the property or assets of any of the Parent or any first-tier Subsidiary of the Parent.
As used in this definition, the term “Current Holder Group” shall mean (i) members of the Draime family, (ii) those other persons who are officers or directors of the Parent at the Closing Date, (iii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iv) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and (v) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clauses (i), (ii) or (iii) or any other persons (including for charitable purposes), so long as one or more members of the Current Holder Group has the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity.
          “Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other similar Governmental Body, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Subsidiaries.
          “CIP Regulations” shall have the meaning set forth in Section 13.11.
          “Closing Agenda” shall mean the closing agenda attached hereto as Exhibit A.
          “Closing Date” shall mean November 2, 2007.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
          “Collateral” shall mean and include, with respect to a Person granting a security interest in existing or hereafter acquired assets or property to the Agent pursuant to this Agreement or any Other Loan Document to secure the Obligations, such Person’s:

     (a) Accounts;
     (b) Inventory;
     (c) all Goods other than Equipment and Fixtures;
     (d) General Intangibles, Payment Intangibles and Intellectual Property;
     (e) Investment Property and Security Entitlements other than equity interests in any Subsidiaries or joint ventures;
     (f) Deposit Accounts, Securities Accounts, and all cash, checks, and other property held therein or credited thereto, and any and all monies credited by or due from any financial institution or any other depository to the extent relating to any of the foregoing or following items;
     (g) rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
     (h) Instruments, Letter of Credit Rights, Supporting Obligations, Documents, Documents of Title, policies and certificates of insurance (other than with respect to insurance covering Specified Fixed Assets), choses in action and Chattel Paper;
     (i) Commercial Tort Claims, to the extent described on Schedule 4.1 and all future Commercial Tort Claims in which a security interest is granted to the Agent pursuant to Section 4.1;
     (j) accessions to, substitutions for, and all replacements, Products and Proceeds of the herein above-referenced property including proceeds of insurance policies insuring such property, and proceeds of any insurance, indemnity, warranty or guaranty other than with respect to insurance covering Specified Fixed Assets;
     (k) books, records, and other property (including credit files, programs, printouts, computer software (owned by such Person or in which it has an interest), and disks, magnetic tape and other magnetic media, and other materials and records) pertaining to any such above-referenced property; and
     (l) to the extent not otherwise included above, all other tangible and intangible personal property of such Person other than Specified Fixed Asset Collateral;
in each case, other than Excluded Property of such Person, provided, however, that, if and when the prohibition which prevents the granting by such Person to the Agent of a security interest in such Excluded Property is removed or otherwise terminated, the Agent shall, to the extent permitted by applicable law, be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of such Excluded Property.
          “Collection Account” shall have the meaning set forth in Section 4.14(g).
          “Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment.
          “Compliance Certificate” shall mean the certificate executed by the any officer of the Borrowing Agent authorized by the Board of Directors of the Borrowing Agent to so

execute on the basis of and in connection with the financial statements delivered pursuant to Section 9.7 or 9.8 substantially in the form of Exhibit E and otherwise satisfactory to the Agent.
          “Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Person’s business, including any Consents required under all applicable federal, state or other applicable law.
          “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any non-cash charges (other than the write-down of current assets) for such period (provided that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (iv) that are attributable to such person shall not be included for purposes of this definition for such period or portion thereof), and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-recurring non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any non-cash extraordinary gains and all non-recurring non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period (A) the Consolidated EBITDA of any Acquired Entity acquired by Parent or any Subsidiary of Parent pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any person or line of business sold or otherwise disposed of by Parent or any Subsidiary of any Loan Party during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).
          “Consolidated Equity” shall mean, with respect to any date, the net equity of the Parent and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.
          “Consolidated Fixed Charges” shall mean, with respect to any fiscal period, the sum of: (a) Consolidated Interest Expense paid in cash of the Parent and its Subsidiaries determined on a consolidated basis with respect to such period and (b) scheduled principal payments on the Advances and other Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis with respect to such period.
          “Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Parent and its Subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Borrower and the Subsidiaries with respect to letters of credit and bankers’ acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Parent or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Parent or any Subsidiary with respect to interest rate Hedging Contracts.

          “Consolidated Net Income” shall mean, for any period, the net income or loss of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
          “Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414 of the Code.
          “Copyright Security Agreement” shall mean a copyright security agreement, executed and delivered by a Loan Party in connection with this Agreement, in form and substance satisfactory to the Agent.
          “Customs” shall have the meaning set forth in Section 2.9(j).
          “Deemed Credit Request” shall have the meaning set forth in Section 2.2(d).
          “Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.
          “Default Rate” shall have the meaning set forth in Section 3.3.
          “Defaulting Lender” shall have the meaning set forth in Section 2.11.
          “Deposit Account Agreement” shall have the meaning set forth in Section 4.14(g).
          “Dollar” and the sign “$” shall mean lawful money of the United States of America.
          “Domestic Borrower” and “Domestic Borrowers” shall mean the Parent, Controls and Electronics, and each other Domestic Subsidiary of the Parent added to this Agreement as a Borrower through a Borrower Joinder Agreement.
          “Domestic Collateral” shall mean the respective Collateral of each of the Domestic Obligors.
          “Domestic Obligor” shall mean, singularly or collectively, as the context may require, each Domestic Borrower and each Guarantor which is a Domestic Subsidiary of a Domestic Borrower.
          “Domestic Subsidiary” shall mean any direct or indirect Subsidiary of a Person that is organized under the laws of the United States, any state thereof or the District of Columbia (other than an indirect Subsidiary of a Person which is a direct or indirect Subsidiary of another Subsidiary which is not organized under such laws).
          “E-Fax” shall mean any system used to receive or transmit faxes electronically.
          “E-Signature” shall mean the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

          “Eligible Assignee” shall mean any of the following Persons: (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent, (ii) in the case of any assignment of a commitment to make Revolving Advances hereunder, the Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrowing Agent (each such approval not to be unreasonably withheld or delayed); provided, however, that, notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any Loan Party’s Affiliates or Subsidiaries and; provided, further, that, notwithstanding the foregoing, a Person shall only be an “Eligible Assignee” if (i) such Person shall have complied with the requirements of Section 3.13 regarding delivery of Withholding Certificates and (ii) the assignment to or participation of such Person shall not constitute a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code).
          “Eligible Domestic Inventory” shall mean, with respect to each Domestic Borrower, Inventory of such Borrower which the Agent, in the exercise of its Permitted Discretion, shall deem to be Eligible Domestic Inventory, based on such considerations as the Agent may from time to time deem appropriate in its Permitted Discretion. No Inventory of such Borrower shall be Eligible Domestic Inventory if such Inventory:
          (a) is excess, obsolete, unsalable, shopworn, unmerchantable or unfit for sale, or is slow-moving (other than with respect to replacement parts constituting finished goods held for sale to customers in the ordinary course of the business),
          (b) is not subject to an enforceable perfected, first priority security interest in favor of the Agent,
          (c) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the Liens in favor of the Agent, on behalf of itself and the Lenders, and other Permitted Encumbrances (subject to reserves for such other Permitted Encumbrances established by the Agent in accordance with the terms of this Agreement);
          (d) is work-in-process or any other Inventory which is not raw material or finished goods held for resale;
          (e) except for Inventory which is described pursuant to subclauses (i) or (ii) of clause (f) below and which is otherwise Eligible Domestic Inventory hereunder, is: (i) not located in the United States or Mexico, and, if located in Mexico, not located on premises with respect to which a Person in charge or control of such premises has taken constructive possession acting as a depository of the Inventory on the premises for the benefit of the Agent for purposes of perfecting a pledge of such Inventory satisfactory to the Agent, in its Permitted Discretion, or (ii) not located on premises owned by such Borrower and disclosed on Schedule 5.23 unless such Inventory is described in subclauses (iii) or (iv) of this clause (e), or (iii) located on premises leased by such Borrower, unless such location is disclosed on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) and (A) a landlord waiver substantially in the form of Exhibit G-1 (or such other form reasonably satisfactory to the Agent) has been received by the Agent or (B) reserves reasonably satisfactory to the Agent have been established by the Agent with respect thereto, or (iv) stored with a warehouseman, processor or other bailee by such Borrower, unless such location is disclosed on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) and (A) a bailee waiver substantially in the form of Exhibit G-2 (or such other form reasonably satisfactory to the Agent) has been received by the Agent or (B) reserves reasonably satisfactory to the Agent have been established by the Agent with respect thereto, or

(v) located at a location owned by such Borrower that is subject to a mortgage in favor of a Person other than the Agent unless such location is disclosed on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) and (A) a mortgagee waiver substantially in the form of Exhibit G-3 (or such other form reasonably satisfactory to the Agent) has been received by the Agent or (B) reserves reasonably satisfactory to the Agent have been established by the Agent with respect thereto;
          (f) is in transit, unless such Inventory is otherwise Eligible Domestic Inventory and is: (i) in transit from a domestic location owned by such Borrower or a domestic location otherwise identified on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) to another domestic location identified on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) or (ii) Inventory for which title has passed to such Borrower, which is insured to the full value thereof and with respect to which (A) all negotiable bills of lading shall be properly endorsed and in the Agent’s possession, (B) all non-negotiable bills of lading shall be issued in the Agent’s name, in each case, free and clear of all Liens except those in favor of the Agent and (C) the value of which, to the extent in transit on water, does not exceed Ten Million Dollars ($10,000,000);
          (g) is: (i) evidenced by a negotiable document of title, unless such Document has been delivered to the Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Agent or (ii) subject to a non-negotiable warehouse receipt or other non-negotiable document of title unless such non-negotiable Document is issued to or for the account of the Agent and such Document is delivered to the Agent;
          (h) is placed on consignment (or is being held pursuant to a consignment agreement);
          (i) consists of goods which have been returned by the customer, excluding goods returned for reprocessing in the ordinary course of business;
          (j) consists of display items or packing or shipping materials, manufacturing supplies or replacement parts (other than replacement parts constituting finished goods held for sale to customers in the ordinary course of business);
          (k) is not of a type held for sale in the ordinary course of such Borrower’s business;
          (l) breaches any of the representations or warranties pertaining to Inventory of such Borrower set forth in this Agreement or in any of the Other Loan Documents;
          (m) consists of any costs associated with “freight-in” charges;
          (n) consists of any gross profit mark-up in connection with the sale and distribution thereof to any division of such Borrower or to any Affiliate of such Borrower;
          (o) consists of Hazardous Substances or goods that can be transported or sold only with licenses that are not readily available;
          (p) is not covered by casualty insurance reasonably acceptable to the Agent as required by the terms of this Agreement;

          (q) was produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provision contained in Title 29 U.S.C. Section 215(a)(1);
          (r) failed to conform in all material respects to all standards imposed by any Governmental Body, division or department thereof which has regulatory authority over such Inventory or the use or sale thereof;
          (s) contains or bears any Intellectual Property rights licensed to such Borrower by any Person unless the Agent is reasonably satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement relating thereto; or
          (t) is not otherwise satisfactory to the Agent as determined in the exercise of its Permitted Discretion.
          “Eligible Domestic Receivables” shall mean, with respect to each Domestic Borrower, each Receivable of such Borrower which the Agent, in the exercise of its Permitted Discretion, shall deem to be an Eligible Domestic Receivable, based on such considerations as the Agent may from time to time deem appropriate in its Permitted Discretion. No Receivable of such Borrower shall be an Eligible Domestic Receivable if:
          (a) such Receivable is not subject to the Agent’s enforceable first priority perfected security interest or is subject to any other Lien except the Liens in favor of the Agent, on behalf of itself and the Lenders and other Permitted Encumbrances (subject to reserves for such other Permitted Encumbrances established by the Agent in accordance with the terms of this Agreement);
          (b) such Receivable arises out of a sale made by such Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;
          (c) such Receivable is due and unpaid more than ninety (90) days after its original due date or is due more than one hundred fifty (150) days after the original invoice date;
          (d) fifty percent (50%) or more of the aggregate Receivables owing from the applicable Account Debtor to a Domestic Borrower or a UK Borrower are not deemed Eligible Domestic Receivables or Eligible UK Receivables, as the case may be, hereunder;
          (e) such Receivable does not arise in the ordinary course of such Borrower’s business;
          (f) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
          (g) other than with respect to (i) Receivables owing from Delphi Corp. in an aggregate amount not to exceed Three Million Dollars ($3,000,000) at any time with respect to all of the Borrowers collectively, and (ii) Receivables owing from any other Account Debtor which is a debtor-in-possession deemed acceptable to the Agent, in its Permitted Discretion, the Account Debtor with respect to such Receivable shall: (A) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (B) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (C) make a general assignment for the benefit of creditors, (D) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (E) be adjudicated a bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law providing for the relief of debtors, (G) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (H) take any action for the purpose of effecting any of the foregoing;
          (h) the sale giving rise to such Receivable is to an Account Debtor domiciled outside the United States unless (i) such Receivable is owed by an Account Debtor domiciled in Canada or the United Kingdom and the Agent has an enforceable first priority perfected Lien in such Receivable satisfactory to the Agent in its Permitted Discretion or (ii) such Receivable is guaranteed by a letter of credit, guaranty or acceptance terms, in each case acceptable to the Agent in its Permitted Discretion;
          (i) the sale giving rise to such Receivable is to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis;
          (j) the sale giving rise to such Receivable is to an Account Debtor on a cash on delivery (i.e. COD) basis or the Account Debtor with respect to such Receivable is an employee of any Loan Party or any Subsidiary thereof;
          (k) the Agent believes, in the exercise of its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the applicable Account Debtor’s financial inability to pay;
          (l) the Account Debtor with respect to such Receivable is the United States or any state, or any department, agency or instrumentality of any of them, unless such Borrower: (i) has assigned its right to payment of such Receivable to the Agent pursuant to the Assignment of Claims Act or has otherwise complied with other applicable state or local statutes or ordinances and (ii) has taken all steps reasonably necessary to protect the Agent’s interest in such Collateral under the Assignment of Claims Act or other applicable state or local statutes or ordinances;
          (m) the goods giving rise to such Receivable have not been shipped to or at the direction of the applicable Account Debtor or the services giving rise to such Receivable have not been performed by such Borrower or the Receivable otherwise does not represent a final sale;
          (n) such Receivable, together with the aggregate Receivables of (i) the Account Debtor other than Navistar International Inc. with respect to Receivables owing to the Borrowers exceeds twenty percent (20%) of the aggregate amount of all Receivables of the Borrowers, and (ii) Navistar International Inc. with respect to Receivables owing the Borrowers exceeds thirty-five percent (35%) of the aggregate amount of all Receivables of the Borrowers; provided however, in each case, that only that portion of the Receivables of such Account Debtor exceeding such applicable percentage shall be excluded from Eligible Domestic Receivables on account of this clause (n);
          (o) such Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, or is owed by an Account Debtor that is also a creditor or supplier of such Borrower (but only to the extent of such Borrower’s obligations to such Account Debtor from time to time) or such Receivable is contingent in any respect or for any reason;
          (p) such Borrower has made any agreement with the applicable Account Debtor with respect to such Receivable for any discount, allowance or other deduction from the amount owing on such Receivable, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
          (q) any return, rejection or repossession of the merchandise sold has occurred or the rendition of services has been disputed;
          (r) such Receivable is not evidenced by an invoice or other documentary evidence satisfactory to the Agent, in its Permitted Discretion;
          (s) such Receivable is not payable to such Borrower;
          (t) the applicable Account Debtor with respect to such Receivable is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless such Borrower is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; or
          (u) such Receivable is not otherwise satisfactory to the Agent as determined in the exercise of its Permitted Discretion.
          “Eligible UK Inventory” shall mean, with respect to each UK Borrower, Inventory of such Borrower which the Agent, in the exercise of its Permitted Discretion, shall deem to be Eligible UK Inventory, based on such considerations as the Agent may from time to time deem appropriate in its Permitted Discretion. No Inventory of such Borrower shall be Eligible UK Inventory if such Inventory:
          (a) is excess, obsolete, unsalable, shopworn, unmerchantable or unfit for sale, or is slow-moving (other than with respect to replacement parts constituting finished goods held for sale to customers in the ordinary course of the business);
          (b) is not subject to an enforceable perfected, first priority security interest in favor of the Agent other than certain prior claims arising under the laws of the United Kingdom with respect to which reserves have been taken in amounts satisfactory to the Agent, in its Permitted Discretion;
          (c) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the Liens in favor of the Agent, on behalf of itself and the Lenders, and other Permitted Encumbrances (subject to reserves for such other Permitted Encumbrances established by the Agent in accordance with the terms of this Agreement);
          (d) is work-in-process or any other Inventory which is not raw material or finished goods held for resale;
          (e) except for Inventory which is described pursuant to subclauses (i) or (ii) of clause (f) below and which is otherwise Eligible UK Inventory hereunder, is: (i) not located in England or Scotland, or (ii) not located on premises owned by such Borrower and disclosed on Schedule 5.23 unless such Inventory is described in subclauses (iii) or (iv) of this clause (e), or (iii) located on premises leased by such Borrower, unless such location is disclosed on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) and (A) a landlord waiver substantially in the form of Exhibit G-1 (or such other form reasonably satisfactory to the

Agent) has been received by the Agent or (B) reserves reasonably satisfactory to the Agent have been established by the Agent with respect thereto, or (iv) stored with a warehouseman, processor or other bailee by such Borrower, unless such location is disclosed on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) and (A) a bailee waiver or form of attornment substantially in the form of Exhibit G-2 (or such other form reasonably satisfactory to the Agent) has been received by the Agent or (B) reserves reasonably satisfactory to the Agent have been established by the Agent with respect thereto, or (v) located at a location owned by such Borrower that is subject to a mortgage in favor of a Person other than the Agent unless such location is disclosed on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) and (A) a mortgagee waiver substantially in the form of Exhibit G-3 (or such other form reasonably satisfactory to the Agent) has been received by the Agent or (B) reserves reasonably satisfactory to the Agent have been established by the Agent with respect thereto;
          (f) is in transit, unless such Inventory is otherwise Eligible UK Inventory and is: (i) in transit from a location in England or Scotland owned by such Borrower or a location in England or Scotland otherwise identified on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) to another location in England or Scotland identified on Schedule 5.23 (or such other location appearing on any subsequent amendments to Schedule 5.23 consented to by the Agent in accordance with Section 15.3) or (ii) Inventory for which title has passed to such Borrower, which is insured to the full value thereof and with respect to which (A) all negotiable bills of lading shall be properly endorsed and in the Agent’s possession, (B) all non-negotiable bills of lading shall be issued in the Agent’s name, in each case, free and clear of all Liens except those in favor of the Agent and (C) the value of which, to the extent in transit on water, does not exceed Ten Million Dollars ($10,000,000);
          (g) is: (i) evidenced by a negotiable document of title, unless such Document has been delivered to the Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Agent or (ii) subject to a non-negotiable warehouse receipt or other non-negotiable document of title unless such non-negotiable Document is issued to or for the account of the Agent and such Document is delivered to the Agent;
          (h) is placed on consignment (or is being held pursuant to a consignment agreement);
          (i) consists of goods which have been returned by the customer, excluding goods returned for reprocessing in the ordinary course of business;
          (j) consists of display items or packing or shipping materials, manufacturing supplies or replacement parts (other than replacement parts constituting finished goods held for sale to customers in the ordinary course of business);
          (k) is not of a type held for sale in the ordinary course of such Borrower’s business;
          (l) breaches any of the representations or warranties pertaining to Inventory of such Borrower set forth in this Agreement or in any of the Other Loan Documents;
          (m) consists of any costs associated with “freight-in” charges;
          (n) consists of any gross profit mark-up in connection with the sale and distribution thereof to any division of such Borrower or to any Affiliate of such Borrower;

          (o) consists of Hazardous Substances or goods that can be transported or sold only with licenses that are not readily available;
          (p) is not covered by casualty insurance as required by terms of this Agreement reasonably acceptable to the Agent;
          (q) failed to conform in all material respects to all standards imposed by any Governmental Body, division or department thereof which has regulatory authority over such Inventory or the use or sale thereof;
          (r) contains or bears any Intellectual Property rights licensed to such Borrower by any Person unless the Agent is reasonably satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement relating thereto; or
          (s) is not otherwise satisfactory to the Agent as determined in the exercise of its Permitted Discretion.
          “Eligible UK Receivables” shall mean, with respect to each UK Borrower, each Receivable of such Borrower which the Agent, in the exercise of its Permitted Discretion, shall deem to be an Eligible UK Receivable, based on such considerations as the Agent may from time to time deem appropriate in its Permitted Discretion. No Receivable of such Borrower shall be an Eligible Receivable if:
          (a) such Receivable is not subject to the Agent’s enforceable first priority perfected security interest (other than certain prior claims arising under the laws of the United Kingdom with respect to which reserves have been taken in amounts satisfactory to the Agent, in its Permitted Discretion) or is subject to any other Lien other than Permitted Encumbrances except the Liens in favor of the Agent, on behalf of itself and the Lenders, and other Permitted Encumbrances (subject to reserves for such other Permitted Encumbrances established by the Agent in accordance with the terms of this Agreement) (such Permitted Encumbrances to be subject to reserves established by the Agent in accordance with the terms of this Agreement);
          (b) such Receivable arises out of a sale made by such Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;
          (c) such Receivable is due and unpaid more than ninety (90) days after its original due date or is due more than one hundred fifty (150) days after the original invoice date;
          (d) fifty percent (50%) or more of the aggregate Receivables owing from the applicable Account Debtor to a Domestic Borrower or a UK Borrower are not deemed Eligible Domestic Receivables or Eligible UK Receivables, as the case may be, hereunder;
          (e) such Receivable does not arise in the ordinary course of such Borrower’s business;
          (f) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
          (g) other than with respect to (i) Receivables owing from Delphi Corp. in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time with respect to all of the Borrowers collectively, and (ii) Receivables owing from any other Account

Debtor which is a debtor-in-possession deemed acceptable to the Agent, in its Permitted Discretion, the Account Debtor with respect to such Receivable shall: (A) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (B) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (C) make a general assignment for the benefit of creditors, (D) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (E) be adjudicated a bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law providing for the relief of debtors, (G) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (H) take any action for the purpose of effecting any of the foregoing;
          (h) the sale giving rise to such Receivable is to an Account Debtor domiciled outside the United States or the United Kingdom unless (i) with respect to account debtors domiciled in countries that are members of the European Union, the Agent has obtained an enforceable, first priority perfected Lien in such Receivable (subject to the exceptions set forth in clause (a) above): (A) in the case of a receivable owing to the English Borrower, under English law due to the fact that English law governs the terms and conditions applicable to such sale; or (B) in the case of a receivable owing to the Scottish Borrower, under Scots law due to the fact that Scots law governs the terms and conditions applicable to such sale; and, in either case, the Agent is satisfied that the judgment of an English or Scottish court, as applicable, will be enforced against such Account Debtor by the courts in the member state of the European Union in which such Account Debtor is domiciled or (ii) such Receivable is guaranteed by a letter of credit, guaranty or acceptance terms, in each case acceptable to the Agent in its Permitted Discretion;
          (i) the sale giving rise to such Receivable is to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis;
          (j) the sale giving rise to such Receivable is to an Account Debtor on a cash on delivery (i.e. COD) basis or the Account Debtor with respect to such Receivable is an employee of any Loan Party or any Subsidiary thereof;
          (k) the Agent believes, in the exercise of its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the applicable Account Debtor’s financial inability to pay;
          (l) the Account Debtor with respect to such Receivable is the United States, the United Kingdom, Canada, or any state, province, any department, agency or instrumentality of any of them, or any other Governmental Body or (if the Account Debtor is the United Kingdom, or any department, agency or instrumentality of the United Kingdom) is subject to crown set-off, unless such Borrower: (i) has assigned its right to payment of such Receivable to the Agent pursuant to the Assignment of Claims Act or has otherwise complied with other applicable state or local statutes or ordinances of any such Governmental Entity and (ii) has taken all steps reasonably necessary to protect the Agent’s interest in such Collateral under the Assignment of Claims Act or other applicable state or local statutes or ordinances of any such Governmental Entity;
          (m) the goods giving rise to such Receivable have not been shipped to the applicable Account Debtor or the services giving rise to such Receivable have not been performed by such Borrower or the Receivable otherwise does not represent a final sale;

          (n) such Receivable, together with the aggregate Receivables of (i) the Account Debtor other than Navistar International Inc. with respect to Receivables owing to the Borrowers exceeds twenty percent (20%) of the aggregate amount of all Receivables of the Borrowers, and (ii) Navistar International Inc. with respect to Receivables owing the Borrowers exceeds thirty-five percent (35%) of the aggregate amount of all Receivables of the Borrowers; provided however, in each case, that only that portion of the Receivables of such Account Debtor exceeding such applicable percentage shall be excluded from Eligible Domestic Receivables on account of this clause (n);
          (o) such Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, or is owed by an Account Debtor that is also a creditor or supplier of such Borrower (but only to the extent of such Borrower’s obligations to such Account Debtor from time to time) or such Receivable is contingent in any respect or for any reason;
          (p) such Borrower has made any agreement with the applicable Account Debtor with respect to such Receivable for any discount, allowance or other deduction from the amount owing on such Receivable, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
          (q) any return, rejection or repossession of the merchandise sold has occurred or the rendition of services has been disputed;
          (r) such Receivable is not evidenced by an invoice or other documentary evidence satisfactory to the Agent in its Permitted Discretion;
          (s) such Receivable is not payable to such Borrower;
          (t) the applicable Account Debtor with respect to such Receivable is located in New Jersey, Minnesota or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless such Borrower is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; or
          (u) such Receivable is not otherwise satisfactory to the Agent as determined in the exercise of its Permitted Discretion.
          “Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, occupational health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, decisions, orders and directives of federal, state and local Governmental Bodies.
          “Environmental Permits” shall mean all permits, approvals, certificates, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws or necessary for the conduct of business.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.
          “Eurocurrency Reserve Percentage” shall mean, for any Interest Period in respect of any Libor Rate Loan, as of any date of determination, the aggregate of the then stated

maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentages shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which any Lender may be subject in respect to euro-currency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Libor Rate Loans is determined or any category of extension of credit or other assets that include the Libor Rate Loans. For purposes hereof, such reserve requirements shall include those imposed under Regulation D of the Federal Reserve Board and the Libor Rate Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for pro-ration, exceptions or offsets which may be available from time to time to the Agent under said Regulation D.
          “Event of Default” shall have the meaning specified in Article X.
          “Excluded Property” shall mean:
     (a) any permit, lease or license held by any Person or any Loan Party (in each case as otherwise permitted by this Agreement) that validly prohibits the creation by such Person or such Loan Party of a security interest therein;
     (b) any contract or agreement to which any Person or any Loan Party is a party or any of such Person’s or Loan Party’s rights or interests thereunder if and only for so long as the grant by such Person or Loan Party of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, right or interest thereunder shall result in an effective default thereunder pursuant to effective and enforceable contractual provisions entered into by such Person or Loan Party in the ordinary course of business and existing on the date hereof (other than to the extent that any such term would be rendered ineffective pursuant to applicable law or Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions));
          but in the case of clauses (a) and (b) above, only to the extent, and for so long as, such permit, lease, license, contract or other agreement, validly prohibits the creation of a Lien in such property in favor of the Agent or for so long as the consequences specified in clause (b) above shall exist, and all of such property shall automatically become collateral and become subject to the Liens granted under this Agreement or the Other Loan Documents at such time as such valid prohibition or consequences exist.
          “Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
          “Existing Letters of Credit” shall mean trade or standby letters of credit issued by National City Bank prior to the Closing Date and listed on Schedule 2.9 which will continue in effect after the Closing Date.
          “Facility Termination Date” shall mean November 1, 2011, or such later date fixed in accordance with Section 1.9(b) or earlier if pursuant to the terms of this Agreement, as applicable, the obligations of the Lenders to make Revolving Advances are terminated or if the obligation of the Borrowers to repay the Advances is accelerated.

          “Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Effective Rate for such Business Day shall be the average of quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.
          “Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of: (a) Consolidated EBITDA minus the sum of (i) Capital Expenditures not specifically financed by Indebtedness (other than Revolving Advances) of the Parent and its Subsidiaries on a consolidated basis with respect to such period, (ii) cash payments of taxes of the Parent and its Subsidiaries on a consolidated basis with respect to such period and (iii) dividends and distributions made in cash of the Parent and its Subsidiaries on a consolidated basis with respect to such period to (b) Consolidated Fixed Charges.
          “Foreign Borrower” shall mean each UK Borrower and any other Foreign Subsidiary of the Parent added to this Agreement as a Borrower through a Borrower Joinder Agreement.
          “Foreign Borrower Sublimit” shall mean an amount equal to Thirty Million Dollars ($30,000,000) (determined in an equivalent amount in Dollars for each Loan denominated in Alternative Currency).
          “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Parent that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.
          “Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
          “GAAP” shall mean generally accepted accounting principles in the United States in effect from time to time.
          “Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.
          “Guarantor” shall mean, as of the Closing Date, Far East and any other Domestic Subsidiary which is not a Borrower as of the Closing Date, and thereafter any Person who may guarantee payment or performance of the whole or any part of the Obligations, whether pursuant to this Agreement through the execution of a Guarantor Joinder Agreement or in a separate Guaranty.

          “Guarantor Joinder Agreement” shall mean a Guarantor joinder agreement, substantially in the form of Exhibit K.
          “Guaranty” shall mean any guaranty of the Obligations of any Borrower, executed by a Guarantor.
          “Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, waste materials, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.
          “Hedging Contracts” shall mean any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate futures agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement, or any similar hedging agreement or arrangement, in each case, to the extent entered into by a Person in the ordinary course of business and not for speculative purposes.
          “Hedging Obligations” shall mean all net obligations of a Person on a marked-to-market basis under any Hedging Contracts.
          “Incentive Pricing Effective Date” shall be each December 1, March 1, June 1 and September 1, commencing with December 1, 2007.
          “Increasing Revolving Lender” shall have the meaning specified in Section 2.6(a)
          “Incremental Revolving Advance Amount” shall mean, at any time, the excess, if any, of (a) Fifty Million Dollars ($50,000,000) over (b) the aggregate increase in Revolving Commitments established prior to such time pursuant to Section 2.6.
          “Indebtedness” shall mean, with respect to a Person at any date of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, (d) Hedging Obligations, (e) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due), (f) any guaranty of Indebtedness for borrowed money, and (g) all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.
          “Indenture” shall mean that certain Indenture, dated as of May 1, 2002, among Parent, as Issuer, Electronics and Controls, as guarantors thereunder, and Fifth Third Bank, as Trustee pursuant to which the Public Notes were issued, as the same may be from time to time amended, restated or otherwise modified in accordance with the provisions hereof, and includes any successor thereto in connection with a Permitted Public Notes Refinancing.
          “Intellectual Property” shall mean (a) all utility and design patents of any Person, together with any extensions, reexaminations and reissues of such patents, patents of addition, patent applications, divisions, continuations, continuations-in-part, (b) all trademarks, service marks, trade names, trade dress or other indicia of trade origin of such Person, whether registered or unregistered, trademark and service mark registrations and applications for trademark or service mark registrations and any extension, modification or renewal thereof, whether now existing or hereinafter acquired, and (c) all original works of authorship fixed in a tangible medium, published or unpublished, and any copyrights, and registrations thereof and applications therefor, including all renewals and extensions thereof, of such Person, in each case, whether now existing or hereafter acquired.
          “Interest Election Request” shall have the meaning set forth in Section 2.3.
          “Interest Period” shall mean, for each Advance comprising a single Borrowing of Libor Rate Loans, the period commencing on the date of such Libor Rate Loans or the date of the conversion or continuation of any Advance into such Libor Rate Loans and ending on the numerically corresponding day of the period selected by the Borrowing Agent pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such Libor Rate Loans and ending on the last day of the period selected by the Borrowing Agent pursuant to the provisions hereof; provided, however, that the duration of each such Interest Period shall be one (1), two (2), three (3) or six (6) months, in each case as the Borrowing Agent may select by delivery to the Agent of a Revolving Advance Request therefor in accordance with Section 2.2(a), an Interest Election Request in accordance with Section 2.3(a) or, in each case, any other notice acceptable to the Agent; provided, further, that:
(i)	the Interest Period for each Borrowing of Libor Rate Loans shall be of the same duration;

(ii)	whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

(iii)	if the Interest Period commences on a Business Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month; and

(iv)	with respect to Revolving Advances consisting of Libor Rate Loans, no Interest Period with respect to such Libor Rate Loans may end on a date later than the Facility Termination Date.
          “Inventory Sublimit” shall have the meaning set forth in Section 2.1(a)(ii).
          “IP Rights” shall have the meaning set forth in Section 5.11.
          “IP Security Agreement” shall mean a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable.

          “ISP” shall have the meaning set forth in Section 2.9(d).
          “Issuer” shall mean, with respect to any Letter of Credit, the issuer of such Letter of Credit and shall be, with respect to any Letter of Credit hereunder, National City Bank, or each other Lender (or Affiliate of a Lender) that is requested by the Agent to act as an Issuer, and each of their successors and assigns (and which may be replaced at the sole discretion of the Agent).
          “Joinder Amendment” shall have the meaning set forth in Section 1.7.
          “Lead Arranger” shall mean National City Bank.
          “Lender” shall have the meaning ascribed to such term in the preamble.
          “Lender Default” shall have the meaning set forth in Section 2.11(a).
          “Lending Installation” shall mean, with respect to a Lender, the branch, Subsidiary or Affiliate of such Lender specified under the name of such Lender on the signature pages hereto or as otherwise selected by such Lender pursuant to Section 2.12, or such other branch, Subsidiary or Affiliate as such Lender may from time to time specify in writing to the Borrowing Agent, the Agent and the Lenders as its Lending Installation. With respect to Revolving Advances denominated in any Alternative Currency, any Lender may, by written notice to the Agent, designate a branch, affiliate or correspondent office as its applicable branch, Subsidiary or Affiliate with respect to Revolving Advances denominated in that Alternative Currency.
          “Letter of Credit” shall mean (i) the trade or standby letters of credit to be issued pursuant to Section 2.9 and (ii) the Existing Letters of Credit.
          “Letter of Credit Application” shall have the meaning set forth in Section 2.9(c).
          “Letter of Credit Collateral Account” shall have the meaning specified in Section 11.4.
          “Letter of Credit Domestic Exposure” shall mean, at any time of determination, the sum of: (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time issued on behalf of any Borrower other than the UK Borrowers, and (b) the aggregate amount that has been drawn under such Letters of Credit issued on behalf of any Borrower other than the UK Borrowers for which the Issuer has not at such time been reimbursed by the Borrowers.
          “Letter of Credit Exposure” shall mean, at any time of determination, the sum of: (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, and (b) the aggregate amount that has been drawn under such Letters of Credit for which the Issuer has not at such time been reimbursed by the Borrowers.
          “Letter of Credit Fees” shall have the meaning set forth in Section 3.4.
          “Letter of Credit UK Exposure” shall mean, at any time of determination, the sum of: (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time issued on behalf of any UK Borrower, and (b) the aggregate amount that has been drawn under such Letters of Credit issued on behalf of any UK Borrower for which the Issuer has not at such time been reimbursed by the Borrowers.

          “Libor Rate” shall mean, for any Interest Period with respect to a Libor Rate Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of: (x) the per annum rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 12:00 noon (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Libor Rate Loan, as provided by Bloomberg’s or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies as the rate in the London interbank market), as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or in an Alternative Currency in the London interbank market) as the rate in the London interbank market for deposits in Dollars or in an Alternative Currency in immediately available funds with a maturity comparable to such Interest Period divided by (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Agent as of approximately 12:00 noon (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Libor Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which deposits in Dollars or in an Alternative Currency in immediately available funds in an amount comparable to such Libor borrowing and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.
          “Libor Rate Loan” shall mean an Advance during any period in which such Advance bears interest based on the Libor Rate.
          “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction claiming to reflect an interest in any of the foregoing.
          “Loan Account” shall have the meaning set forth in Section 2.8.
          “Loan Party” or “Loan Parties” shall mean, singularly or collectively, as the context may require, each Borrower and each Guarantor.
          “Lockbox” shall mean a post office box rented by and in the name of the Borrowing Agent (or any other Borrower acceptable to the Agent) as required by this Agreement and as to which only the applicable Lockbox Bank and the Agent have access pursuant to the requirements of this Agreement and which cannot be closed by the applicable Lockbox Bank without the consent of the Agent pursuant to the applicable Blocked Account Agreement.
          “Lockbox Agreement” shall have the meaning set forth in Section 4.14(g).
          “Lockbox Bank” shall mean National City Bank, any other Lender, and any other financial institution acceptable to the Agent, in its sole discretion.
          “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, results of operations or business of any Loan Party, (b) the financial condition, results of operations or business of the Loan Parties and their respective Subsidiaries, taken as a whole, (c) the value of the assets or property of any Loan Party or the Collateral, or the Agent’s Liens on the Collateral or, subject to Permitted Encumbrances, the priority of any such Lien or (d) the practical realization of the benefits of the Agent’s and each Lender’s rights and remedies under this Agreement and the Other Loan Documents; provided, however, with respect to clauses (a), (b) and (c), such material adverse effect, calculated as of any date, must result in or be reasonably expected to result in a reduction in Consolidated Net Income or Consolidated Net Equity in an amount greater than or equal to ten percent (10%) of the Aggregate Formula Amount as of such date.
          “Material Business Agreement” shall mean (a) each contract not made in the ordinary course of business which is material to the Parent and its Subsidiaries, on a consolidated basis, and to which the Parent or any of its Subsidiaries is a party which is a contract to which directors, officers, promoters, voting trustees, security holders of the Parent named in any registration statement or report, underwriters with respect to the Parent or any of its Subsidiaries are parties other than contracts involving only the purchase or sale of current assets having a determinable market price and are purchased or sold at such market price, (b) each contract which is material to the Parent and its Subsidiaries, on a consolidated basis, and to which the Parent or any of its Subsidiaries is a party which (i) is a contract upon which the business of the Parent and its Subsidiaries, on a consolidated basis, is substantially dependent, as in the case of continuing contracts to sell the major part of the products or services of the Parent and its Subsidiaries, on a consolidated basis, or to purchase the major part of the requirements of goods, services or raw materials of the Parent and its Subsidiaries, on a consolidated basis, or any franchise or license or other agreement to use a patent, formula, trade secret, process or trade name upon which the business of the Parent and its Subsidiaries, on a consolidated basis, depends to a material extent, (ii) is a contract calling for the acquisition or sale of any property, plant or equipment for a consideration exceeding fifteen percent (15%) of the fixed assets of the Parent and its Subsidiaries, on a consolidated basis, (iii) is a material lease under which a part of any property of the Parent or any of its Subsidiaries which is described in any filing or registration statement with the Securities and Exchange Commission is held, (iv) is a management contract or any compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing in which any director or any of the named executive officers of the Parent or any of its Subsidiaries, participates, (v) is a management contract or any other compensatory plan, contract, or arrangement in which any other executive officer of the Parent or any of its Subsidiaries participates which is not immaterial in amount or significance, (vi) is a compensatory plan, contract or arrangement adopted without the approval of security holders of the Parent pursuant to which equity may be awarded, including, but not limited to, options, warrants or rights, to which any employee participates which is not immaterial in amount or significance; provided however, none of the preceding management contracts or any other compensatory plans, contracts or arrangements shall be considered a Material Business Agreement: (A) ordinary purchase and sales agency agreements, (B) agreements with managers of stores in a chain organization or similar organization, (C) contracts providing for labor or salesmen’s bonuses or payments to a class of security holders of the Parent, as such, (D) any compensatory plan, contract or arrangement which pursuant to its terms is available to employees, officers or directors generally and which in operation provides for the same method of allocation of benefits between management and non-management participants, and (E) any compensatory plan, contract or arrangement if the registrant is a foreign private issuer, (vii) is a contract for Indebtedness of the Parent or any of its Subsidiaries equal to or in excess of Five Million Dollars ($5,000,000), (viii) is a Plan of the Parent or any of its Subsidiaries, or (ix) is a collective bargaining agreement of the Parent or any of its Subsidiaries.
          “Material IP Rights” shall have the meaning set forth in Section 5.11.

          “Material Recovery Event” shall mean: (a) any casualty loss in respect of assets of a Loan Party covered by casualty insurance, (b) any compulsory transfer or taking under threat of compulsory transfer of any asset of a Loan Party by any agency, department, authority, commission, board, instrumentality or political subdivision of the United States, any state or municipal government and (c) any recovery in good funds by a Loan Party by reason of a nonappealable judgment against any other Person to the full extent thereof; provided, however that no such loss, transfer or recovery will constitute a Material Recovery Event unless the proceeds therefrom exceed One Million Dollars $1,000,000 in the aggregate for any calendar year.
          “Material Recovery Prepayment Date” shall mean, with respect to any Material Recovery Event that results in Net Proceeds, the earlier of: (a) the date occurring ninety (90) days after the occurrence of such Material Recovery Event and (b) the date that is five Business Days after the date on which the Borrowing Agent shall have notified the Agent of the applicable Loan Party’s determination not to acquire replacement assets useful in such Loan Party’s business (or, in the case of property loss, not to effect repairs) with all or any portion of such Net Proceeds.
          “Material Subsidiary” shall mean, at any time, with reference to any Loan Party, any Subsidiary of such Loan Party (i) that has assets at such time comprising five percent (5%) or more of the consolidated Assets of the Parent and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent five percent (5%) or more of the Consolidated EBITDA of the Parent and its Subsidiaries for such fiscal year.
          “Maximum Revolving Advance Amount” shall mean One Hundred Million Dollars ($100,000,000) as such amount may be adjusted from time to time in accordance with this Agreement.
          “Mexican Security Documents” shall mean the pledges on Inventory located in Mexico to be entered into among each Domestic Borrower, respectively, the Agent and the party acting as the respective depositary with respect to certain identified inventory, for the benefit of the Agent.
          “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.
          “National City Bank” shall have the meaning set forth in the preamble.
          “NCBC” shall have the meaning set forth in the preamble.
          “Net Orderly Liquidation Value” shall mean, the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory expressed as a percentage of the net book value thereof, such percentage to be as determined from time to time by reference to the most recent Inventory appraisal completed by a qualified third-party appraisal company (approved by the Agent in its Permitted Discretion) delivered to the Agent.
          “Net Proceeds” shall mean: (a) the cash proceeds (including cash proceeds subsequently received in respect of non-cash consideration initially received) from any sale, lease, transfer, dissolution or other disposition of assets of a Loan Party to a Person (other than collections in respect of Receivables) received by such Loan Party, including cash payments in respect of Inventory sales or leases (other than sales or leases of Inventory in the ordinary course of business), payments in respect of other dispositions of Collateral and any other assets or property of any Loan Party (net of (x) selling expenses including any reasonable broker’s fees or commissions, costs of discontinuing operations associated with such assets and sales, transfer and similar taxes and (y) the repayment of any Indebtedness secured by a purchase money Lien on such assets that is permitted under this Agreement), (b) the cash proceeds of any tax refund, (c) the cash proceeds from the issuance or sale of equity securities or debt securities of a Loan Party pursuant to any public offering or private placement, net of transaction costs (in each case, net of customary fees, costs and expenses including underwriters’ or placement agents’ discounts and commissions and transfer and similar taxes and legal and accounting fees and expenses) and (d) the cash proceeds from any Material Recovery Event.
          “Non-Consenting Lender” shall have the meaning set forth in Section 15.5(h).
          “Non-Excluded Taxes” shall have the meaning specified in Section 3.13(a).
          “Non-Increasing Revolving Lender” shall have the meaning specified in Section 2.6(a).
          “Note” shall mean each Revolving Note and “Notes” shall collectively mean all of the Revolving Notes.
          “Obligated Lender” shall have the meaning set forth in Section 2.12.
          “Obligations” shall mean the present and future loans, advances, debts, liabilities and other obligations of any Loan Party to the Agent, the Lenders and the Issuer (or any of their respective Affiliates) under this Agreement and the Other Loan Documents (whether absolute, contingent, matured or unmatured) including: (a) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed, whether or not allowed) in respect of any Revolving Advances to any Borrower by the Lenders plus the Letter of Credit Exposure and other amounts owing by any Borrower to the Agent or the Lenders under this Agreement, the Notes or any Other Loan Document, (b) all fees owing to the Lenders or the Agent under this Agreement and the Other Loan Documents, (c) any costs and expenses reimbursable to the Lenders or the Agent pursuant to Section 15.12, (d) Other Taxes, (e) compensation and indemnification obligations under this Agreement or any Other Loan Document, (f) reimbursement obligations owing to the Issuer, (g) the Unpaid Reimbursement Obligation, (h) the Hedging Obligations owing to a Qualified Counterparty and (i) any fees or charges owing with respect to Bank Services. It is understood and agreed that any amount owing to a Person which was an Affiliate of the Agent which was the Agent at the time such hedge exposure of any Loan Party was incurred, or which was an Affiliate of the Agent which was the Agent at the time the charge for Bank Services was incurred, or which was the Issuer at the time the applicable Letter of Credit was issued, shall continue to be considered as an Obligation for all purposes hereunder and secured hereby even after such Person is no longer an Affiliate of the Agent or the Issuer, unless such Obligation has been terminated or such Person otherwise waives such Obligation.
          “Obligor” shall mean, singularly or collectively, as the context may require, each Domestic Borrower, each UK Borrower and each Guarantor.
          “Other Loan Documents” shall mean the Notes, the Security Questionnaires, the Letters of Credit, any Blocked Account Agreement, any Guaranty, any IP Security Agreement, the Mexican Security Documents, the UK Security Documents, any Waiver, any Compliance Certificate, the Agent’s Fee Letter, the Post-Closing Waiver Letter, any Hedging Contract executed by any Qualified Counterparty and any other note, mortgage, deed of trust, security agreement, pledge, guaranty, insurance assignment or other lien instrument, fee letter, reimbursement agreement, environmental or other indemnity agreement, financial statement, audit report, environmental audit, notice, credit request, cash management agreement, officer’s certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of any Loan Party to the Agent, the Issuer or any Lender (or any of their respective Affiliates) in connection with this Agreement.
          “Other Taxes” shall have the meaning set forth in Section 3.13.
          “Parent” shall mean Stoneridge, Inc., an Ohio corporation.
          “Participant” shall have the meaning set forth in Section 15.5(d).
          “Patent Security Agreement” shall mean a patent and patent application security agreement, executed and delivered by a Loan Party in connection with this Agreement, in form and substance satisfactory to the Agent.
          “Payment Office” shall mean initially 1965 East Sixth Street, 4th Floor, Cleveland, Ohio 44114; thereafter, such other office of the Agent, if any, which it may designate by notice to the Borrowing Agent and to each Lender to be the Payment Office.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation.
          “Percentage” means, as the context may require, any Lender’s Revolving Percentage.
          “Permitted Acquisition” shall have the meaning set forth in Section 7.1(b).
          “Permitted Acquisition Assumed Indebtedness” shall have the meaning set forth in Section 7.1(b).
          “Permitted Discretion” shall mean, as to any Person, a determination made in good faith and in the exercise of its reasonable (from a perspective of a secured asset-based lender) business judgment.
          “Permitted Encumbrances” shall mean (a) Liens in favor of the Agent for the benefit of the Secured Creditors; (b) Liens for taxes, assessments or other governmental charges that (i) are not delinquent or (ii) which are being contested in good faith by appropriate proceedings which stay the enforcement of any Lien and with respect to which proper reserves have been taken in accordance with GAAP; provided, however that such Liens shall have no effect on the priority of the Liens in favor of the Agent (and the existence of such Liens shall not violate Section 6.1); (c) deposits or pledges of cash to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance or general liability or product liability insurance; (d) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, performance bonds, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (e) mechanics’, workers’, materialmens’, warehousemens’, common carriers’, landlords’ or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by a Loan Party or its Subsidiaries; (f) Liens (including Liens in connection with capital leases) placed upon equipment and real estate assets acquired to secure a portion of the purchase price thereof; provided that (x) any such Lien shall not encumber any other property of a Loan Party or any Subsidiary thereof (other than insurance and other proceeds of such equipment and real estate) and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (g) zoning restrictions, easements, encroachments, rights of way, restrictions, leases, licenses, restrictive covenants and other similar title exceptions affecting Real Property, none of which materially impairs the use of such Real Property or the value thereof, and none of which is violated in any material respect by existing or supporting structures or land use; (h) attachment and judgment Liens which do not constitute an Event of Default under Section 10.6; (i) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary of the Parent; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to Receivables or Inventory, (iii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iv) such Lien does not (A) materially interfere with the use, occupancy and operation of any Real Property, (B) materially reduce the fair market value of such Real Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Real Property; and (j) the Liens listed on Schedule 7.2 to this Agreement so long as the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Liens.
          “Permitted Period” shall mean, for purposes of making any guarantee of, investment in, or loan, advance or other extension of credit to, any Foreign Subsidiary (other than the UK Borrowers) or joint venture pursuant to Sections 7.3(e), 7.4(e) and 7.5(e), or for purposes of paying any dividend or distribution pursuant to Section 7.7, or for purposes of repaying or prepaying certain Indebtedness under Section 7.17, any time at which:
     (a) after giving effect to any such guarantee, investment, loan, advance or other extension of credit, or any dividend or distribution, or any repayment or prepayment of Indebtedness (any of the foregoing being a “Proposed Transaction”), the aggregate outstanding Revolving Advances plus the Letter of Credit Exposure at such time is not greater than or equal to Twenty Million Dollars ($20,000,000);
     (b) the Borrowing Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent:
     (i) within fifteen days of the consummation of such Proposed Transaction, a pro forma consolidated balance sheet of the Parent and its consolidated Subsidiaries (the “Transaction Pro Forma”), based on recent financial data, which shall be accurate and complete in all material respects and shall fairly present the assets, liabilities and financial condition of the Parent and its consolidated Subsidiaries in accordance with GAAP consistently applied, but taking into account such Proposed Transaction and the funding of all Advances in connection therewith, and (x) such Transaction Pro Forma shall reflect that average daily Undrawn Availability for the thirty (30) day period preceding the consummation of such Proposed Transaction would have exceeded Fifty Million Dollars ($50,000,000) on a pro forma basis (giving effect to such Proposed Transaction and all Advances made and Letters of Credit issued in connection therewith as if made or issued on the first day of such period), (y) the Transaction Projections (as hereinafter defined) shall reflect that such Undrawn Availability of not less than Fifty Million Dollars ($50,000,000) shall continue for at least thirty (30) days after the consummation of such Proposed Transaction, and (z) on a pro forma basis (giving effect to such Proposed Transaction and all Advances made and Letters of Credit issued in connection therewith as if made on the first day of such period), the Loan Parties would have been in compliance with the financial covenant set forth in Section 6.4, for a period of four fiscal quarters ended with the most recent fiscal quarter for which financial statements have been provided (or are required to have been provided) pursuant to Sections 9.7 and 9.8, respectively, as if such financial covenant were applicable notwithstanding the fact that Undrawn Availability may be in excess of Twenty Million Dollars ($20,000,000);
     (ii) within fifteen days of the consummation of such Proposed Transaction, updated versions of the most recently delivered projections under Section 9.11 covering a period of four fiscal quarters, commencing with the fiscal quarter in which the Proposed Transaction is to be consummated and otherwise prepared in accordance with the projections required to be delivered under Section 9.11 (the “Transaction Projections”) and based upon the financial statements (I) of the Parent and its consolidated Subsidiaries for Parent’s most recently completed fiscal year and each fiscal quarter during the current fiscal year for which financial statements have been provided (or are required to have been provided) pursuant to Sections 9.7 and9.8, respectively, in relation to the date of such required delivery of the Proposed Transaction, taking into account such Proposed Transaction and (II) in the case of an investment, of such Person in which such investment is being made, for a period similar to the period described in clause (I) above.
          “Permitted Public Notes Refinancing” shall mean a replacement or refinancing of the Public Notes in existence on the date hereof, provided that such replacement or refinancing (i) does not provide for an interest rate in excess of the rate applicable to the Public Notes on the date hereof, (ii) does not increase the aggregate principal amount thereof or reduce the average weighted life to maturity thereof, (iii) is not secured by any Lien, and (iv) contains covenants and events of default which are no more onerous than those contained in the Indenture as in existence on the date hereof.
          “Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
          “Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA, maintained for employees of any Loan Party or any Subsidiary thereof or any member of the Controlled Group or any such Plan to which any Loan Party or any Subsidiary thereof or any member of the Controlled Group is required to contribute on behalf of any of its employees.
          “Post-Closing Waiver Letter” shall mean the Post-Closing Waiver Letter, dated as of the Closing Date, among the Loan Parties and the Agent.
          “Projections” shall have the meaning set forth in Section 5.6(a).
          “Proposed Acquisition” shall have the meaning set forth in Section 7.1(b) hereof.
          “Public Note Documents” shall mean the Indenture, the Public Notes and each other document executed in connection therewith, and, in the case of a Permitted Public Notes Refinancing, the documents related thereto.
          “Public Noteholder” shall mean the holder or purchaser of any Public Note under the Indenture.

          “Public Notes” shall mean the Parent’s 11-1/2% Senior Notes due 2012 issued on May 1, 2002 pursuant to the Indenture, including any notes issued in exchange therefor pursuant to the Registration Rights Agreement, and includes any Indebtedness issued in connection with a Permitted Public Notes Refinancing.
          “Qualified Counterparty” shall mean the Agent, any Affiliate of the Agent and any Lender (or a Person who was a lender at the time of execution and delivery of a Hedging Contract with a Loan Party) who has entered into a Hedging Contract with a Loan Party.
          “Real Property” shall mean all real property, both owned and leased, of any Loan Party.
          “Receivable” shall mean an Account.
          “Register” shall have the meaning set forth in Section 15.5(c).
          “Registration Rights Agreement” shall mean that certain Registration Rights Agreement dated as of April 25, 2002 by and among Parent, Electronics, Controls and the initial purchasers of the Public Notes.
          “Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.
          “Required Lenders” shall mean, at any time, (x) if there are more than two Lenders, Lenders (excluding, for purposes of this definition, Lenders then constituting “Defaulting Lenders” under Section 2.11) holding greater than fifty percent (50%) of the aggregate amount of the Revolving Commitments of all of the Lenders at such time; provided, however, that, if all of the Revolving Commitments are terminated pursuant to the terms hereof, then, the term “Required Lenders” means Lenders (excluding, for purposes of this definition, any Defaulting Lenders) having greater than fifty percent (50%) of the aggregate principal amount of the Advances of all of the Lenders outstanding at such time, plus the Letter of Credit Exposure at such time (excluding, for purposes of this clause (x), the outstanding Revolving Commitments and the outstanding amount of Advances and Letter of Credit Exposure of any such Defaulting Lender); and (y) if there are no more than two (2) Lenders, all Lenders (excluding, for purposes of this clause (y), any Defaulting Lenders).
          “Revolving Advance Request” shall have the meaning set forth in Section 2.2(a).
          “Revolving Advances” shall mean each of the Advances made pursuant to Section 2.1.
          “Revolving Borrowing” shall mean a Borrowing comprised of Revolving Advances which are made, converted or continued by the Lenders on a single date, and, in the case of Libor Rate Loans, which are in a single currency and as to which a single Interest Period is in effect.
          “Revolving Commitment” shall mean, with respect to any Lender, (a) the commitment of such Lender to make Revolving Advances in an aggregate amount not to exceed the Dollar amount set forth below such Lender’s name on such Lender’s signature page hereto as such Lender’s Revolving Commitment, as same may be adjusted upon any assignment by a Lender pursuant to Section 15.5(b) or as may be otherwise adjusted from time to time in accordance with this Agreement or (b) the Dollar amount set forth in any Assignment and Assumption to which such Lender is a party as such Lender’s Revolving Commitment.

          “Revolving Domestic Advances” shall mean the Revolving Advances made to any of the Borrowers other than the UK Borrowers.
          “Revolving Note” or “Revolving Notes” shall mean, singularly or collectively, as the context may require, the promissory notes referred to in Section 2.2(c).
          “Revolving Percentage” shall mean, as to any Lender at any time, the percentage that such Lender’s Revolving Commitment then constitutes of the total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage that the aggregate principal amount of such Lender’s Revolving Advances outstanding at such time constitutes of the aggregate principal amount of the Revolving Advances of all of the Lenders outstanding at such time).
          “Revolving UK Advances” shall mean the Revolving Advances made to either of the UK Borrowers.
          “RCRA” shall mean the Resource Conservation and Recovery Act of 1976, as amended from time to time.
          “Secured Creditor” or “Secured Creditors” shall have the meanings set forth in Section 4.1.
          “Securities Account Control Agreement” shall mean an agreement in form and substance satisfactory to the Agent, executed by the Borrowing Agent and the Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.
          “Security Questionnaire” shall mean, with respect to each Loan Party, the completed Security Questionnaire provided by such Loan Party to the Agent.
          “Settlement Date” shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.
          “Settlement Week” shall mean the time period commencing with the opening of business on a Tuesday and ending on the end of business the following Tuesday.
          “Specified Fixed Assets” shall mean and include with respect to any Person, such Person’s Real Property, all Investment Property and Security Entitlements consisting of any equity interests in any Subsidiaries or joint ventures, and all Equipment and Fixtures.
          “Specified Fixed Asset Collateral” shall mean, with respect to any Loan Party, such Loan Party’s:
     (a) Specified Fixed Assets;
     (b) policies and certificates of insurance covering Specified Fixed Assets;
     (c) accessions to, substitutions for, and all replacements, Products and Proceeds of the Specified Fixed Assets including proceeds of insurance policies insuring such Specified Fixed Assets and proceeds of any insurance, indemnity, warranty or guaranty, all to the extent relating to or arising from any of the Specified Fixed Assets; and

     (d) books, records, and other property (including credit files, programs, printouts, computer software (owned by such Person or in which it has an interest), and disks, magnetic tape and other magnetic media, and other materials and records) pertaining to any such above-referenced property.
          “Stated Amount” shall mean, with respect to each Letter of Credit, the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).
          “StuckyNet System” shall mean the Agent’s StuckyNet-Link internet-based communication system.
          “Subsidiary” shall mean, in respect of any Person that is not a natural Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.
          “Subchapter S” shall mean subchapter S of the Code.
          “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
          “Termination Event” shall mean: (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any Subsidiary thereof or any member of the Controlled Group from a Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that could reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party, any Subsidiary thereof or any member of the Controlled Group from a Multiemployer Plan.
          “Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
          “Trademark Security Agreement” shall mean a trademark security agreement, executed and delivered by a Loan Party in connection with this Agreement, in form and substance satisfactory to the Agent.

          “Type” shall mean an Advance consisting of Libor Rate Loans made in Dollars, an Advance consisting of Libor Rate Loans made in a single Alternative Currency, or an Advance consisting of Alternate Base Rate Loans, as applicable.
          “UCP” shall have the meaning set forth in Section 2.9(d).
          “UK Assets” shall mean the respective assets of each of the UK Borrowers.
          “UK Borrower Sublimit” shall mean an amount equal to Thirty Million Dollars ($30,000,000) (determined in an equivalent amount in Dollars for each Loan denominated in Alternative Currency).
          “UK Collateral” shall mean the respective Collateral of each of the UK Borrowers.
          “UK Collateralized Loan Amount” shall mean, as of any date of determination and to the extent that the conditions set forth in Section 8.3, have been satisfied, the amount equal to the lesser of (i) the UK Formula Amount, or (ii) the sum of the aggregate Revolving UK Advances outstanding plus the Letter of Credit UK Exposure.
          “UK Formula Amount” shall mean, as of any date of determination, the following:
(i) up to eighty-five percent (85%) of the face amount of Eligible UK Receivables, plus
(ii) either (A) sixty-five percent multiplied by the value of Eligible UK Inventory valued at the lower of cost (determined on a first-in-first-out basis) or market value, or (B) in the event that the Borrowing Agent elects to have its or any other Loan Party’s Inventory appraised for the purpose of determining the value of the Inventory portion of the UK Formula Amount by an appraisal firm acceptable to the Agent, in its sole discretion, the lesser of either (1) seventy percent (70%) of the value of Eligible UK Inventory valued at the lower of cost (determined on a first-in-first-out basis) or market value, or (2) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible UK Inventory; provided, however, in no event will the aggregate amount of all such Revolving Advances from all Lenders made with respect to Eligible Domestic Inventory and Eligible UK Inventory exceed Thirty-Five Million Dollars ($35,000,000) (the “Inventory Sublimit”), minus
(iii) such reserves as the Agent may deem proper and necessary with respect to the Eligible UK Receivables and the Eligible UK Inventory from time to time in the exercise of its Permitted Discretion, including, without limitation, reserves relating to the Enterprise Act 2002.
          “ÚK Security Documents” shall mean the Mortgage Debenture executed by the English Borrower in favor of the Agent, the Notice to Account Bank in respect of the Collection Account of the English Borrower executed by the English Borrower in favor of the Agent, the Acknowledgement of the Notice of Account Bank executed by the account bank with respect to the Notice of Account Debtor of the Collection Account of the English Borrower, the Mortgage Debenture executed by the Scottish Borrower in favor of the Agent, the Notice to Account Bank in respect of the Collection Account of the Scottish Borrower executed by the Scottish Borrower in favor of the Agent, the Acknowledgement of the Notice of Account Bank executed by the account bank with respect to the Notice of Account Debtor of the Collection Account of the

Scottish Borrower, and any other note, mortgage, deed of trust, security agreement, pledge, guaranty, insurance assignment or other lien instrument, reimbursement agreement, indemnity agreement, audit report, environmental audit, officer’s certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of any UK Borrower to the Agent, the Issuer or any Lender (or any of their respective Affiliates) in connection with this Agreement or any other Loan Document or the liens granted by the UK Borrowers in connection with this Agreement or any other Loan Document.
          “Undrawn Availability” shall mean, as of any date of determination, an amount equal to (a) the lesser of (i) the Aggregate Formula Amount at such time and (ii) the sum of the Maximum Revolving Advance Amount less the Letter of Credit Exposure at such time, minus (b) the sum of (i) the outstanding amount of Revolving Advances at such time, (ii) all amounts at such time due and owing to any Loan Party’s trade creditors which are outstanding ninety (90) days or more beyond the due date (without duplication with respect to any such amount deducted from the Aggregate Formula Amount), and (iii) fees and expenses for which any Loan Party is liable at such time but which have not been paid or charged to the Loan Account.
          “Uniform Commercial Code” shall mean the Uniform Commercial Code or other similar law of the State of Ohio as in effect on the date of this Agreement and as amended from time to time.
          “Unpaid Reimbursement Obligation” shall have the meaning set forth in Section 2.9(g).
          “USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
          “Waivers” shall mean, collectively, any and all landlord’s waivers, warehouseman’s waivers, consignee waivers, creditor’s waivers, mortgagee waivers and processing facility and similar bailee’s waivers, executed and delivered in connection with this Agreement, in form and substance satisfactory to the Agent.
          “Wholly-Owned Subsidiary” shall mean each Subsidiary of the Parent at least ninety-nine percent (99%) of whose capital stock, equity interests and partnership interests, other than director’s qualifying shares or similar interests, are owned directly or indirectly by the Parent.
          “Withholding Certificate” shall mean, with respect to (i) a Domestic Borrower, a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) or (3) of the Income Tax Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Income Tax Regulations; or any other certificates under the Code or Income Tax Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person, (ii) a Foreign Borrower, a Form “Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom” or any successor forms.
     1.4 Certain Matters of Construction.
          For the purpose of computing periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Unless the context otherwise requires, (a) any definition of or reference to any agreement, instrument or Other Loan Document herein shall be construed as referring to such agreement, instrument, or Other Loan Document as from time to time amended, supplemented or otherwise modified, substituted, amended and restated or replaced, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not any particular provision hereof, (d) any reference to payment, repayment, or prepayment shall be construed as referring to payment of immediately available funds in Dollars (or the substantial equivalent thereof in an Alternative Currency), (e) any pronoun used shall be deemed to cover all genders, (f) wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa, (h) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, (i) the word “including” may be read to mean “including, without limitation,” as the context requires and (j) unless otherwise stated, all section references are to this Agreement.
     1.5 Currency Equivalents.
          For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Lending Installation) two Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Agent’s Lending Installation offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; provided, that (A) the equivalent in Dollars of each Libor Rate Loan made in an Alternative Currency shall be, for the purposes of determining the unused portion of each Lender’s Commitment, or any or all Advances outstanding on such date, calculated or recalculated, as the case may be, on the date that the Libor Rate applicable to such Advance is established, on the last day of the Interest Period applicable thereto, and on each date that it shall be necessary (or the Agent shall elect) to determine the unused portion of each Lender’s Commitment; (B) the equivalent in Dollars of any Letter of Credit Exposure in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Issuer; (C) for purposes of determining the Maximum Revolving Advance amount, the UK Formula Amount, the UK Collateralized Loan Amount, the Letter of Credit Exposure or the Undrawn Availability as contemplated by Sections 2.1(a), 2.5(c), 2.7(b), 2.9(a) and 3.2, the equivalent in Dollars of the face amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Agent may, in its Permitted Discretion, consider appropriate; and (D) for purposes of calculating letter of credit fees as contemplated by Section 3.4, the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections. Notwithstanding the foregoing, for purposes of determining the amount of the unused facility fees or the Applicable Margin payable pursuant to Sections 3.5 or 3.2 hereof, the equivalent in Dollars of any outstanding Revolving Advances which are denominated in Alternative Currency shall be determined by using the quoted spot rate at which the Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the commencement date of the applicable Interest Period for such Revolving Advances, unless the Agent, in its sole discretion, shall elect to use another day or basis for determining such equivalent in Dollars.

     1.6 Addition of Borrowers.
          By execution of a Borrower Joinder Agreement (including a Borrower Joinder Agreement executed in connection with a Permitted Acquisition) by a signatory thereof, and upon acceptance of such Borrower Joinder Agreement by the Agent, in its sole discretion, and such signatory’s satisfaction of all conditions and completion of all deliveries specified in the Joinder Amendment (if any) and the Borrower Joinder Agreement, this Agreement shall be amended so that such signatory shall become for all purposes a party to this Agreement as if an original signatory hereto and shall be admitted as a Borrower hereunder. This Agreement (as amended by each Joinder Amendment) shall be binding for all purposes upon such signatory Borrower as if such signatory was an original signatory hereto, and, if applicable, accommodate the consummation of the Permitted Acquisition. The Borrower Joinder Agreement shall require, among other things, (x) a supplement the Schedules provided by the Loan Parties in connection with this Agreement to reflect the new Borrower, (y) to the extent acceptable to the Agent in its sole discretion, an update of certain previously delivered Schedules to the date of the Joinder Amendment to reflect any change in the disclosures therein made, (z) the delivery of new Notes reflecting all Borrowers.
     1.7 Joinder Amendments.
          In connection with each Borrower Joinder Agreement, each of the Loan Parties, the Agent and the Required Lenders may execute an amendment to this Agreement (each a “Joinder Amendment”), which amendment shall amend such provisions of this Agreement and the Other Loan Documents as deemed necessary by the Agent to accommodate the addition of the applicable new Person as a Borrower. The consent and execution thereof by all Lenders (and if applicable, the Issuer) shall be required with respect to any provision of a Joinder Amendment which would otherwise require pursuant to Section 15.3 hereof unanimous consent by all Lenders (and if applicable, the Issuer).
     1.8 Liability of Borrowers.
          The parties intend that this Agreement shall in all circumstances be interpreted to provide that (i) each Foreign Borrower is liable only for the Advances made to such Foreign Borrower, interest on such outstanding Advances, such Foreign Borrower’s guaranty pursuant to Section 2.9 of reimbursement obligations owing to the Issuer by its Foreign Subsidiaries, and its pro rata share of otherwise unallocated general fees, reimbursements and charges hereunder and under any Other Loan Documents, except that each UK Borrower is liable for all of the foregoing amounts with respect to the other UK Borrower, (ii) the Collateral owned by each Foreign Borrower shall secure only those Obligations described in clause (i) of this Section 1.8, except that the Collateral owned by each UK Borrower shall secure those Obligations of the other UK Borrower, and (iii) Net Proceeds or other moneys paid to Agent by a Foreign Borrower or otherwise in respect of any assets of a Foreign Borrower (whether or not Collateral) shall not be applied to the payment or prepayment of any Obligations other than the Obligations described in clause (i) of this Section 1.8. The parties likewise intend that this Agreement shall in all circumstances be interpreted to provide, unless otherwise expressly stated to the contrary, that each Domestic Borrower and each Domestic Subsidiary which is a Guarantor is liable for all Obligations of all the Borrowers.
     1.9 Agreement Regarding Permitted Secured Indebtedness and Liens.
          (a) Notwithstanding any provision of this Agreement or any Other Loan Document to the contrary with respect to restrictions on Indebtedness, Liens, and prepayment of Indebtedness, but subject to Section 15.3, the Loan Parties may incur certain Indebtedness in an amount not to exceed Two Hundred Million Dollars ($200,000,000), in the aggregate (the

“Permitted Secured Indebtedness”), grant Liens securing the Permitted Secured Indebtedness and certain Hedging Obligations, and prepay the Public Notes with the proceeds of the Permitted Secured Indebtedness so long as: (i) all Permitted Secured Indebtedness is issued by the Parent and, to the extent requested by the holders thereof, guaranteed by the other Loan Parties; (ii) the proceeds of the Permitted Secured Indebtedness are promptly used to refinance all of the outstanding Indebtedness owing with respect to the Public Notes and to pay all costs and expenses relating to such refinancing, with any excess of proceeds of Permitted Secured Indebtedness to be used for general corporate purposes; (iii) the Permitted Secured Indebtedness and such Hedging Obligations are on terms and conditions satisfactory to the Required Lenders; (iv) the Liens securing the Permitted Secured Indebtedness and such Hedging Obligations are (A) first priority Liens with respect to Specified Fixed Asset Collateral which secures the Permitted Secured Indebtedness, and (B) not secured by any Collateral unless (y) such Liens are subordinate to the Liens of the Agent with respect to the Collateral on terms satisfactory to the Required Lenders and (z) the Agent is granted a subordinate Lien with respect to all Specified Fixed Asset Collateral which secures the Permitted Secured Indebtedness on terms satisfactory to the Required Lenders; (v) the Permitted Secured Indebtedness, such Hedging Obligations and Liens relating to the Permitted Secured Indebtedness and such Hedging Obligations are subject to an inter-creditor agreement satisfactory to the Required Lenders; and (vi) no Event of Default exists or would otherwise occur as a result of incurring the Permitted Secured Indebtedness or such Hedging Obligations, granting such Liens, or refinancing the Public Notes.. In addition, the Agent and the Required Lenders agree that, pursuant to such inter-creditor agreement in form and substance satisfactory to the Required Lenders, the Agent and the Required Lenders will agree to subordinate the Agent’s interest in and rights to Net Proceeds of all assets and all Collateral other than ABL Collateral. “ABL Collateral” shall mean all Collateral consisting of: (i) Accounts, (ii) Inventory, (iii) Chattel Paper; (iv) Investment Property and Security Entitlements consisting of Cash Equivalents; (v) Deposit Accounts, Securities Accounts, and all cash, checks, and other property held therein or credited thereto other than identifiable proceeds of Specified Fixed Asset Collateral and any Collateral other than Accounts, Inventory, Chattel Paper and such Investment Property and Security Entitlements, and (vi) solely to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (i) through (v), all Instruments, Letter of Credit Rights, Supporting Obligations, Documents, Commercial Tort Claims, General Intangibles (other than Intellectual Property, so long as Agent continues to have an unrestricted license to use such Intellectual Property in accordance with Section 11.1) and Payment Intangibles, (vii) accessions to, substitutions for, and all replacements, Products and Proceeds of the foregoing property including proceeds of insurance policies insuring such property, and proceeds of any insurance, indemnity, warranty or guaranty with respect to such property and (viii) books, records, and other property (including credit files, programs, printouts, computer software, and disks, magnetic tape and other magnetic media, and other materials and records) pertaining to any of such forgoing property. In addition, the Loan Parties shall be permitted to otherwise prepay Indebtedness with respect to the Public Notes in accordance with Section 7.17
          (b) All of the parties to this Agreement will enter into amendments to this Agreement and the Other Loan Documents as are deemed necessary by the Required Lenders to reflect the transactions related to the Permitted Secured Indebtedness and to include additional financial performance covenants and other covenants consistent with and similar to but no more restrictive than those additional financial performance covenants and other covenants contained in the documentation evidencing the Permitted Secured Indebtedness. In addition, if (i) the Parent has issued Permitted Secured Indebtedness and prepaid or redeemed all of the outstanding Public Notes, and (ii) no Event of Default has occurred and is continuing, then, at the request of the Borrowing Agent, the Facility Termination Date shall be extended to the date designated by the Borrowing Agent which is not later than the earlier of: (A) five years after the Closing Date, and (B) 180 days prior to the final maturity of the Permitted Secured Indebtedness.

     1.10 Time References.
          All time references in this Agreement are to Cleveland, Ohio time.
II. ADVANCES; PAYMENTS.
     2.1 Revolving Advances to Borrowers.
          (a) Subject to the terms and conditions set forth in this Agreement, each Lender with a Revolving Commitment severally and not jointly agrees to make, until and including the Business Day immediately preceding the Facility Termination Date, Revolving Advances to the Borrowers; provided, however, that the aggregate outstanding amount of such Lender’s Revolving Advances shall not at any time exceed of the lesser of: (x) such Lender’s Revolving Percentage of an amount equal to the Maximum Revolving Advance Amount less the Letter of Credit Exposure and (y) such Lender’s Revolving Percentage of an amount equal to the sum of:
(i) up to eighty-five percent (85%) multiplied by the face amount of Eligible Domestic Receivables, plus
(ii) either (A) sixty-five percent multiplied by the value of Eligible Domestic Inventory valued at the lower of cost (determined on a first-in-first-out basis) or market value, or (B) in the event that the Borrowing Agent elects to have its or any other Loan Party’s Inventory appraised for the purpose of determining the value of the Inventory portion of the Aggregate Formula Amount by an appraisal firm acceptable to the Agent, in its sole discretion, the lesser of either (1) seventy percent (70%) multiplied by the value of Eligible Domestic Inventory valued at the lower of cost (determined on a first-in-first-out basis) or market value, or (2) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Domestic Inventory; provided, however, in no event will the aggregate amount of all such Revolving Advances from all Lenders made with respect to Eligible Domestic Inventory and Eligible UK Inventory exceed Thirty-Five Million Dollars ($35,000,000) (the “Inventory Sublimit”); provided, further, that in no event will the aggregate amount of all such Revolving Advances from all Lenders made with respect to Eligible Domestic Inventory located in Mexico exceed Five Million Dollars ($5,000,000), plus
(iii) the UK Collateralized Loan Amount, minus
(iv) the aggregate Letter of Credit Domestic Exposure, minus
(v) such reserves as the Agent may deem proper and necessary (other than reserves with respect to the UK Eligible Receivables and the UK Eligible Inventory) from time to time in the exercise of its Permitted Discretion.
The percentages set forth in the definition of “UK Formula Amount” and in this clause (a) above with respect to Eligible Domestic Inventory, Eligible UK Inventory, Eligible Domestic Receivables and Eligible Domestic Inventory shall be collectively referred to as the “Advance Rates”. The amount derived at any time and from time to time from the sum of clauses (i), (ii) and (iii) hereinabove minus the sum of clauses (iv) and (v) hereinabove shall be referred to as the “Aggregate Formula Amount”. Prior to the Facility Termination Date, the Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

          (b) Subject to Section 15.3(viii), the Advance Rates and the Inventory Sublimit may be increased or decreased by the Agent at any time and from time to time, in its Permitted Discretion. Each Borrower consents to any such increases or decreases (to the extent such increase or decrease was made in the Agent’s Permitted Discretion) and acknowledges that decreasing the Advance Rates and the Inventory Sublimit, or increasing the reserves may limit or restrict Advances requested by the Borrowing Agent.
          (c) Subject to the terms and conditions of this Agreement, Revolving Advances may be Alternate Base Rate Loans or Libor Rate Loans, and, in the case of Libor Rate Loans, denominated in Dollars or an Alternative Currency; provided, however, that (i) all Revolving Advances made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Advances of the same Type and currency, (ii) Foreign Borrowers may borrow Revolving Advances denominated only in an Alternative Currency, (iii) the aggregate principal amount of Revolving Advances denominated in an Alternative Currency shall not exceed at any time outstanding the Alternative Currency Sublimit, (iv) the sum of the aggregate principal amount of Revolving Advances made to the Foreign Borrowers plus the Letter of Credit UK Exposure shall not exceed the Foreign Borrower Sublimit, and (v) the sum of the aggregate principal amount of Revolving UK Advances plus the Letter of Credit UK Exposure shall not exceed the UK Borrower Sublimit.
     2.2 Requests For Revolving Advances.
          (a) Requests for Revolving Borrowings shall be given by the Borrowing Agent to the Agent not later than 1:00 p.m: (i) on the Business Day which is the requested date of a proposed Borrowing comprised of Alternate Base Rate Loans, (ii) on the Business Day which is three (3) Business Days before the requested date of a proposed Borrowing comprised of Libor Rate Loans denominated in Dollars, and (iii) on the Business Day which is five (5) Business Days before the requested date of a proposed Borrowing comprised of Libor Rate Loans denominated in an Alternative Currency. Each such request (a “Revolving Advance Request”) for Alternate Base Rate Loans shall be transmitted to the Agent by an Approved Electronic Communication (or if requested by the Agent, only by a request posted to the Agent’s StuckyNet System). Each Revolving Advance Request for Libor Rate Loans shall be transmitted to the Agent by the Borrowing Agent in a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if requested by the Agent). Each written Revolving Advance Request for Libor Rate Loans or written confirmation shall be substantially in the form of Exhibit C attached hereto, executed or otherwise acceptably authenticated by the Borrowing Agent and transmitted to the Agent in accordance with Section 15.8. Each Revolving Advance Request shall be irrevocable and binding on the Borrowers and be subject to the indemnification provisions of this Agreement. Each Revolving Advance Request shall specify the following information:
          (i) the date of the proposed Borrowing, which shall be a Business Day;
          (ii) the amount of the proposed Borrowing;
          (iii) whether the resulting Borrowing is to consist of Alternate Base Rate Loans or Libor Rate Loans;
          (iv) in the case of a proposed Borrowing of Libor Rate Loans, the duration of the initial Interest Period; and
          (v) in the case of a proposed Borrowing of Libor Rate Loans, whether the Libor Rate Loans are to be denominated in Dollars or an Alternative Currency.

If any such Revolving Advance Request requests a Borrowing consisting of Libor Rate Loans but does not specify an Interest Period, then the Borrowing Agent shall be deemed to have selected an Interest Period of one (1) month’s duration. No Libor Rate Loan shall be made available to the Borrowers during the continuance of a Default or an Event of Default other than Libor Rate Loans in an Alternative Currency having an Interest Period of one (1) month.
          (b) Revolving Advances shall be made as part of a Borrowing consisting of Advances made by the Lenders ratably in accordance with the Revolving Percentage of each Lender. Revolving Advances shall be comprised of one or more Revolving Borrowings as the Borrowers may elect from time to time by delivery to the Agent by the Borrowing Agent of a Revolving Advance Request or an Interest Election Request in accordance with this Agreement. Each Revolving Borrowing comprised of Libor Rate Loans shall be in an aggregate amount of not less than Five Hundred Thousand Dollars ($500,000) (or the substantial equivalent thereof in an Alternative Currency) or an integral multiple of One Hundred Thousand Dollars ($100,000) (or the substantial equivalent thereof in an Alternative Currency) in excess thereof. No minimum advance amounts shall apply to Revolving Borrowings comprised of Alternate Base Rate Loans.
          (c) Each Lender’s Revolving Advances to the Borrowers shall be evidenced at all times by a Revolving Note substantially in the form attached hereto as Exhibit B which shall: (i) be executed and delivered by the Borrowers and payable to the order of such Lender and (ii) be in a stated principal amount equal to the Revolving Commitment of such Lender and payable for the unpaid principal amount of the Revolving Advances evidenced thereby, (iii) mature on the Facility Termination Date, (iv) bear interest as provided in this Agreement, (v) be subject to optional and mandatory prepayment as provided in this Agreement, and (vi) be entitled to the benefits of this Agreement and the Other Loan Documents.
          (d) The Borrowers shall be deemed to have made a request for a Revolving Borrowing (a “Deemed Credit Request”), which Deemed Credit Request shall be irrevocable upon any interest, principal, fee or other Obligation of the Borrowers (including Unpaid Reimbursement Obligations) hereunder becoming due, for (i) to the extent such Revolving Borrowing is made in Dollars, a Revolving Borrowing comprised of Alternate Base Rate Loans in an amount necessary to pay such interest, principal fee or Obligation and (ii) to the extent such Revolving Borrowing is made in an Alternative Currency, a Revolving Borrowing comprised of LIBOR Rate Loans with an Interest Period of one (1) month in an amount necessary to pay such interest, principal fee or Obligation. Each Lender agrees that its obligation to make or participate in Revolving Advances pursuant to a Deemed Credit Request is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence of any Default or Event of Default or the failure of any condition precedent.
          (e) In the case of a Revolving Advance Request with respect to a proposed Revolving Borrowing comprised of Libor Rate Loans denominated in an Alternative Currency, the obligation of each Lender to make its Libor Rate Loan in Alternative Currency as part of such Revolving Borrowing is subject to the confirmation by the Agent to the Borrower Agent not later than the fourth Business Day before the requested date of such Borrowing that the requested Alternative Currency is readily and freely transferable and convertible into Dollars.
          (f) If the Agent has not provided the confirmation referred to in clause (e) above, the Agent shall promptly notify the Borrowing Agent and each Lender, whereupon the Borrowing Agent shall, by notice to the Agent not later than the third Business Day before the requested date of such Borrowing, withdraw the Revolving Advance Request relating to such requested Borrowing. If the Borrowing Agent does so withdraw such Revolving Advance Request, the Borrowing requested in such Revolving Advance Request shall not occur and the Agent shall promptly so notify each Lender. If the Borrowing Agent does not so withdraw such

Revolving Advance Request, the Agent shall promptly so notify each Lender and such Revolving Advance Request shall be deemed to be a Revolving Advance Request which requests a Revolving Borrowing comprised of Libor Rate Loans in an aggregate amount in Dollars equivalent, on the date the Agent so notifies each Lender, to the amount of the originally requested Revolving Borrowing in the Alternative Currency; and in such notice by the Agent to each Lender the Agent shall state such aggregate equivalent amount of such Revolving Borrowing in Dollars and such Lender’s ratable portion of such Borrowing.
     2.3 Interest Elections; Conversions of Advances.
          (a) All Revolving Advances made on the Closing Date shall consist of Alternate Base Rate Loans. After the Closing Date, and, with respect to Revolving Advances, the Borrowing Agent may elect to convert any Revolving Borrowing to a different Type or to continue any such Borrowing and, in the case of a Borrowing consisting of Libor Rate Loans, may elect Interest Periods therefor, as provided in this Section 2.3. The Borrowing Agent may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Advances comprising such Borrowing, and the Advances comprising each such portion shall be considered a separate Borrowing. The Borrowers shall not be entitled to have outstanding in the aggregate at one time more than nine (9) Borrowings of Revolving Advances consisting of Libor Rate Loans. This Section 2.3 shall not apply to Revolving Advances made under Section 15.4, which may not be converted or continued.
          (b) To make an election pursuant to this Section 2.3, the Borrowing Agent shall notify the Agent of such election in a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if requested by the Agent) (each, an “Interest Election Request”) by the time that a Revolving Advance Request would be required under Section 2.2(a) if the Borrowing Agent were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and binding on the Borrowing Agent and be subject to the indemnification provisions of this Agreement. Each Interest Election Request shall specify the following information:
               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
               (iii) whether the resulting Borrowing is to consist of Alternate Base Rate Loans or Libor Rate Loans;
               (iv) if the resulting Borrowing is to consist of Libor Rate Loans, the Interest Period to be applicable thereto after giving effect to such election.
If any such Interest Election Request relates to a Borrowing consisting of Libor Rate Loans denominated in either Dollars or an Alternative Currency, but does not specify an Interest Period, then the Borrowing Agent shall be deemed to have selected an Interest Period of one (1) month’s duration in Dollars or such Alternative Currency, as applicable.

     If the Borrowing Agent fails to deliver a timely Interest Election Request with respect to a Revolving Borrowing consisting of Libor Rate Loans denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Revolving Borrowing consisting of Alternate Base Rate Loans. If the Borrowing Agent fails to deliver a timely Interest Election Request with respect to a Borrowing consisting of Libor Rate Loans denominated in an Alternative Currency prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Borrowing consisting of Libor Rate Loans denominated in such Alternative Currency for an Interest Period of one (1) month’s duration.
     2.4 Disbursement of Proceeds of Advances.
          All amounts shall be made available by each of the Lenders to the Agent in Dollars or the applicable Alternative Currency and immediately available funds at the Payment Office. The Agent shall then make all Advances available to the Borrowing Agent by disbursing such Advances from whichever office or other place the Agent may designate from time to time and, such Advances, together with any and all other Obligations of the Borrowers, shall be charged to the Loan Account on the Agent’s books. The proceeds of each Revolving Advance requested by the Borrowing Agent under Section 2.2 or deemed to have been requested by the Borrowers under Section 2.2(d) shall, (i) with respect to requested Revolving Advances to any Domestic Borrower, be made available to the Domestic Borrower on the day so requested by way of credit to an operating account of the Borrowing Agent or a Domestic Borrower at National City Bank as the Borrowing Agent may designate following notification to the Agent, in immediately available funds, (ii) with respect to requested Revolving Advances to any UK Borrower, be made available to the UK Borrower on the day so requested by way of a wire transfer to any operating account of the UK Borrower at such other bank as may be designated in writing to the Agent, and (iii) with respect to Revolving Advances deemed to have been requested by the Borrowers, be disbursed to the Agent to be applied to the outstanding Obligations giving rise to such deemed request.
     2.5 Repayment of Advances.
          (a) The Revolving Advances shall be due and payable in full on the Facility Termination Date subject to earlier prepayment as provided in Section 2.7 and the application of payments from Account Debtors as provided in this Section. 2.5(a). Reimbursements of drawings on Letters of Credit shall be made as provided in Section 2.9(f). The Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any Other Loan Document, without any deduction whatsoever, including any deduction for any setoff or counterclaim.
          (b) Each payment (including each prepayment) by the Borrowers on account of the principal of and interest on the Advances shall be applied according to the applicable Percentage of the Lenders.
          (c) Any payment by an Account Debtor with respect to a Receivable which is evidenced by a check, note, draft or any other similar item of payment may not be immediately collectible. In calculating outstanding Revolving Advances and Undrawn Availability, the Agent agrees that any such item of payment will be deemed to have been received by the Agent and will be provisionally credited (even though not evidenced by collected funds) to the Loan Account by the Agent on the Business Day on which the Agent has actual possession of such item of payment for deposit to any of the Cash Concentration Accounts. With respect to such calculation of outstanding Revolving Advances and Undrawn Availability, the Agent also agrees that any payment from an Account Debtor consisting of a federal wire transfer pursuant to the

United States Treasury Fedwire Deposit System, an automatic clearing house credit or other similar payment mechanism will be deemed to have been received by the Agent and will be credited to the Loan Account by the Agent on the Business Day on which the Agent has received such payment prior to 11:00 a.m. in immediately available funds for deposit to any of the Cash Concentration Accounts. In consideration of the Agent’s agreement for provisional crediting of items of payment, each Borrower agrees that, in calculating interest and other charges on the Obligations, all payments from Account Debtors will be treated as having been credited to the Loan Account on the Business Day immediately following the Business Day on which such payments are deemed to have been received by the Agent pursuant to this Section 2.5(c), other than payments in the form of federal wire transfers pursuant to the United States Treasury Fedwire Deposit System and automatic clearing house credits will be treated as having been credited to the Loan Account on the Business Day on which such payments are deemed to have been received by the Agent pursuant to this Section 2.5(c).
          (d) The Agent shall not be required to credit the Loan Account for the amount of any item of payment or other payment which is unsatisfactory to the Agent in the exercise of its Permitted Discretion. All credits (other than federal wire transfers) shall be provisional, subject to verification and final settlement. The Agent may charge the Loan Account for the amount of any item of payment or other payment which is returned to the Agent unpaid or otherwise not collected. Each Borrower agrees that any information and data reported to the Borrowers pursuant to any service which is received prior to final posting and confirmation is subject to correction and is not to be construed as final posting information. The Agent and the Lenders shall have no liability for the content of such preliminary service related information.
          (e) Except as expressly provided herein, all payments (including prepayments) of principal, interest, fees and other amounts payable hereunder, or under any of the Other Loan Documents, shall be made without set-off or counterclaim to the Agent at the Payment Office not later than 11:00 a.m. on the due date in federal funds or other funds to the Agent and in lawful money of the United States of America (in the case of Advances denominated in Dollars) or in the applicable Alternative Currency (in the case of Advances denominated in Alternative Currency) ).
     2.6 Increase in Revolving Commitments.
          (a) The Borrowing Agent may, by written notice to the Agent from time to time, request that the Revolving Commitments be increased by an amount not to exceed the Incremental Revolving Advance Amount at such time. Upon the approval of such request by the Agent (which approval shall be in the Agent’s Permitted Discretion), the Agent shall deliver a copy thereof to each Lender with a Revolving Commitment. Such notice shall set forth the amount of the requested increase in the aggregate Revolving Commitments (which shall be in minimum aggregate increments of $5,000,000 and a minimum aggregate amount of $10,000,000 or equal to the remaining Incremental Revolving Advance Amount) and the date on which such increase is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such notice and which, in any event, must be on or prior to the termination of the Revolving Commitments in accordance with the terms of this Agreement), and shall offer each such Lender the opportunity to increase its Revolving Commitment by its Revolving Percentage of the proposed increased amount. Each such Lender shall, by notice to the Borrowing Agent and the Agent given not more than ten (10) Business Days after the date of the Agent’s notice, either agree to increase its Revolving Commitment by all or a portion of the offered amount (each such Lender so agreeing being an “Increasing Revolving Lender”) or decline to increase its Revolving Commitment (and any such Lender that does not deliver such a notice within such period of ten (10) Business Days shall be deemed to have declined to increase its Revolving Commitment), each Lender so declining or being deemed to have declined being a “Non-Increasing Revolving Lender”). In the event that, on the tenth

(10th) Business Day after the day the Agent has delivered a notice pursuant to the second sentence of this paragraph, the Increasing Revolving Lenders have agreed pursuant to the preceding sentence to increase their Revolving Commitments by an aggregate amount less than the increase in the aggregate Revolving Commitments requested by the Borrowing Agent, the Borrowing Agent may arrange for one or more banks or other entities (any such bank or other entity referred to in this clause being an “Augmenting Revolving Lender”), which may include any Lender, to extend Revolving Commitments or increase their existing Revolving Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Revolving Lender, if not already a Lender with a Revolving Commitment hereunder, shall be subject to the approval of the Agent (which approval shall be in the Agent’s Permitted Discretion) and the Borrowing Agent, and each Augmenting Revolving Lender shall execute all such documentation as the Agent shall reasonably specify to evidence its Revolving Commitment and/or its status as a Lender with a Revolving Commitment hereunder. Any increase in the aggregate Revolving Commitments may be made in an amount which is less than the increase requested by the Borrowing Agent if the Borrowing Agent is unable to arrange for, or chooses not to arrange for, Augmenting Revolving Lenders.
          (b) Each of the parties hereto agrees that the Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the aggregate Revolving Commitments pursuant to this Section 2.6, the outstanding Revolving Advances (if any) are held by the Lenders with Revolving Commitments in accordance with their new Revolving Percentages. This may be accomplished at the discretion of the Agent (w) by requiring the outstanding Revolving Advances to be prepaid with the proceeds of new Revolving Advances, (x) by causing Non-Increasing Revolving Lenders to assign portions of their outstanding Revolving Advances to Increasing Revolving Lenders and Augmenting Revolving Lenders, (y) by permitting the Revolving Advances outstanding at the time of any increase in the aggregate Revolving Commitments pursuant to this Section 2.6 to remain outstanding until the last days of the respective Interest Periods therefor, even though the Lenders would hold such Revolving Advances other than in accordance with their new Revolving Percentages, or (z) by any combination of the foregoing. Any prepayment or assignment described in this Section 2.6(b) shall be subject to Section 3.10 hereof but otherwise without premium or penalty.
          (c) Notwithstanding the foregoing, no increase in the aggregate Revolving Commitments (or in the Revolving Commitment of any Lender) or addition of a new Lender shall become effective under this Section 2.6 unless, (i) on the date of such increase, the conditions set forth in Section 8.2 shall be satisfied and the Agent shall have received a certificate to that effect dated such date and executed by a responsible financial officer of the Parent, (ii) the Parent shall have provided to the Agent and the Lenders an officer’s certificate, signed by an authorized officer of the Parent, and otherwise in form and substance satisfactory to the Agent, certifying that all of the Obligations (including any increase in the aggregate Revolving Commitments) constitute and will continue to be permitted under any material agreement of the Loan Parties, and (iii) the Agent shall have received (with sufficient copies for each of the Lenders with Revolving Commitments) legal opinions, board resolutions and an officer’s certificate consistent with those delivered on the Closing Date under Sections 8.1(f), 8.1(g), 8.1(h),8.1(i), 8.1(j), 8.1(l) and 8.1(bb).
     2.7 Voluntary and Mandatory Prepayments; Reduction of Commitments.
          (a) Subject to the provisions of Section 3.10, at their option and upon three (3) Business Days’ prior written notice, the Borrowers may prepay the Advances in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such prepayment. The Borrowing Agent shall specify the date of prepayment of Advances which are Libor Rate Loans and the amount of such prepayment. In the event that any prepayment of a Libor Rate Loan is made on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrowers shall indemnify the Agent and the Lenders therefor in accordance with Section 3.10.
          (b) Subject to the provisions of Section 1.8, if, on any Business Day, the aggregate principal amount of Revolving Advances then outstanding exceeds the lesser of: (i) the Maximum Revolving Advance Amount minus the Letter of Credit Exposure or (ii) the Aggregate Formula Amount, the Borrowers shall on such day prepay to the Agent an amount sufficient to eliminate such excess, which amount shall be used to prepay Revolving Advances ratably in accordance with each Lender’s Revolving Percentage. If, on any Business Day, the aggregate outstanding principal amount of Revolving Advances denominated in Alternative Currency plus the Letter of Credit Exposure denominated in Alternative Currency exceeds the Alternative Currency Sublimit, the Borrowers shall on such day prepay to the Agent an amount sufficient to eliminate such excess, which amount shall be used to prepay Revolving Advances denominated in Alternative Currency ratably in accordance with each Lender’s Revolving Percentage. If, on any Business Day, the aggregate outstanding principal amount of Revolving Advances made to Foreign Borrowers plus the Letter of Credit Exposure attributable to the Foreign Borrowers exceeds the Foreign Borrower Sublimit, the Borrowers shall on such day prepay to the Agent an amount sufficient to eliminate such excess, which amount shall be used to prepay Revolving Advances to Foreign Borrowers ratably in accordance with each Lender’s Revolving Percentage. If, on any Business Day, (i) the sum of the aggregate outstanding principal amount of Revolving UK Advances plus the Letter of Credit UK Exposure exceeds (ii) the UK Borrower Sublimit, the Borrowers shall on such day prepay to the Agent an amount sufficient to eliminate such excess, which amount shall be used to prepay Revolving UK Advances ratably in accordance with each Lender’s Revolving Percentage.
          (c) So long as any Revolving Advances are outstanding, the Borrowers shall pay to the Agent any Net Proceeds received by a Loan Party promptly upon receipt thereof and the Agent shall apply such Net Proceeds to the Obligations outstanding at the time of such receipt in such order as the Agent may determine; provided, however, that: (i) the Net Proceeds of any UK Assets and any other Net Proceeds attributable or relating to a UK Borrower shall not be applied to any Obligations other than the Obligations of the UK Borrowers described in clause (i) of Section 1.8, (ii) no such payment to the Agent of any Net Proceeds from the disposition of Specified Fixed Asset Collateral consisting of equity interests in any Subsidiaries or joint ventures or the assets of any Foreign Subsidiaries other than the UK Borrowers) pursuant to this Section 2.7 shall be required, (iii) no such payment to the Agent of any Net Proceeds from the disposition of, or from a Material Recovery Event with respect to, Specified Fixed Asset Collateral (other than Specified Fixed Asset Collateral consisting of equity interests in any Subsidiaries or joint ventures or the assets of any Foreign Subsidiaries other than the UK Borrowers) pursuant to this Section 2.7 shall be required so long as no Event of Default has occurred and is continuing, (iv) no such payment to the Agent of any Net Proceeds from the disposition of, or from a Material Recovery Event with respect to, Collateral pursuant to this Section 2.7 shall be required so long as no Activation Notice has been delivered to the Borrowing Agent, (v) nothing in this Section 2.7 or in the definition of “Net Proceeds” shall constitute authorization not otherwise permitted by this Agreement for any Loan Party to enter into any transaction that would generate Net Proceeds and (vi) no prepayment pursuant to this Section 2.7 shall be required with respect to any Net Proceeds of Collateral from a Material Recovery Event while such Net Proceeds are available for reinvestment as permitted by Section 4.19. For the avoidance of doubt, any cash proceeds from a casualty loss, compulsory transfer or non-appealable judgment not constituting Net Proceeds of Collateral from a Material Recovery Event by reason of being in an amount less than One Million Dollars ($1,000,000) from any individual event giving rise thereto, shall be applied by the Agent to principal Revolving Advances then outstanding in accordance with Section 4.14(h) only in the event that an Activation Notice has been delivered to the Borrowing Agent. In addition, to the extent any portion of the Net Proceeds remains after the application of Net Proceeds to outstanding Revolving Advances as required under this Section 2.7(c), such remaining Net Proceeds shall be released to the Borrowing Agent.
          (d) Each prepayment applied to Revolving Advances pursuant to this Section 2.7 shall not constitute a permanent reduction of the Maximum Revolving Advance Amount and the amount of outstanding Revolving Advances so prepaid may be reborrowed. Any prepayment under this Section 2.7 shall be subject to Section 3.10; provided, however, the Agent will use reasonable efforts to avoid an application of Net Proceeds which causes early prepayment of a Borrowing of Libor Rate Loans prior to the expiration of the Interest Period applicable to such Libor Rate Loans.
          (e) Upon three (3) Business Days’ prior written notice from the Borrowing Agent to the Agent, the Borrowers may request that the Lenders permanently reduce, in whole or in part, the aggregate Revolving Commitments, whereupon the aggregate Revolving Commitments shall be so reduced. Each reduction in the aggregate Revolving Commitments hereunder shall be made among the Lenders ratably in accordance with their Revolving Commitments. Each reduction shall be subject to the following: (i) each such reduction shall be in an aggregate principal amount of not less than Five Million Dollars ($5,000,000) or a multiple of One Million Dollars ($1,000,000) in excess thereof and (ii) the Borrowers shall not be permitted to reduce the aggregate Revolving Commitments unless, concurrently with any reduction, one or more of the Borrowers shall make principal payments, ratable among the Lenders, on each Lender’s then outstanding Revolving Advances to the Borrowers in an amount which, when aggregated with such ratable payment to the Lenders by the other Borrowers, will result in the aggregate Revolving Credit Advances of the Lenders to the Borrowers outstanding after such payments, when taken together with the aggregate Letter of Credit Exposure then outstanding, not exceeding the aggregate Revolving Commitments. On the date of each such reduction, the Borrowers shall pay to the Agent for the account of the Lenders (A) the unused facility fees referenced in Section 3.5 and interest referenced in Section 3.1, in each case accrued through the date of such reduction in respect of the aggregate Revolving Commitment of the Lenders so reduced and (B) any amounts required pursuant to the provisions of Section 3.10. Each reduction in the Revolving Commitments hereunder, if any, shall be a permanent reduction and no amount in excess of such reduced commitment may be borrowed or reborrowed.
     2.8 Statement of Account.
          The Agent shall maintain, in accordance with its customary procedures, a loan account (“Loan Account”) in the name of the Borrowers in which shall be recorded, among other things, the date and amount of each Advance made by the Lenders, each Letter of Credit issued by the Issuer and the date and amount of each payment in respect thereof; provided, however, the failure by the Agent to record the date and amount of any Advance or Letter of Credit shall not adversely affect the Agent or any Lender. Each calendar month, the Agent shall send to the Borrowing Agent a statement showing the accounting for the Advances made and Letters of Credit issued, payments made or credited in respect thereof, and other transactions between the Agent and the Borrowers, during such month, and the Agent shall provide the Borrowing Agent with access to Agent’s global GIR and StuckyNet System as relating to the Borrowers. The monthly statements shall be deemed correct and binding upon the Borrowers in the absence of manifest error and shall constitute an account stated between the Lenders and the Borrowers unless the Agent receives a written statement from the Borrowing Agent of the Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by the Borrowing Agent. The records of the Agent with respect to the Loan Account shall be presumed correct evidence absent manifest error of the amounts of Advances, Letters of Credit and other charges thereto and of payments applicable thereto.

          Any sums expended by the Agent or any Lender due to the Borrowers’ failure to perform or comply with its obligations under this Agreement or any Other Loan Document including payments made in connection with the Borrowers’ obligations under Sections 2.5, 3.13, 4.2, 4.4, 4.12, 4.13, 6.1 and 15.12 may be charged to the Loan Account as a Revolving Advance to the Borrowers and shall thereafter be Obligations hereunder.
     2.9 Letters of Credit.
          (a) Subject to the terms and conditions hereof, the Issuer shall issue or cause the issuance of certain Letters of Credit on behalf of any Domestic Borrower or UK Borrower denominated and payable in Dollars or an Alternative Currency in such form as may be approved by the Issuer and the Agent; provided, however, that the Issuer will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would cause the then outstanding Revolving Advances to exceed the lesser of (A) the Maximum Revolving Advance Amount minus the sum of the Letter of Credit Exposure or (B) the Aggregate Formula Amount. The Letter of Credit Exposure shall not exceed Ten Million Dollars ($10,000,000)) at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Alternate Base Rate Loans consisting of Revolving Advances and shall bear interest at the Alternate Base Rate, unless and until converted to Libor Rate Loans hereunder in accordance with Section 2.3. Letters of Credit that have not been drawn upon shall not bear interest.
          (b) Schedule 2.9 contains a description of all Existing Letters of Credit. All such Existing Letters of Credit shall constitute a “Letter of Credit” hereunder for all purposes hereof and shall be deemed to have been issued, for purposes of Section 3.4 hereof, as of the Closing Date. From and after the Closing Date, the terms of this Agreement shall apply to such Existing Letters of Credit, superseding any other agreement otherwise applicable to them to the extent inconsistent with the terms hereof.
          (c) The Borrowing Agent, on behalf of any Domestic Borrower or UK Borrower, may request the Issuer to issue or cause the issuance of a Letter of Credit by delivering to the Issuer at the Payment Office, the Issuer’s form of letter of credit application (a “Letter of Credit Application”) completed to the satisfaction of the Issuer, and such other certificates, documents and other papers and information as the Issuer may reasonably request no later than 12:00 noon at least two (2) Business Days’ prior to the date of such proposed issuance. The Agent shall notify the Lenders of the request by the Borrowing Agent for a Letter of Credit hereunder within a reasonable time after receiving such request.
          (d) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other forms of written demand for payment, or acceptances of, issued drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than the earlier of one (1) year from the date of issuance or the Facility Termination Date. Each trade Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the Issuer (the “UCP”). Each standby Letter of Credit shall be subject to the International Standby Practices (1998), International Chamber of Commerce Publication 590 and any amendments or revisions thereof adhered to by the Issuer (the “ISP”) or the UCP, as determined by the Issuer. Each Letter of Credit shall be governed, to the extent not inconsistent with the UCP or the ISP, as applicable, by the laws of the State of Ohio.
          (e) Effective as of the date of its issuance of a Letter of Credit, the Issuer grants to each Lender, and each Lender acquires, an undivided participation in such Letter of Credit equal to such Lender’s Revolving Percentage of such Letter of Credit’s face amount.

Each Lender acknowledges and agrees that its obligation to pay for such acquisition pursuant to this Section 2.9(e) is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Default or Event of Default hereunder or the failure of any condition precedent in this Agreement to be satisfied and each payment in satisfaction thereof shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that the Issuer shall not be excused from liability to any Lender for any direct damages caused by the Issuer’s gross negligence or willful misconduct.
          (f) Whenever there is a drawing on a Letter of Credit, the Borrowers agree to pay the Agent on the date of such drawing for the account of the Issuer an amount equal to the amount of such drawing, with such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency). Should the Borrowers fail to reimburse the Issuer for the amount of such drawing, the Borrowers shall be deemed to have requested a Revolving Borrowing consisting of Alternate Base Rate Loans to be made by the Lenders to the Borrowers pursuant to Section 2.2 in an aggregate amount equal to the amount of such drawing (with the Agent’s having determined in the case of any payment by the Issuer made in an Alternative Currency the equivalent thereof in Dollars), without regard to any minimums and multiples for lending amounts specified hereunder. Each Lender agrees that its obligation to make any such Revolving Advance is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of a Default or Event of Default hereunder (except for an Event of Default arising under Section 10.7 or Section 10.8), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall disburse the proceeds of such disbursement directly to the Issuer and such disbursement shall satisfy the Borrowers’ reimbursement obligation.
          (g) In the event that the Revolving Advances requested pursuant to Section 2.2(a) cannot be made because of the occurrence and continuance of an Event of Default under Section 10.7 or Section 10.8, each Lender shall be obligated to consummate the purchase, on the date its Revolving Advance would have been made pursuant to this Section 2.9(g), of its undivided participating interest in each outstanding unpaid reimbursement obligation (the “Unpaid Reimbursement Obligation”) owing to the Issuer. On the purchase date, each such Lender shall pay to the Agent, for the benefit of the Issuer, the purchase price for its participating interest in an amount equal to its Revolving Percentage of such Unpaid Reimbursement Obligation. Each Lender shall comply with its obligation under this Section 2.9(g) by wire transfer of immediately available funds, in the same manner as provided in Section 2.10 with respect to Revolving Advances made by such Lender (and Section 2.10 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Issuer the amounts so received by it from the Lenders. After the date of such purchase, the outstanding Unpaid Reimbursement Obligation shall bear interest for the account of the Lenders for each day from and including the date of the drawing giving rise to the Unpaid Reimbursement Obligation until the earlier of: (i) the date of reimbursement by the Borrowers and (ii) the date on which such drawing is reimbursed by Revolving Advances as provided in this Section 2.9(g), in each case, at the rate per annum that would apply to Alternate Base Rate Loans. After the date of such purchase, any payment by the Borrowers to the Agent with respect to the Unpaid Reimbursement Obligation, together with interest thereon, shall be promptly distributed by the Agent to each Lender based on its Revolving Percentage. Any Unpaid Reimbursement Obligation shall be deemed to be a Revolving Advance for all purposes of this Agreement and the Other Loan Documents until such Unpaid Reimbursement Obligation is repaid by the Borrowers in full, together with interest thereon as herein specified.
          (h) In connection with the issuance of any Letter of Credit, the Borrowers shall indemnify, save and hold the Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including payments made by the Agent, any Lender or any Issuer and expenses and reasonable attorneys’ fees incurred by the Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower, except for any loss, cost, expense or liability resulting from gross negligence or willful misconduct of the Agent, the Issuer or any correspondent of the Issuer. The Borrowers shall be bound by the Agent’s or any Issuer’s regulations and good faith interpretations of any Letter of Credit issued or created for the Loan Account, although this interpretation may be different from its own; and, neither the Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following the Borrowing Agent’s or any Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for the Agent’s, any Lender’s, any Issuer’s or such correspondents’ gross negligence or willful misconduct.
          (i) The Borrowing Agent shall authorize and direct the Issuer to name the applicable Domestic Borrower or UK Borrower as the “Applicant” or “Account Party” of each Letter of Credit whether the issuance is for the benefit of such Borrower or any Subsidiary of such Borrower. The Borrowing Agent shall authorize and direct the Issuer to deliver to the Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit and the Letter of Credit Application.
          (j) In connection with all Letters of Credit issued by the Issuer under this Agreement, each Borrower hereby appoints the Issuer, or its designee, as its attorney, with full power and authority upon the occurrence and during the continuance of an Event of Default: (i) to sign or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States Customs Department (“Customs”) in the name of such Borrower or Issuer or Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in the name of such Borrower or Issuer or Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Issuer nor its attorneys will be liable for any acts or omissions or for any errors of judgment or mistakes of fact or law, except for Issuer’s or its attorney’s willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.
     2.10 Funding of Advances by Lenders; Sharing of Payments; Settlement.
          (a) Each Revolving Borrowing shall be advanced according to the applicable Revolving Percentage of the Lenders.
          (b) Notwithstanding anything to the contrary contained in Section 2.5(b) hereof, commencing with the first Business Day following the Closing Date, Revolving Advances shall be advanced by the Agent and each payment by the Borrowers on account of Revolving Advances shall be applied first to those Revolving Advances advanced by the Agent. On or before 1:00 p.m. on each Settlement Date commencing with the first Settlement Date following the Closing Date, the Agent and the Lenders shall make certain payments as follows: (i) if the aggregate amount of new Revolving Advances made by the Agent during the preceding Settlement Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Settlement Week, then each Lender shall provide the Agent with funds in an amount equal to its applicable Revolving Percentage of the difference between (x) such Revolving Advances and (y) such repayments and (ii) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Settlement Week exceeds the aggregate amount of new Revolving Advances made during such Settlement Week, then the

Agent shall provide each Lender with funds in an amount equal to its applicable Revolving Percentage of the difference between (x) such repayments and (y) such Revolving Advances. Each Lender shall be entitled to earn interest applicable under this Agreement on outstanding Advances which it has funded. On each Settlement Date, the Agent shall submit to each Lender a settlement statement of the amount of outstanding Revolving Advances at the end of the Settlement Week immediately preceding such Settlement Date which shall disclose the net amount due to or due from such Lender on such Settlement Date. Such settlement statement of the Agent shall be presumed correct in the absence of manifest error.
          (c) If any Lender shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon (a “benefited Lender”), and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each benefited Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
          (d) Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Percentage of the Advances available to the Agent, the Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to the Agent on the next Settlement Date and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Agent by such Lender by the next Settlement Date, such Lender shall pay to the Agent on demand (i) such unpaid amount plus (ii) interest calculated at the daily average Federal Funds Effective Rate (computed on the basis of a year of three hundred and sixty (360) days) during the period from such Settlement Date to the date on which such amount does become available to the Agent from the Lender in immediately available funds. If such amount is not made available to the Agent by such Lender within three (3) Business Days after such Settlement Date, the Agent shall also be entitled on demand to repayment of such an amount from the Borrowers with interest thereon at the rate per annum equal to the rate then applicable to Revolving Advances hereunder; provided, however, that the Agent’s right to such recovery shall not prejudice or otherwise adversely affect any rights the Borrowers’ may have against such Lender.
     2.11 Defaulting Lender.
          (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has failed (which failure constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or participation purchase price obligation as required under this Agreement or (y) has notified either the Agent or the Borrowing Agent that it does not intend to make available its portion of any Advance or participation purchase price obligation as required under this Agreement (if the actual failure would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) shall be modified to the extent provided by this Section 2.11 while such Lender Default remains in effect. In addition, in the case of any failure described in clause (x) or any such notice to the

Agent from a Lender described in clause (y), the Agent will promptly notify the Borrowing Agent of any such failure or of its receipt of any such notice from a Lender.
          (b) The Agent shall not be obligated to transfer to such Defaulting Lender any payments made by the Borrowers for the benefit of such Defaulting Lender until such Defaulting Lender has cured its failure. Until the earlier of such Defaulting Lender’s cure of its failure to fund or the termination of all of the Commitments, all amounts repaid to the Agent by the Borrowers which would otherwise be required to be applied to such Defaulting Lender’s Advances or participation purchase price obligation, as the case may be, shall be advanced to the Borrowers by the Agent on behalf of such Defaulting Lender to cure, in full or in part, the failure by such Defaulting Lender to fund, but shall nevertheless be deemed to have been paid to such Defaulting Lender in satisfaction of, the Obligations to which such payment would otherwise have been applied.
          (c) A Defaulting Lender shall not be entitled to give instructions to the Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Loan Documents. All amendments, waivers and other modifications of this Agreement and the Other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall be deemed not to be a Lender and not to have Advances (or participation purchase price obligations) outstanding.
          (d) Other than as expressly set forth in this Section 2.11, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.11 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, the Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder. In the event a Defaulting Lender retroactively cures to the satisfaction of the Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.
     2.12 Funding by Lending Installations.
          All or any part of the Advances or Letters of Credit that any Lender or the Issuer (the “Obligated Lender”) may be obligated to fund pursuant to this Agreement: (i) may be funded by such Obligated Lender on behalf of such Obligated Lender’s Lending Installation or (ii) may be funded on such Obligated Lender’s behalf by such Lender by and through any such Lending Installation; provided, however, that, (a) if any Lending Installation fails to fund all or any part of any such Advance or Letter of Credit, the Obligated Lender shall be obligated to fund such Advance or Letter of Credit pursuant to the terms hereof, (b) in no event shall any such funding by or through any Lending Installation increase the costs or expenses for which the Borrowers are liable under this Agreement and (c) in no event shall any such funding on behalf of or through any such Lending Installation subject any Borrower to any taxes, assessments and governmental charges without such Obligated Lender’s being subject to the exercise by such Borrower of its rights under Section 3.13. The funding of an Advance or Letter of Credit by a Lending Installation hereunder shall utilize the applicable commitment of the Obligated Lender to the same extent, and as if, such Advance or Letter of Credit were funded by such Obligated Lender, and for purposes of this Agreement, such Advance or Letter of Credit shall be deemed to have been made directly by such Obligated Lender.

     2.13 Use of Proceeds.
          The Borrowers shall apply the proceeds of the Revolving Advances (i) to pay fees and expenses relating to the transaction contemplated by this Agreement, (ii) to pay all amounts owing under or with respect to that certain Credit Agreement, dated as of May 1, 2002, among Parent, the lending institutions that are signatories thereto, and National City Bank, as the administrative agent to such lenders, as amended and modified from time to time, (iii) to fund any Permitted Acquisitions and (iv) for general corporate purposes.
III. INTEREST; FEES; YIELD PROTECTION.
     3.1 Interest.
          The Borrowers shall pay interest on the unpaid principal amount of each Advance from the date such Advance is made until the principal amount thereof shall have been paid in full as follows. Interest charges shall be computed on the actual principal amount of Advances outstanding during the calendar month.
          (a) Alternate Base Rate Loans. So long as no Event of Default has occurred which is continuing, Alternate Base Rate Loans shall bear interest for each day at a rate per annum equal to the Alternate Base Rate plus the Applicable Base Rate Margin which is then in effect for Revolving Borrowings comprised of Alternate Base Rate Loans. Interest on Alternate Base Rate Loans shall be payable in arrears on the first (1st) day of each calendar month, on the date such Revolving Advances comprising any such Revolving Borrowing shall be paid in full (whether at maturity, by reason of acceleration or otherwise) and, after maturity, on demand.
          (b) Libor Rate Loans. So long as no Event of Default has occurred which is continuing, Libor Rate Loans shall bear interest during each applicable Interest Period at a rate per annum equal to the Libor Rate plus the Applicable Libor Rate Margin which is then in effect and applicable to the Borrowings comprised of such Libor Rate Loans. Interest on Libor Rate Loans shall be payable at the last day of each Interest Period (but for Libor Rate Loans with an Interest Period in excess of three (3) months, on the ninetieth (90th) day after the commencement of such Libor Rate Loan, and after each ninety (90) day interval thereafter), on the date such Revolving Advances comprising any such Revolving Borrowing shall be paid in full (whether at maturity, by reason of acceleration or otherwise) and, after maturity, on demand.
     3.2 Applicable Margins.
          At the end of each fiscal quarter, the Agent shall determine the Undrawn Availability for such fiscal quarter based upon the average daily Undrawn Availability for each day of such fiscal quarter. From each Incentive Pricing Effective Date until the next Incentive Pricing Effective Date, the Applicable Base Rate Margin, the Applicable Libor Rate Margin, the Applicable Unused Facility Fee Percentage and the Applicable Letter of Credit Fee Percentage shall be determined by reference to the applicable Undrawn Availability on the grid below; provided, however, that Tier IV pricing shall apply through and including November 30, 2007.

				Applicable Letter	Applicable Unused
		Applicable Libor	Applicable Base	of Credit Fee	Facility Fee
Tier	Undrawn Availability	Rate Margin	Rate Margin	Percentage	Percentage
I	≤ $25,000,000	1.75%	0.25%	1.75%	0.25%
II	> $25,000,000 but ≤ $50,000,000	1.50%	0%	1.50%	0.25%

				Applicable Letter	Applicable Unused
		Applicable Libor	Applicable Base	of Credit Fee	Facility Fee
Tier	Undrawn Availability	Rate Margin	Rate Margin	Percentage	Percentage
III	> $50,000,000 but ≤ $70,000,000	1.25%	0%	1.25%	0.25%
IV	> $70,000,000	1.00%	0%	1.00%	0.25%
If any financial statement or certificate delivered pursuant to Article IX is shown to be inaccurate (regardless of whether this Agreement is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Base Rate Margin, Applicable Libor Rate Margin, Applicable Unused Facility Fee Percentage or Applicable Letter of Credit Fee Percentage for any period (such period, the “Applicable Period”), than the Applicable Base Rate Margin, Applicable Libor Rate Margin, Applicable Unused Facility Fee Percentage or Applicable Letter of Credit Fee Percentage, as applicable, actually applied to such Applicable Period, then, upon the written request of the Agent, such margin or percentage shall be determined in accordance with the correct financial information for such Applicable Period and the Borrowers shall immediately pay to the Agent any accrued additional interest and fees owing as a result of such increased margin or percentage for such Applicable Period, which payment shall be applied promptly by the Agent to the Lenders in accordance with the terms of this Agreement. This paragraph shall not limit the rights of the Agent or the Lenders with respect to Article XI or to charge the Default Rate pursuant to Section 3.3.
     3.3 Default Rate.
          Upon the occurrence of an Event of Default which is continuing, upon the election of the Agent, or upon the request of the Required Lenders, the Obligations (including with respect to all Letter of Credit Fees) shall bear interest at a rate per annum equal at all times to two percent (2%) in excess of the otherwise applicable interest rate payable pursuant to the terms of this Agreement (the “Default Rate”).
     3.4 Letter of Credit Fees.
          The Borrowers shall pay (x) to the Agent, for the ratable benefit of the Lenders, fees for each Letter of Credit for the period commencing with the date of issuance of such Letter of Credit and ending on the date of expiration or termination thereof, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Letter of Credit Fee Percentage, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each calendar month and on the Facility Termination Date, and (y) to the Issuer, for its own account, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder (all of the foregoing fees, the “Letter of Credit Fees”). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction.
     3.5 Unused Facility Fees.
          If, during any calendar month, the sum of (i) the average daily unpaid balance of the Revolving Advances for each day of such calendar month, plus (ii) the average daily outstanding face amount of Letters of Credit for each day of such calendar month, does not equal the Maximum Revolving Advance Amount, then the Borrowers shall pay to the Agent for the ratable benefit of the Lenders a fee at a rate per annum equal to (x) the Applicable Unused Facility Fee Percentage multiplied by (y) the amount by which the Maximum Revolving Advance Amount exceeds such aggregate average daily sum. Such fee shall be payable to the Agent in arrears on the first (1st) day of each calendar month after the date hereof until the Facility Termination Date and on the Facility Termination Date.
     3.6 Computation of Interest and Fees.
          Interest and fees hereunder shall be computed on the basis of a year of three hundred and sixty-five (365) days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the rate otherwise applicable under this Agreement during such extension.
     3.7 Maximum Charges.
          In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to the Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
     3.8 Increased Costs.
          In the event that the Agent or any Lender shall determine that (a) the introduction after the effective date of this Agreement of any law, treaty, rule or regulation or any change therein after the effective date of this Agreement, (b) any change after the effective date of this Agreement in the interpretation or administration of any law, treaty, rule or regulation by any central bank or other Governmental Body or (c) the compliance by the Agent or such Lender with any guideline, request or directive from any central bank or other Governmental Body (whether or not having the force of law) promulgated or issued after the effective date of this Agreement (for purposes of this Section 3.8, the terms “Agent” and “Lender” shall include any corporation or bank controlling the Agent or such Lender and the office or branch where the Agent or such Lender makes or maintains any Libor Rate Loans), shall:
     (a) subject the Agent or such Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Loan Document or change the basis of taxation of payments to the Agent or such Lender of principal, fees, interest or any other amount payable hereunder or under any Other Loan Documents (except for changes in the rate of tax on the overall net income of the Agent or such Lender by the jurisdiction in which it maintains its principal office);
     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by any office of the Agent or such Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
     (c) impose on the Agent or such Lender or the London interbank offered rate market any other condition with respect to this Agreement or any Other Loan Document;

and the result of any of the foregoing is to increase the cost to the Agent or such Lender of making, renewing or maintaining its Revolving Advances hereunder by an amount that the Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Revolving Advances by an amount that the Agent or such Lender deems to be material, then, in any case, the Borrowers shall promptly pay the Agent or such Lender, upon its demand, such additional amount as will compensate the Agent or such Lender for such additional cost or such reduction, as the case may be; provided, however, the foregoing shall not apply to increased costs which are reflected in the Eurocurrency Reserve Percentage. The Agent or such Lender, upon determining in good faith that any such additional amounts will be payable pursuant to this Section 3.8, will give prompt written notice thereof to the Borrowing Agent, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable and which calculation shall be presumed correct absent manifest error, although the failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this Section 3.8 upon the subsequent receipt of such notice.
     3.9 Non-Ascertainable Libor Rate; Unavailable Deposits.
          In the event that the Agent shall have determined that:
     (a) reasonable means do not exist for ascertaining the Libor Rate applicable for any Interest Period; or
     (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank offered rate market, with respect to an outstanding Libor Rate Loan, a proposed Libor Rate Loan, or a proposed conversion of an Alternate Base Rate Loan into a Libor Rate Loan, then the Agent shall give the Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Libor Rate Loan shall be made as an Alternate Base Rate Loan, unless the Borrowing Agent shall notify the Agent, no later than 10:00 a.m. two (2) Business Days prior to the date of such proposed Borrowing, that its request for such Borrowing shall be cancelled or made as an unaffected type of Libor Rate Loan, (ii) any Alternate Base Rate Loan or Libor Rate Loan which was to have been converted to an affected type of Libor Rate Loan shall be continued as or converted into an Alternate Base Rate Loan, or, if the Borrowing Agent shall notify the Agent, no later than 10:00 a.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Libor Rate Loan, and (iii) any outstanding affected Libor Rate Loans shall be converted into an Alternate Base Rate Loan, or, if the Borrowing Agent shall notify the Agent, no later than 10:00 a.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Libor Rate Loan, shall be converted into an unaffected type of Libor Rate Loan, on the last Business Day of the then current Interest Period for such affected Libor Rate Loans. Until such notice has been withdrawn, the Lenders shall have no obligation to make an affected type of Libor Rate Loan or maintain outstanding affected Libor Rate Loans and the Borrowers shall not have the right to convert an Alternate Base Rate Loan or an unaffected type of Libor Rate Loan into an affected type of Libor Rate Loan.
     3.10 Libor Rate Loan Losses.
          The Borrowers shall indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless from and against any and all losses or expenses that the Agent and the Lenders may sustain or incur as a consequence of any prepayment, conversion of, or any default by the Borrowers in the payment of the principal of or interest on any Libor Rate Loan or failure by the Borrowers to complete a Borrowing of, a prepayment of or conversion of or to a Libor

Rate Loan after notice thereof has been given, including any interest payable by the Agent or the Lenders to lenders of funds obtained by it in order to make or maintain its Libor Rate Loans hereunder. The Agent or such Lender, upon determining in good faith that any such additional amounts will be payable pursuant to this Section 3.10, will give prompt written notice thereof to the Borrowing Agent, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable and which calculation shall be presumed correct absent manifest error, although the failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this Section 3.10 upon the subsequent receipt of such notice.
     3.11 Capital Adequacy.
          In the event that the Agent or any Lender shall have determined that (a) the introduction after the effective date of this Agreement of any law, treaty, rule or regulation or any change therein after the effective date of this Agreement, (b) any change after the effective date of this Agreement in the interpretation or administration of any law, treaty, rule or regulation by any central bank or other Governmental Body or (c) the compliance by any Lender or the Issuer with any guideline, request or directive from any central bank or other Governmental Body (whether or not having the force of law) promulgated or issued after the effective date of this Agreement (for purposes of this Section 3.11, the terms “Agent” and “Lender” shall include any corporation or bank controlling the Agent or any Lender and the office or branch where any such Lender makes or maintains any Libor Rate Loans), has or would have the effect of reducing the rate of return on the Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by the Agent or any Lender to be material, then, from time to time, the Borrowers shall pay upon demand to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction. In determining such amount or amounts, the Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.11 shall be available to the Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. The Agent or such Lender, upon determining in good faith that any such additional amounts will be payable pursuant to this Section 3.11, will give prompt written notice thereof to the Borrowing Agent, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable and which calculation shall be presumed correct absent manifest error, although the failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this Section 3.11 upon the subsequent receipt of such notice.
     3.12 Illegality.
          Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive adopted after the effective date of this Agreement, or any change therein or in the interpretation or application thereof after the effective date of this Agreement, shall make it unlawful for the Agent or any Lender (for purposes of this Section 3.12, the terms “Agent” and “Lender” shall include any corporation or bank controlling the Agent or such Lender or the office or branch where any such Lender or makes or maintains any Libor Rate Loans) to make or maintain its Libor Rate Loans, the obligation of the Lenders to make Libor Rate Loans hereunder shall forthwith be cancelled and the Borrowers shall, if any affected Libor Rate Loans are then outstanding, promptly upon request from the Agent, either pay all such affected Libor Rate Loans or convert such affected Libor Rate Loans into loans of another Type. If any such payment or conversion of any Libor Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Libor Rate Loan, the Borrowers shall pay the Agent, upon the Agent’s request, such amount or amounts as may be necessary to compensate the Lenders for any loss or expense sustained or incurred by the Lenders in respect of such Libor Rate Loan as a result of such payment or conversion, including any interest or other amounts payable by the Lenders to lenders of funds obtained by the Lenders in order to make or maintain such Libor Rate Loan. The Agent or such Lender, upon determining in good faith that any such additional amounts will be payable pursuant to this Section 3.12, will give prompt written notice thereof to the Borrowing Agent, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable and which calculation shall be presumed correct absent manifest error, although the failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this Section 3.12 upon the subsequent receipt of such notice.
     3.13 Taxes; Withholding; Tax Indemnification.
          (a) All payments made by the Loan Parties under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, charges, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Body, excluding (i) taxes imposed on or measured by the overall net income (however denominated) of, and franchise taxes imposed on (in lieu of net income taxes) any of the Agent, Issuer or the Lenders by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Installation is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 15.5(g)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with Section 3.13(c), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding tax pursuant to this Section 3.13(a) (all such non-excluded taxes, levies, imposts, charges, deductions and withholdings, the “Non-Excluded Taxes”). In addition, the Loan Parties agree to pay to the relevant Governmental Body in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Other Loan Document (“Other Taxes”).
          (b) If any Non-Excluded Taxes or Other Taxes are required by law to be withheld from any amounts payable to the Lenders or the Issuer hereunder or under the Notes, the amounts so payable to such Person shall be increased to the extent necessary to yield to such Person a net amount equal to interest or any such other amounts that would have been paid without such withholdings, at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Loan Parties, the Borrowing Agent shall send to the Agent a certified copy of any original official receipt received by any Loan Party showing payment thereof or, if such receipts are not obtainable, other evidence of such payments by such Loan Party reasonably satisfactory to the Lenders, the Issuer or the Agent, as applicable. The Loan Parties shall indemnify the Agent, the Lenders and the Issuer for the full amount of Non-Excluded Taxes and Other Taxes that are paid by such indemnified Person (including penalties, interest and expenses arising with respect thereto) whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by any Governmental Body.

          (c) Each Lender, the Issuer or assignee or participant of a Lender or the Issuer that is a Foreign Lender (and, upon the written request of the Agent, each other Lender, the Issuer or assignee or participant of a Lender or the Issuer) agrees that it will deliver to each of the Borrowing Agent and the Agent two (2) duly completed appropriate valid Withholding Certificates certifying its status as a U.S. or foreign person and, if appropriate, making a claim of complete exemption from U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. Each Lender or the Issuer, assignee or participant required to deliver to the Borrowing Agent and the Agent Withholding Certificates shall deliver such valid Withholding Certificates as follows: (A) each Lender or the Issuer which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate not more than five (5) Business Days after it enters into this Agreement; (B) each assignee or participant shall deliver such valid Withholding Certificates at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificates less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, the Issuer, assignee or participant which so delivers Withholding Certificates further undertakes to deliver to each of the Borrowing Agent and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowing Agent or the Agent.
          (d) The Lenders as of the Closing Date agree to submit promptly after the Closing Date to the taxing authority of the country in which such Lender is resident for tax purposes (with a copy to the Agent and the Borrowing Agent) for certification and forwarding by such taxing authority to the appropriate United Kingdom taxing authority, two copies of Form “Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom” (or its counterpart for jurisdictions other than the United Kingdom), or any successor forms (wherein such Lender claims entitlement to complete exemption from or reduced rate of United Kingdom withholding tax on interest paid by such Borrower hereunder) and to provide successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form. Each Lender and Issuer becoming such after the Closing Date that is managed and controlled from or incorporated under the laws of any jurisdiction other than the United Kingdom and which is making an Advance to any of the UK Borrowers through a lending branch or lending office located outside the United Kingdom agrees to submit on or before the time of becoming such a Lender or Issuer to the taxing authority of the country in which such Lender is resident for tax purposes (with a copy to the Agent and the Borrowing Agent), for certification and forwarding by such taxing authority to the appropriate United Kingdom taxing authority, two copies of Form “Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom” (or its counterpart for jurisdictions other than the United Kingdom), or any successor forms (wherein such Lender claims entitlement to complete exemption from or reduced rate of United Kingdom withholding tax on interest paid by such Borrower hereunder) and to provide successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form. Unless the Agent and the Borrowing Agent have received a copy of the “Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom” (or its counterpart for jurisdictions other than the United Kingdom) from such Lender or Issuer, each of the UK Borrowers may withhold taxes from such payments at the applicable statutory rate (subject, in the case of each of the UK Borrowers to the requirements of Section 3.13(a) above); provided, however, that, if each such UK Borrower has withheld, the Borrowing Agent shall so notify the

Agent. Any Lender or Issuer which ceases to be exempt from United Kingdom withholding taxes shall notify the Agent and the Borrowing Agent promptly thereof.
          (e) Upon the written request of any Borrower, each Lender promptly will provide to such Borrower and to the Agent, or file with the relevant taxing authority (with a copy to the Agent), such form, certification or similar documentation that it is legally able to provide (each duly completed, accurate and signed) as is required by the relevant jurisdiction in order to obtain an exemption from, or reduced rate of, Non-Excluded Taxes or Other Taxes to which such Lender or the Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction; provided, however, such Lender will not be required to (i) disclose information which in its Permitted Discretion it deems confidential or proprietary or (ii) incur a disadvantage if it determines, in its Permitted Discretion, that such disadvantage would be substantial.
          (f) If and to the extent that any Lender that is either a Non-UK Lender or a UK Lender is able, in its sole opinion, to apply or otherwise take advantage of any offsetting Tax credit or other similar Tax benefit out of or in conjunction with any deduction, withholding or payment which gives rise to an obligation on either UK Borrower to pay any additional amount pursuant to Section 3.13(a), or Section 3.13(b), such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse Tax consequences for that Lender, reimburse to each UK Borrower, at such time as such Tax credit or benefit shall have actually been received by that Lender such amount as that Lender shall, in its sole opinion, have determined to be attributable to the relevant deduction, withholding or payment and as will leave it in no better or worse position in respect of its worldwide Tax liabilities than it would have been in if the payment of such additional amount had not been required.
          (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreement and liabilities of the Borrowers contained in this Section 3.13 shall survive the payment in full of the Obligations.
IV. COLLATERAL: GENERAL TERMS.
     4.1 Security Interest in the Collateral.
          (a) To secure the prompt payment and performance of the Obligations, each Domestic Obligor hereby grants to the Agent, for its benefit and the ratable benefit of each Lender and the Issuer (and, in each case, their Subsidiaries and Affiliates to which Obligations are owed) (the “Secured Creditors”, and each individually, a “Secured Creditor”), a continuing security interest in and a pledge of all of the Domestic Collateral. In addition, each Domestic Obligor shall promptly provide the Agent with written notice of all Commercial Tort Claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Domestic Obligor shall be deemed to hereby grant to the Agent a security interest and lien in and to such Commercial Tort Claims and all proceeds thereof.
          (b) To secure the prompt payment and performance of the Obligations owing from the UK Borrowers, each UK Borrower hereby grants to the Agent, for its benefit and the ratable benefit of each of the Secured Creditors, a continuing security interest in and a pledge of all of the UK Collateral. In addition, each UK Borrower shall promptly provide the Agent with written notice of all Commercial Tort Claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such UK Borrower shall be deemed to hereby grant to the Agent a security interest and lien in and to such Commercial Tort Claims and all proceeds thereof.

     4.2 Perfection of Security Interest.
          Each Obligor shall take all action that may be necessary or desirable, or that the Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Agent’s security interest in the Collateral or to enable the Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain applicable Waivers, as the Agent may request, (iii) delivering to the Agent, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all Chattel Paper, Instruments, Letters of Credit and advices thereof and Documents evidencing or forming a part of the Collateral, (iv) entering into lockbox, warehousing and other custodial arrangements satisfactory to the Agent as and to the extent required hereunder, and (v) executing and delivering control agreements, instruments of pledge, mortgages, notices, assignments and lockbox arrangements, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, maintenance or continuation of the Agent’s security interest in Collateral under the Uniform Commercial Code or other applicable law. By its signature hereto, each Obligor hereby authorizes the Agent to file against such Obligor one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code to perfect Liens in the Collateral securing Obligations arising hereunder in form and substance satisfactory to the Agent (which may describe the Collateral with such words as “all assets” or other words of similar effect so long as the Specified Fixed Asset Collateral is stated to be specifically excluded). All charges, expenses and fees the Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Loan Account as a Revolving Advance of an Alternate Base Rate Loan and added to the Obligations, or, at the Agent’s option, shall be paid to the Agent for the ratable benefit of the Secured Creditors immediately upon demand. Each Obligor shall mark its respective books and records as may be necessary or appropriate to evidence, protect and perfect the Agent’s security interest and shall cause its financial statements to reflect such security interest.
     4.3 Disposition of Collateral.
          Each Obligor will safeguard and protect all Collateral and shall make no disposition thereof whether by sale, lease or except as may be otherwise permitted under this Agreement.
     4.4 Preservation of Collateral.
          Following the occurrence and during the continuation of an Event of Default, in addition to the rights and remedies set forth in Section 11.1, the Agent may at any time take such steps as the Agent deems necessary to protect the Agent’s interest in and to preserve the Collateral, including: (a) the hiring of such security guards or the placing of other security protection measures as the Agent may deem appropriate and the employing and maintaining at any Obligor’s premises a custodian who shall have full authority to do all acts necessary to protect the Agent’s interests in the Collateral, (b) leasing warehouse facilities to which the Agent may move all or part of the Collateral, and (c) using any of each Obligor’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral. The Agent shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of each Obligor’s owned or leased property. Each Obligor shall cooperate fully with all of the Agent’s efforts to preserve the Collateral as permitted in the foregoing sentence and will take such actions to preserve the Collateral as the Agent may direct. All of the Agent’s expenses of preserving the Collateral in accordance with the foregoing, including any expenses relating to the bonding of a custodian, shall be charged to the Loan Account as a Revolving Advance of an Alternate Base Rate Loan and added to the Obligations.
     4.5 Ownership of Collateral.
          With respect to the Collateral, at the time the Collateral becomes subject to the Agent’s security interest: (a) each Obligor shall be the sole owner of and fully authorized and able to sell, transfer, pledge or grant a perfected security interest in each and every item of its respective Collateral to the Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Obligor or delivered to the Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Obligor that appear on such documents and agreements shall be genuine and such Obligor shall have full capacity to execute same; and (d) each Obligor’s Inventory shall be located as set forth on Schedule 5.23 and shall not be removed from such location(s) without the prior written consent of the Agent, except (i) with respect to the sale of Inventory in the ordinary course of business, (ii) with respect to Inventory in transit from one location identified on Schedule 5.23 to another location identified on Schedule 5.23 and (iii) such other location appearing on any subsequent amendments to Schedule 5.23 as consented to by the Agent pursuant to Section 15.3.
     4.6 Defense of Agent’s and Lenders’ Interests.
          Each Obligor shall defend the Agent’s interests in the Collateral against any and all Persons whatsoever. At any time during the continuance of an Event of Default, the Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If the Agent exercises such right to take possession of the Collateral, the Obligors shall, upon demand, assemble it in the best manner possible and make it available to the Agent at a place reasonably convenient to the Agent. In addition, with respect to all Collateral, the Agent, the Issuer and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. At any time during the continuance of an Event of Default, each Obligor shall and the Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Agent holds a security interest to deliver same to the Agent or subject to the Agent’s order and if they shall come into any Obligor’s possession, they, and each of them, shall be held by such Obligor in trust as the Agent’s trustee, and such Obligor will immediately deliver them to the Agent in their original form together with any necessary endorsement.
     4.7 Books and Records.
          Each Obligor shall (a) keep proper books of record and account in which true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs, (b) set up on its books accruals with respect to all taxes, assessments and other Charges, levies and claims, and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties) which should be set aside from such earnings in connection with its business. All determinations pursuant to this Section 4.7 shall be made in all material respects in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Obligors.

     4.8 Financial Disclosure.
          Each Obligor irrevocably authorizes and directs: (i) all accountants and auditors employed by such Obligor at any time and promptly after the request of the Agent to exhibit and deliver to the Agent copies of such Obligor’s or any Subsidiary’s financial statements (if any exist at or prior to the date of such request), trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to the Agent any information such accountants may have concerning such Obligor’s or such Subsidiary’s financial status and business operations and (ii) to the extent permitted by applicable law, all federal, state and municipal authorities to furnish to the Agent copies of reports or examinations relating to such Obligor or such Subsidiary, whether made by such Obligor or such Subsidiary or otherwise; provided, however, prior to the occurrence of an Event of Default which is continuing, the Agent may only obtain such information or materials from such accountants or such authorities if such Obligor or such Subsidiary, as applicable, fails to furnish such information or materials to the Agent within fifteen (15) Business Days after the Agent has requested such information and material from such Obligor.
     4.9 Compliance with Laws.
          Each Obligor shall be in compliance with all laws, acts, rules, regulations and orders of any Governmental Body with jurisdiction over it or the Collateral or any part thereof or the operation of such Obligor’s business, except to the extent any noncompliance, when taken singly or in the aggregate with all other similar instances of noncompliance, has not resulted or could not reasonably be expected to result in a Material Adverse Effect. Each Obligor may, however, contest or dispute any acts, rules, regulations, orders and directions of those Governmental Bodies or officials in any reasonable manner; provided, however, that any related Lien is otherwise a Permitted Encumbrance. The Collateral at all times shall be maintained in accordance with the material requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.
     4.10 Inspection of Premises.
          At all reasonable times as the Agent deems necessary, the Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Obligor’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of such Obligor’s business. The Agent and its agents may enter upon any Obligor’s premises at any time during business hours and at any other reasonable time, and from time to time as the Agent deems necessary or desirable, for the purpose of auditing, inspecting and appraising the Collateral and any and all records pertaining thereto and the operation of such Obligor’s business. Each Lender shall have the right to request that such Lender be permitted to accompany the Agent with respect to any such visit or inspection, and shall have the option to so accompany the Agent, all at such Lender’s expense. The Agent shall have the right to conduct such audits, appraisals and field examinations at such times as the Agent deems necessary and such audits, appraisals and field examinations shall be at the Borrowers’ expense; provided, however, such audits, appraisals and field examinations shall be at the Borrowers’ expense only to the extent that (i) such audit, appraisal and field examination of the Collateral is the first conducted by Agent during the then current fiscal year, (ii) such audit, appraisal and field examination of the Collateral is the second conducted by Agent during the then current fiscal year and the average daily amount of the aggregate outstanding Revolving Credit Advances and Letter of Credit Exposure exceeds Fifty Million Dollars ($50,000,000) for any sixty (60) consecutive day period during such then current fiscal year, or (iii) such audit, appraisal and field examination of the Collateral is conducted by Agent at any time an Event of Default has occurred and is continuing.

     4.11 Insurance.
          (a) Each Obligor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral and the other assets of such Obligor. At each Obligor’s own cost and expense, such Obligor shall, with financially sound and reputable insurance carriers having a “Financial Strength Rating” of at least A- as provided by A.M. Best Company, Inc., (i) keep all its properties and assets insured against the hazards of fire, business interruption, those hazards covered by extended coverage insurance and such other hazards as is customary in the case of companies engaged in businesses similar to such Obligor’s, (ii) maintain public and product liability insurance, as is customary in the case of companies engaged in businesses similar to such Obligor’s against claims for personal injury, death or property damage suffered by others and employee theft, embezzlement and other criminal activities, and (iii) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Obligor is engaged in business. All such insurance shall be in amounts, cover such assets and be under policies acceptable to the Agent in its Permitted Discretion, but, in any case, no less than is customary for companies engaged in businesses similar to such Obligor’s. In the event any Collateral or other properties or assets of any Obligor is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the applicable Obligor shall purchase and maintain flood insurance on such Collateral, properties or assets (including any personal property which is located on any Real Property leased by an Obligor within a “Special Flood Hazard Area”). The amount of all insurance required by this Section 4.11 shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973.
          (b) The Obligors shall furnish the Agent with (i) a status report with respect to the renewal of all such insurance no later than ten (10) days before the expiration date thereof, (ii) evidence of the maintenance of all such insurance by the renewal thereof no later than the expiration date thereof, and (iii) with respect to the Collateral, appropriate loss payable endorsements in form and substance satisfactory to the Agent, naming the Agent as a additional insured and lender loss payee, as its interests may appear and providing (A) that all proceeds thereunder covering a loss of or damage to Collateral shall be payable to the Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to the Agent. The Obligors shall provide copies of all such insurance policies (including the appropriate lender loss payee and additional insured endorsements) within thirty (30) days after the Agent’s request, however, only certificates of such insurance shall be required on the Closing Date.
          (c) The carriers named in any insurance policies covering Collateral shall be directed in such policies that in the event of any loss to make payment for such loss to the Agent and not to the applicable Obligors and the Agent jointly. The Agent may endorse any Obligor’s name on any insurance losses with respect to Collateral paid by check, draft or other instrument payable to any Obligor and the Agent jointly and do such other things as the Agent may deem advisable to reduce the same to cash. At any time during the continuance of an Event of Default, the Agent is hereby authorized to adjust and compromise claims under insurance coverage with respect to Collateral, and, so long as any Revolving Advances are outstanding, with respect to any other assets or properties. All loss recoveries upon any insurance with respect to a Material Recovery Event received by the Agent or the applicable Obligor shall be applied in accordance with Section 4.19 and Section 2.7(c). In the event that an Event of Default has occurred and is continuing and any Revolving Advances are outstanding, any loss recoveries attributable to Specified Fixed Asset Collateral (other than Specified Fixed Asset Collateral consisting of equity interests in any Subsidiaries or joint ventures) not relating to a Material Recovery Event shall be payable directly to the Agent to be applied to the Obligations as required by the terms of Section 4.14(h) and Section 2.7(c). In the event that an Activation Notice has been delivered to the Borrowing Agent, any loss recoveries attributable to assets other than Specified Fixed Asset Collateral and not relating to a Material Recovery Event shall be payable directly to the Agent to be applied to the Obligations as required by the terms of Section 4.14(h) and Section 2.7(c).
          (d) Each Obligor shall give the Agent prior written notice of any change in insurance carriers and any new insurance policy shall comply with the provisions of this Section 4.11 and otherwise be acceptable to the Agent in its Permitted Discretion. Without in any way limiting the foregoing, in no event shall any Obligor change any insurance carrier with respect to the Collateral without first obtaining a loss payable endorsement in form and substance satisfactory to the Agent.
     4.12 Failure to Pay Insurance.
          If any Obligor fails to obtain insurance as hereinabove provided, or to keep the same in force, the Agent, if the Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Obligor, and charge the Loan Account therefor as a Revolving Advance of an Alternate Base Rate Loan to the Borrowers and such expenses so paid shall be part of the Obligations.
     4.13 Payment of Leasehold Obligations.
          Each Obligor shall at all times pay, when and as due (in accordance with all applicable grace periods, if any), its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect, and, at the Agent’s reasonable request, will provide evidence of having done so.
     4.14 Receivables; Investments, Cash Management.
          (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid Receivable representing a bona fide obligation incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of an Obligor, or work, labor or services theretofore rendered by an Obligor as of the date each Receivable is created. Each Receivable shall be due and owing without dispute, setoff or counterclaim at the time of its inclusion as an Eligible Receivable on the Borrowing Base Certificate and shall be excluded from being an Eligible Receivable on each Borrowing Base Certificate delivered by the Borrowing Agent to the Agent after assertion of any such dispute, setoff or counterclaim against such Receivable that would cause such Receivable not to be an Eligible Receivable.
          (b) Solvency of Account Debtors. Each Account Debtor with respect to Receivables, to the applicable Obligor’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Account Debtor is obligated in full when due (other than with respect to Delphi Corp. and any other debtor-in-possession Account Debtor whose insolvency is disclosed to the Agent in writing and whose insolvency is deemed acceptable to the Agent, in its Permitted Discretion,) or with respect to such Account Debtors of any Obligor who are not solvent such Borrower has or will promptly set up on its books and in its financial records bad debt reserves in accordance with GAAP.
          (c) Chief Executive Offices. Each Obligor’s chief executive office is located at the addresses set forth on Schedule 4.14(c) hereto. Until written notice is given to the Agent by the Borrowing Agent of any other office at which any Obligor keeps its records pertaining to Receivables, all such records shall be kept at such disclosed chief executive office.

          (d) Notification of Assignment of Receivables. At any time an Event of Default has occurred and is continuing, the Agent shall have the right to send notice of the assignment of, and the Agent’s security interest in, the Receivables to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral. During the continuance of any Event of Default, the Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. The Agent’s actual reasonable collection expenses, including stationery and postage, telephone and telecopier, secretarial and clerical expenses and the salaries of any collection personnel used for collection (including reasonable attorneys’ fees), may be charged to the Loan Account as a Revolving Advance of an Alternate Base Rate Loan to the Borrowers and such expenses so paid shall be part of the Obligations.
          (e) Power of Attorney to Act for Obligors. The Agent shall have the right, upon the occurrence of an Event of Default which is continuing, to receive, endorse, assign and deliver in the name of the Agent or any Obligor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Obligor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Obligor hereby constitutes the Agent or the Agent’s designee as such Obligor’s attorney with power at any time upon the occurrence of an Event of Default which is continuing: (i) to endorse such Obligor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment of Collateral, (ii) to sign such Obligor’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Account Debtors, assignments and verifications of Receivables, (iii) to send verifications of Receivables to any Account Debtor, (iv) to demand payment of the Receivables, (v) to enforce payment of the Receivables by legal proceedings or otherwise, (vi) to exercise all of such Obligor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (vii) to settle, adjust, compromise, extend or renew the Receivables, (viii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (ix) to prepare, file and sign such Obligor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor, (x) to prepare, file and sign such Obligor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, and (xi) to do all other lawful acts and things necessary to collect the Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done with gross negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Agent shall have the right at any time an Event of Default has occurred and is continuing, to change the address for delivery of mail addressed to any Obligor to such address as the Agent may designate and to receive and open all mail addressed to any Obligor.
          (f) No Liability. None of the Agent, the Issuer or any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any resulting damage unless such liability arises from the Agent’s, the Issuer’s or any Lender’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. Upon the occurrence of an Event of Default which is continuing, the Agent may, without notice or consent from any Obligor, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto or release any obligor thereof. The Agent is authorized and empowered to accept, upon the occurrence of an Event of Default which is continuing, the return of the goods represented by any of the Receivables, without notice to or consent by any Obligor, all without discharging or in any way affecting any Obligor’s liability hereunder.
          (g) Establishment of Lockboxes and Collection Accounts. The Domestic Obligors have established and shall maintain one or more Lockboxes with National City Bank and with each other Lockbox Bank. The Domestic Obligors have established and will maintain a deposit account (each a “Collection Account”) with each Lockbox Bank in the name of the Borrowing Agent or such other Obligors as are acceptable to the Agent, in its sole discretion. In the case of National City Bank, after the Borrowing Agent has received an Activation Notice, each Cash Concentration Account maintained at National City Bank shall function as a Collection Account maintained at National City Bank for all purposes of this Section 4.14(g) and 4.14(h). Each Lockbox Bank and the Borrowing Agent (or other applicable Obligor) have entered into agreements establishing the Lockboxes maintained by such Lockbox Bank (each a “Lockbox Agreement”) and agreements with respect to the Collection Account maintained at such Lockbox Bank (each a “Deposit Account Agreement”), each such Lockbox Agreement and Deposit Account Agreement to be in form and substance satisfactory to the Agent. The Borrowing Agent (or other applicable Domestic Obligor), the Agent and the applicable Lockbox Bank at which the each Collection Account is located shall have entered into a blocked account agreement (each a “Blocked Account Agreement”) relating to rights of the Agent with respect to the Lockboxes and the Collection Accounts maintained at such Lockbox Bank. The Collection Accounts shall not be subject to any deduction, set-off, banker’s lien or any other right in favor of any Person, except for the fees of the related Lockbox Bank and with respect to returned items. All funds deposited into the Collection Accounts shall be subject to the sole and exclusive control of the Agent on behalf of the Lenders and shall be subject only to such signing authority designated from time to time by the Agent, in accordance with the terms of the applicable Blocked Account Agreement; provided, however, that, prior to the delivery to the Borrowing Agent of an Activation Notice, the Obligors shall have the authority to direct the withdrawal, application, investment or handling of the funds in the Collection Accounts. No Domestic Obligor shall have control over such funds except as described in the immediately preceding sentence. Agent shall only be permitted to deliver an Activation Notice to the Borrowing Agent in the event that either (i) an Event of Default has occurred and is continuing or (ii) the Undrawn Availability is less than Twenty-Five Million Dollars ($25,000,000).
          Schedule 4.14(g) hereto lists the following information with respect to each Domestic Obligor: (i) all present Lockboxes, all Collection Accounts and all Cash Concentration Accounts, (ii) the name and address of each Lockbox, (iii) the account number of each Collection Account and each Cash Concentration Account, (iv) a contact Person at each Lockbox Bank, and (v) a list describing all Blocked Account Agreements. Other than: (a) such Lockboxes, Collection Accounts and Cash Concentration Accounts, (b) Securities Accounts, and (c) those other operating accounts (whether checking or Deposit Accounts) disclosed on the Schedule 4.14(g) (which such Domestic Obligor shall use solely for the purpose of disbursing monies of such Domestic Obligor (or as otherwise described on Schedule 4.14(g)) and not for collecting or depositing collections or remittances of proceeds of other Collateral) which have been consented to by the Agent from time to time in the Agent’s sole discretion, no Domestic Obligor shall maintain nor permit any other Person to maintain a post office box, Deposit Account or checking account receiving any such Collections or remittances of Proceeds of other Collateral or otherwise holding monies of such Obligor.
          The UK Security Documents shall set forth the terms for establishing and maintaining lockboxes and collection accounts with respect to the proceeds of the UK Collateral and the UK Assets.
          (h) Processing Collections and Proceeds; Cash Concentration Accounts. Each Domestic Obligor shall notify all of its Account Debtors and any other remitter of the proceeds of other Collateral to forward all collections and remittances of every kind due such Obligor to either a Lockbox or to a Collection Account (such notices to be in such form and substance as the Agent may reasonably require from time to time). In accordance with the terms of the applicable Blocked Account Agreement, each Lockbox Bank shall be instructed to deposit on a daily basis all collections from customers or other remittances of Proceeds of any Domestic

Obligor sent to the Lockbox maintained by such Lockbox Bank directly into the applicable Collection Account in the identical form in which such collections were made (except for any necessary endorsements) whether by cash or check. In accordance with the terms of the applicable Blocked Account Agreement, such Lockbox Bank shall be instructed that, upon its receipt of any Activation Notice, it shall deposit on a daily basis all funds from collections deposited into such Collection Account to one of the Cash Concentration Accounts. None of the Cash Concentration Accounts shall be subject to any deduction, set off, banker’s lien or any other right in favor of any Person. Subject to this paragraph, all funds deposited into any of the Cash Concentration Accounts shall be the exclusive property of the Agent on behalf of the Lenders, shall be subject to the sole and exclusive control of the Agent and only to such signing authority designated from time to time by the Agent, and the Agent shall apply such funds deposited in any of the Cash Concentration Accounts to the repayment of the Obligations in accordance with Section 2.7(c), if no Event of Default has occurred and is continuing, in accordance with Section 11.7, if an Event of Default has occurred and is continuing, or as otherwise agreed by the Agent and the Borrowing Agent; provided however, after payment in full has been made of the amounts described in Section 2.7(c) or Section 11.7, as applicable, unless the Borrowing Agent’s has provided other instructions with respect thereto, any additional funds then held in any of the Cash Concentration Accounts shall be released to the Borrowing Agent. Prior to the delivery of an Activation Notice by the Agent, all funds received into a Collection Account and not applied to the Obligations shall be released to the Borrowing Agent.
          Each Domestic Obligor hereby agrees to deposit immediately collections of Accounts and all other Proceeds of Collateral in the identical form in which such collections or Proceeds were received (except for any necessary endorsements), whether by cash or check, into a Collection Account. Any collections or Proceeds received by the Obligors shall be deemed held by the Obligors in trust and as fiduciary for the Lenders until deposit is made into the applicable Collection Account or, after an Activation Notice has been received by the Borrowing Agent, into the applicable Cash Concentration Account. Each Domestic Obligor hereby agrees to deposit immediately such directly received collections and all other Proceeds of Collateral into any Collection Account maintained by or on behalf of such Domestic Obligor, or, after an Activation Notice has been received by the Borrowing Agent, into any Cash Concentration Account. The Agent and National City Bank shall have entered into an agreement, such agreement to be in form and substance satisfactory to the Agent and acknowledged by the Borrowing Agent (or other applicable Obligor) (the “Cash Concentration Accounts Agreement”), whereby National City Bank will agree to maintain the Cash Concentration Accounts on behalf of the Agent. In the event that any terms or provisions of any Cash Concentration Accounts Agreement and this Agreement conflict, the terms and provisions of this Agreement shall govern.
          Each Domestic Obligor agrees not to commingle any such collections or Proceeds with any of such Obligor’s other funds or property, but to hold such funds separate and apart in trust and as fiduciary for the Lenders until deposit is made into the applicable Collection Account in the identical form in which such collections were made (except for any necessary endorsements) whether by cash or check. In accordance with the terms of the applicable Blocked Account Agreement, each Lockbox Bank shall be instructed, prior to the delivery of an Activation Notice to the Borrowing Agent, to deposit on a daily basis all funds from collections and Proceeds deposited into a Lockbox into the Collection Account, and, after an Activation Notice has been delivered to the Borrowing Agent, each Lockbox Bank shall be instructed to deposit on a daily basis all funds received into the Collection Account into the applicable Cash Concentration Account.
          The UK Security Documents shall set forth the terms for processing collections and proceeds of the UK Collateral and the UK Assets.

          (i) Adjustments. No Obligor shall, nor shall such Obligor permit any other Person to, without the Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon, except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore (A) customary in the business or industry of such Obligor or (B) done in the ordinary course of such Obligor’s business
          (j) Securities Accounts. Within sixty (60) days after the Closing Date, all Investment Property of the Domestic Obligors constituting Collateral which is held by a Securities Intermediary shall be held in a Securities Account which is subject to a Securities Account Control Agreement. The Securities Accounts shall not be subject to any deduction, set-off, broker’s lien or any other right in favor of any Person, except for the fees of the Securities Intermediary. All funds deposited into the Securities Accounts shall be subject to the sole and exclusive control of the Agent on behalf of the Lenders and shall be subject only to such signing authority designated from time to time by the Agent, in accordance with the terms of the applicable Securities Account Control Account Agreement; provided, however, that, prior to the delivery to the Borrowing Agent of an Activation Notice, the Obligors shall have the authority to direct the withdrawal, application, investment or handling of the funds in the Securities Accounts. No Domestic Obligor shall have control over such funds except as described in the immediately preceding sentence. Agent shall only be permitted to deliver an Activation Notice to the Borrowing Agent in the event that either (i) an Event of Default has occurred and is continuing or (ii) the Undrawn Availability is less than Twenty-Five Million Dollars ($25,000,000).
          Schedule 4.14(j) hereto lists the following information with respect to each Domestic Obligor: (i) all present Securities Accounts (ii) the account number of each Securities Account and (iii) within sixty (60) days after the Closing Date, a list describing all Securities Account Control Agreements.
          The UK Security Documents shall set forth the terms for establishing and maintaining securities accounts with respect to the Investment Property (to the extent constituting Collateral) of the UK Borrowers.
     4.15 Maintenance of Equipment.
          Each Obligor shall maintain, and shall cause each Subsidiary thereof to maintain, its Equipment in good operating condition and repair in accordance in all material respects with industry standards (reasonable wear and tear excepted) and shall make or cause to be made all necessary replacements of and repairs thereto as are deemed necessary by the Obligor, in its good-faith reasonable business judgment,. No Obligor shall, nor shall such Obligor permit any Subsidiary or other Person to, use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation except to the extent that any violation, when taken singly or in the aggregate with all other noncompliance has not resulted or could not reasonably be expected to result in a Material Adverse Effect.
     4.16 Exculpation of Liability.
          Nothing herein contained shall be construed to constitute the Agent, the Issuer or any Lender as any Obligor’s agent for any purpose whatsoever, nor shall the Agent, the Issuer or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except for the Agent’s or any Lender’s gross negligence or willful misconduct. None of the Agent, the Issuer or any Lender, whether by anything herein or in any assignment or otherwise, shall assume any of each Obligor’s obligations under any contract or agreement assigned to the

Agent, the Issuer or such Lender, and neither the Agent, the Issuer nor any Lender shall be responsible in any way for the performance by any Obligor of any of the terms and conditions thereof.
     4.17 Environmental Matters.
          (a) Obligor Compliance. Each Obligor: (i) shall use and operate its business, facilities, leaseholds, assets and properties, and cause each of its Subsidiaries to use and operate its respective facilities and properties, in compliance with Environmental Laws, (ii) shall remain in compliance with, and shall cause each of its Subsidiaries to remain in compliance with, all necessary Environmental Permits, and (iii) shall handle all Hazardous Substances in compliance with all applicable Environmental Laws except to the extent, as to all of the foregoing, that any noncompliance, when taken singly or in the aggregate with all other such noncompliance, has not resulted or could not reasonably be expected to result in a Material Adverse Effect or in aggregate liabilities in excess of Five Million Dollars ($5,000,000). No Obligor shall suffer to exist, nor permit any of its Subsidiaries to suffer to exist, a environmental condition with respect to any of the Real Property or leasehold which, when taken singly or in the aggregate with all other environmental conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect or in aggregate liabilities in excess of Five Million Dollars ($5,000,000).
          (b) Notification. Each Obligor shall furnish to the Agent promptly after receipt a copy of any notice such Obligor or any Subsidiary thereof may receive from any Governmental Body or any other Person that any litigation, investigation or proceeding pertaining to any environmental matter had been instituted or is threatened against such Obligor or such Subsidiary, any of the Real Property or any past or present operation of such Obligor or such Subsidiary.
          (c) Remedial Actions. If any Obligor shall fail to comply with the requirements of Section 4.17(a), the Agent may, but shall not be obligated to, to the extent the Agent, in the exercise of its Permitted Discretion, determines such action is necessary to protect the Agent’s interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as the Agent (or such third parties as directed by the Agent) reasonably deems necessary or advisable, to clean up, remove, mitigate or otherwise deal with any resulting environmental condition or non-compliance. All reasonable costs and expenses incurred by the Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Alternate Base Rate Loans constituting Revolving Advances shall be paid upon demand by the Obligors, and until paid shall be deemed to be Obligations.
          (d) Environmental Assessments. If any Obligor shall fail to comply with the requirements of Section 4.17(a), the Agent may, but shall not be obligated to, to the extent the Agent, in the exercise of its Permitted Discretion, determines such action is necessary to protect the Agent’s interest in the Collateral, require the Obligors to promptly provide the Agent, at the Obligors’ expense, with an environmental assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Agent, to assess the existence of any discharge of Hazardous Substance or the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances on or at the Real Property. At such times as no Event of Default has occurred and is continuing, if the Agent determines, in the exercise of its Permitted Discretion, that any discharge of Hazardous Substances has occurred on or at the Real Property, and that such event or condition has resulted or could reasonably be expected to result in a Material Adverse Effect or in aggregate liabilities in excess of Five Million Dollars ($5,000,000), then, upon the written request of the Agent, the Obligors shall promptly provide the Agent, at the Obligors’ expense, with an environmental assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Agent, to assess the existence of any such event or condition or the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances on or at the Real Property. Any report or investigation of such discharge of Hazardous Substances proposed or acceptable to the Governmental Body charged to oversee the cleanup of such discharges shall be acceptable to the Agent.
          (e) Environmental Indemnities. The Obligors shall defend and indemnify the Agent, the Issuer and their respective employees, agents, directors and officers, and hold each such Person harmless from and against all losses, liabilities, damages, expenses, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by any such Person in connection with the transactions contemplated by this Agreement, the execution, delivery or recording of any Other Loan Document, the administration of the facilities pursuant to this Agreement or enforcement of the rights and remedies of the Agent and Lenders and Issuer under this Agreement or any Other Loan Document under or on account of any Environmental Law, the discharge of any Hazardous Substances from the Real Property, or the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property as a result of the foregoing, unless, in each case, such losses, liabilities, damages, expenses, claims fines or penalties are the result of the gross negligence or willful misconduct of such Person.
     4.18 Financing Statements.
          Except for the financing statements filed by the Agent and those financing statements filed in connection with Liens permitted by Section 7.2, no financing statement (or analogous filing or registration under the laws of any other jurisdiction) covering any of the Collateral or any Proceeds thereof is on file in any public office or registry.
     4.19 Material Recovery Event.
          Within 10 days after the occurrence of any Material Recovery Event, the Borrowing Agent shall furnish to the Agent written notice thereof. If any Material Recovery Event results in Net Proceeds, a portion or all of which is required to be applied as a mandatory prepayment of the Advances pursuant to Section 2.7(c), the applicable Obligor will pay over such Net Proceeds to the Agent; provided, however, if: (i) no Default or Event of Default has occurred which is continuing and (ii) the Borrowing Agent notifies the Agent in writing prior to the Material Recovery Prepayment Date that the applicable Obligor intends to rebuild or restore the affected property, that such rebuilding or restoration can be accomplished within twelve (12) months out of such Net Proceeds and any other cash (other than cash obtained from Advances hereunder) and such written notice includes an estimate of the amount of Net Proceeds required for such investment, then no such Section 2.7(c) prepayment of the Advances shall be required, and (Z) until the Material Recovery Prepayment Date, the Agent may in its Permitted Discretion reserve against the Revolving Advances an amount equal to such Net Proceeds. Any Net Proceeds of a Material Recovery Event not so applied by the Material Recovery Prepayment Date to the costs of rebuilding or restoration shall be applied to the prepayment of the Obligations in accordance with and to the extent required by Section 2.7(c). Application of any Net Proceeds to the Revolving Advances pursuant to Section 2.7(c) pending reinvestment thereof by such Obligor, or otherwise, shall not result in a permanent reduction of the Maximum Revolving Advance Amount.

     4.20 Partial Release of Liens.
          Each Lender hereby irrevocably authorizes the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral which: (i) constitutes property being sold or disposed of and the applicable Obligor certifies to the Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry), (ii) constitutes property covered by Permitted Encumbrances with lien priority superior to those Liens in favor of the Agent hereunder, (iii) constitutes property in addition to that addressed by clauses (i) and (ii) above, with an aggregate fair market value of less than One Million Dollars ($1,000,000), or (iv) to the extent not restricted by Section 15.3(v), constitutes property in addition to that addressed by clauses (i) through (iii) above, as to which the Required Lenders have otherwise consented in writing to the sale or other disposition thereof.
V. REPRESENTATIONS AND WARRANTIES.
          Each Loan Party represents and warrants as follows:
     5.1 Authority.
          Each Loan Party has the full power, authority and legal right to enter into this Agreement and the Other Loan Documents to which it is a party and to perform all of its respective obligations thereunder. This Agreement and the Other Loan Documents to which each Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The execution, delivery and performance of this Agreement and of the Other Loan Documents by each Loan Party, as applicable, (a) are within such Loan Party’s corporate, limited partnership or limited liability company powers, as the case may be, have been duly authorized, are not in contravention of any applicable law or the terms of such Loan Party’s charter document, by-laws, operating agreement, articles of incorporation, articles of organization or other applicable documents relating to such Loan Party’s formation or organization, as the case may be, or to the conduct of such Loan Party’s business or of any material agreement, instrument or undertaking to which such Loan Party is a party or by which such Loan Party is bound (including the Material Business Agreements) and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or will not result in the creation of any Lien (other than in favor of the Agent) upon any asset of such Loan Party under the provisions of any applicable law, any such charter document, by-laws, operating agreement, articles of incorporation, articles of organization or other applicable documents, or any such material agreement, instrument or undertaking, to which such Loan Party is a party or by which it or its property may be bound, including the Material Business Agreements.
     5.2 Formation and Qualification/Subsidiaries.
          Each Loan Party and each Subsidiary thereof is duly incorporated or organized, as the case may be, and in existence or good standing under the laws of the jurisdictions listed on Schedule 5.2 and is qualified to do business and is in good standing in the jurisdictions listed on Schedule 5.2 which constitute all jurisdictions in which qualification and good standing are necessary for such Loan Party or such Subsidiary to conduct its business and own its property and where the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect. Each Loan Party has delivered to the Agent true and complete copies of its articles of incorporation and by-laws, articles of organization and operating agreement or other organizational documents, as the case may be, and will notify the Agent of any amendment or changes thereto promptly, or in any event, within three Business Days of such amendment or changes. The only Subsidiaries of each Loan Party are listed on Schedule 5.2. Schedule 5.2 contains for each Loan Party, such Loan Party’s corporation identification number or other applicable organizational identification number issued by such Loan Party’s jurisdiction of organization.
     5.3 Officers, Directors, Shareholders, Capitalization.
          The names and titles of all executive officers and directors, managers or general partners, as applicable, of each Loan Party, as of the Closing Date, are set forth on Schedule 5.3. Schedule 5.3 also sets forth for each Loan Party other than the Parent, as of the Closing Date, the names of such Loan Party’s shareholders, members, or partners, as applicable, and a description of such Person’s equity interest in such Loan Party (including, if applicable, a listing of the share certificates and the number of shares of capital stock held by such Person). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests in any Loan Party (other than the Parent) or any Subsidiary thereof.
     5.4 Survival of Representations and Warranties.
          All representations and warranties of each Loan Party contained in this Agreement and the Other Loan Documents, as the case may be, shall be true at the time of such Loan Party’s execution of this Agreement and the Other Loan Documents, as the case may be. All such representations and warranties of each such Loan Party shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
     5.5 FEINs/Tax Returns.
          The federal tax identification number of each Loan Party and each Subsidiary thereof is set forth on Schedule 5.5. Each Loan Party and each Subsidiary thereof has filed all federal, state and local tax returns and other reports such Loan Party or such Subsidiary is required by law to file. Except as set forth on Schedule 5.5, each Loan Party and each Subsidiary thereof has paid all taxes, assessments, fees and other governmental charges that are due and payable. Except as set forth on Schedule 5.5, all applicable income tax returns of each Loan Party and each Subsidiary thereof have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2005. The provision for taxes on the books of each Loan Party and each Subsidiary thereof is adequate for all years not closed by applicable statutes, and for its current fiscal year, and none of such Loan Parties or such Subsidiaries has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books. Except as set forth on Schedule 5.5., there is no action, suit, investigation, audit, claim, assessment or, to the best of each Loan Party’s knowledge, asserted deficiency pending or proposed or threatened with respect to taxes of any Loan Party or any Subsidiary, and to the knowledge of such Loan Parties or such Subsidiaries, no basis exists therefor.
     5.6 Financial Statements.
          (a) The four-quarter cash flow projections of Parent and its consolidated Subsidiaries for the fiscal year ending on December 31, 2007 and for the five fiscal years ending on December 31, 2011, and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit H (the “Projections”) were prepared by or under the supervision of the chief financial officer of Parent, are based on underlying assumptions and estimates which Parent reasonably believes in good faith provide a reasonable basis for the projections contained therein and, with respect to the four-quarter cash flow projections for the fiscal year ending on December 31, 2007, reflect such Loan Party’s judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.
          (b) The consolidated balance sheets of Parent and its consolidated Subsidiaries as of December 31, 2006, and the related consolidated statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to the Agent, have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the financial condition of Parent and its consolidated Subsidiaries at such date and the results of their operations for such period. Since December 31, 2006, there has been no change in the financial condition of Parent and its consolidated Subsidiaries taken as a whole as shown on the consolidated balance sheet as of such date which individually or in the aggregate has had, or reasonably could be expected to cause in the future, a Material Adverse Effect.
     5.7 Corporate Names.
          Except as set forth on Schedule 5.7, during the previous five (5) years, no Loan Party nor any Domestic Subsidiary thereof: (i) has been known by any other legal name, (ii) has done business or sold Inventory under or been known by any other name, (iii) has been the surviving entity of a merger or consolidation or (iv) has acquired all or substantially all of the assets of any Person.
     5.8 O.S.H.A. and Environmental Compliance.
          (a) Except as set forth on Schedule 5.8, and subject to the next sentence, each Loan Party and each Subsidiary thereof has duly complied with, and each Loan Party and each such Subsidiary’s facilities, business, assets and property, and to such Loan Party’s knowledge, each Loan Party’s and each such Subsidiary’s leaseholds, are in compliance with the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA (or the equivalent laws and/or statutes of any other jurisdiction, to the extent applicable) and all other Environmental Laws. To the extent any Loan Party or Subsidiary thereof has not complied or is not in compliance with the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA (or the equivalent laws and/or statutes of any other jurisdiction, to the extent applicable) and all other Environmental Laws, such noncompliance, whether taken singly or in the aggregate with all other noncompliance and with all liabilities resulting from subsection (d) below and all failures under subsection (b) below, has not resulted and can not reasonably be expected to result in a Material Adverse Effect or in aggregate liabilities in excess of Five Million Dollars ($5,000,000). Except as set forth on Schedule 5.8, there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or any Subsidiary thereof or relating to its business, assets, property, or leaseholds under any such laws, rules or regulations.
          (b) Each Loan Party and each Subsidiary thereof has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws and the Federal Occupational Safety and Health Act (or the equivalent laws and/or statutes of any other jurisdiction, to the extent applicable), except to the extent that failure .to have such licenses, certificates or permits, whether taken singly or in the aggregate with all other such failures, has not resulted in and is not reasonably expected to result in (i) any Loan Party’s being unable to conduct its business in the manner otherwise currently conducted and (ii) aggregate liabilities in excess of Five Million Dollars ($5,000,000), whether taken singly or in the aggregate with all other such failures, and when combined with all liabilities resulting from subsection (d) below and all noncompliance under subsection (a) above, in excess of Five Million Dollars ($5,000,000).
          (c) To the best of each Loan Party’s knowledge, after due inquiry, there are no underground storage tanks or polychlorinated biphenyls on the Real Property.
          (d) There have been no releases, spills, discharges, leaks or disposals of Hazardous Substances at, upon, under or within any Real Property; the Real Property has not ever been used as a treatment, storage or disposal facility of Hazardous Substances; and no Hazardous Substances are present on the Real Property, in each case, to the extent such releases, spills, discharges, leaks or disposals, use or presence has resulted or could reasonably be expected to result in a Material Adverse Effect or in aggregate liabilities, when combined with all liabilities resulting from all noncompliance under subsection (a) above or all failures under subsection (b) above, in excess of Five Million Dollars ($5,000,000).
     5.9 Solvency; No Litigation, Violation of Laws.
          (a) After giving effect to the transactions contemplated by this Agreement, each Loan Party and each Material Subsidiary will be solvent, will be able to pay its respective debts as they mature, will have capital sufficient to carry on its respective business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its respective assets, calculated on a going concern basis, is in excess of the amount of its respective liabilities and (ii) at all times subsequent to the Closing Date, the fair saleable value of its respective assets (calculated on a going concern basis) will be in excess of the amount of its respective liabilities.
          (b) Except as set forth in Schedule 5.9(b), no Loan Party nor any Subsidiary thereof has any pending or, to the best of its knowledge, threatened litigation, arbitration, actions or proceedings. No such pending or threatened litigation, arbitration, actions or proceedings could reasonably be expected to result in a Material Adverse Effect.
          (c) No Loan Party or any Subsidiary thereof is in violation of any applicable statute, regulation or ordinance, or any order of any court, Governmental Body or arbitration board or tribunal, in any respect which could reasonably be expected to result in a Material Adverse Effect.
     5.10 ERISA Compliance.
          No Loan Party, nor any Subsidiary thereof or any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.10 hereto. Except as set forth in Schedule 5.10, (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a) (2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party, each such Subsidiary and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, or the prototype plan that has been adopted, as appropriate, has a favorable determination letter from the Internal Revenue Service, (iii) no Loan Party, nor any Subsidiary thereof or any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Loan Party, nor any such Subsidiary or any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party, nor any such Subsidiary or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Loan Party, nor any such Subsidiary or any member of the Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Loan Party, nor any such Subsidiary or any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party, each of its Subsidiaries and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Loan Party, nor any such Subsidiary or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party, any such Subsidiary or any member of the Controlled Group, and (xii) no Loan Party, nor any such Subsidiary or any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980. Except as disclosed on Schedule 5.10, no Loan Party, nor any Subsidiary thereof or any member of the Controlled Group, maintains an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides postretirement medical or life insurance benefits to former employees, other than as required under Part 6 of Title I of ERISA. No Loan Party or any Subsidiary thereof has received , in relation to the UK Pension Scheme, a financial support direction or contribution notice from the UK Pensions Regulator (or any written communication of the UK Pensions Regulator indicating an intention to issue any such notice or direction) and no period of assessment by the UK Pension Protection Fund has commenced.
     5.11 Patents, Trademarks, Copyrights and Licenses.
          All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names and licenses of any of the foregoing owned or utilized by any Loan Party (“IP Rights”) are set forth on Schedule 5.11. Any such IP Rights material to and necessary for the operation of the Loan Parties’ businesses (“Material IP Rights”) are valid and have been duly registered or filed (if applicable) with all appropriate Governmental Bodies and constitute all of the IP Rights which are material to and necessary for the operation of the Loan Parties’ businesses. To the best knowledge of each of the Loan Parties, there is no objection to or pending challenge to the validity of any Material IP Rights and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.11 hereto. Each of the Material IP Rights was lawfully created, acquired or licensed by such Loan Party from the proper and lawful owner thereof. Each of the Material IP Rights has been maintained so as to preserve the utility thereof in the Loan Parties’ businesses. There is no customized software licensed by any Loan Party which is necessary for the continued operation in any material respect of such Loan Party.
     5.12 Licenses and Permits.
          Each Loan Party and each Subsidiary thereof is in compliance with and has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to comply with or procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.
     5.13 No Burdensome Restrictions.
          No Loan Party or any Subsidiary thereof is party to any contract or agreement, the performance of which could reasonably be expected to have a Material Adverse Effect. No Loan Party nor any Subsidiary thereof has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
     5.14 No Default Under Indenture.
          No “Event of Default” (as defined in the Indenture or any other Public Note Document) or “Default” (as defined in the Indenture or any other Public Note Document) exists, nor will any such Event of Default or Default exist under the Indenture or any other Public Note Document immediately after the making of any Advance or other extension of credit hereunder.
     5.15 No Labor Disputes.
          No Loan Party nor any Subsidiary thereof is involved in any material labor dispute or any labor dispute involving any bargaining unit or other group of employees generally; there are no strikes or walkouts or, to the best of each Loan Party’s knowledge, after due inquiry, union organization activity of any of such Loan Party’s or such Subsidiary’s employees in existence or threatened, which, in the case of any of the foregoing, has had, or is reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 5.15 hereof, no Loan Party has any labor contract that is scheduled to expire prior to the Facility Termination Date.
     5.16 Margin Regulations.
          No Loan Party nor any Subsidiary thereof is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.
     5.17 Investment Company Act.
          No Loan Party or any Subsidiary thereof is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
     5.18 Disclosure.
          No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein made not misleading in light of the circumstances in which such representation or warranty was made. There is no fact known to any Loan Party (other than facts regarding general economic, political or demographic matters and facts regarding the automotive or automotive parts industries generally, to the extent addressed and disclosed in the firm’s annual report for the fiscal year ending December 31, 2006 filed with the Securities and Exchange Commission or in any periodic report filed by the Borrowing Agent with the Securities and Exchange Commission after the Closing Date) which could reasonably be expected to have a Material Adverse Effect, which such Loan Party has not disclosed to the Agent herein or otherwise in writing in Other Loan Documents, certificates and statements furnished to the Agent for use in connection with the transaction contemplated by this Agreement.
     5.19 Hedging Contracts.
          No Loan Party nor any Subsidiary thereof is a party to, nor will it be a party to, any Hedging Contract unless same provides that the settlement amounts upon termination are payable without regard to default on the part of either party (i.e. on a “Second Method” basis if the Hedging Contract is under the 1992 ISDA Master Agreement or an equivalent basis if otherwise documented).
     5.20 Conflicting Agreements.
          No provision of any mortgage, indenture, contract or agreement, judgment, decree or order binding on any Loan Party or any Subsidiary thereof or affecting the Collateral or any other property of any Loan Party conflicts with, or requires any Consent which has not already been obtained by such Loan Party or such Subsidiary where such conflict or a failure to obtain such Consent would in any way prevent the execution, delivery or performance by the Loan Parties of the terms of this Agreement or the Other Loan Documents or the rights of any of the Agent, Lenders or Issuer thereunder.
     5.21 Application of Certain Laws and Regulations; Bulk Sales.
          No Loan Party, nor any Subsidiary thereof or any Affiliate of such Loan Party or such Subsidiary is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services. All of the Loan Parties’ Inventory has been acquired or manufactured by the Loan Parties in the ordinary course of the Loan Parties’ business and such acquired Inventory has been acquired by the Loan Parties from Persons in the business of selling Inventory of that kind and do not require compliance by the Loan Parties or any other Person with any bulk transfer laws or regulations of any Governmental Body.
     5.22 Business and Property.
          No Loan Party nor any Subsidiary thereof is engaged in any business other than as set forth on Schedule 5.22 hereto and activities necessary to conduct such business or incidental thereto. On the Closing Date, each Loan Party and each Subsidiary thereof will own, lease or license all the property and possess all of the rights and Consents necessary for the conduct of its business.
     5.23 Locations.
          Schedule 5.23 lists each Real Property and whether such Real Property is owned or leased. Schedule 5.23 further indicates each location where any Loan Party or any Domestic Subsidiary thereof has any assets whether or not such location is a Real Property. To the extent that any such location is leased, the name and address of the applicable landlord, a good faith estimate of the market value of the Collateral held at such location and a summary of the primary lease terms are also contained on Schedule 5.23. Other than as disclosed on Schedule 5.23, no

Loan Party nor any direct Subsidiary of any Loan Party owns real property which is subject to a mortgage. Except as disclosed on Schedule 5.23, none of the Collateral is in the possession of any bailee, warehouseman, processor or consignee. To the extent that any of the Collateral is in the possession of any bailee, warehouseman, processor or consignee, Schedule 5.23 also contains a good faith estimate of the market value of the Collateral held by each such Person at each location.
     5.24 [Reserved.]
     5.25 Disclosure of Material Business Agreements.
          Schedule 5.25 lists each Material Business Agreement to which any Loan Party or any Subsidiary thereof is a party.
     5.26 Anti-Terrorism Laws.
          (a) No Loan Party, any Subsidiary of any Loan Party, any Affiliate of any Loan Party or any of their agents acting or benefiting in any capacity in connection with the Advances, the Letters of Credit, or other transactions hereunder is in violation in any material respect of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
          (b) No Loan Party, any Subsidiary of any Loan Party, any Affiliate of any Loan Party or any of their agents acting or benefiting in any capacity in connection with the Advances, the Letters of Credit, or other transactions hereunder, is any of the following (each a “Blocked Person”):
               (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
               (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
               (iii) a Person with which any Lender or the Issuer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
               (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;
               (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or
               (vi) a Person who is affiliated or associated with a Person listed above.
No Loan Party, any Subsidiary of any Loan Party, any Affiliate of any Loan Party or any of their agents acting or benefiting in any capacity in connection with the Advances, the Letters of Credit, or other transactions hereunder: (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

VI. AFFIRMATIVE COVENANTS.
          Each Loan Party shall until payment in full of the Obligations and termination of this Agreement:
     6.1 Taxes.
          Pay, and cause each Subsidiary thereof to pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the assets or property of any Loan Party including real and personal property taxes, assessments and other Charges and all franchise, income, employment, social security, withholding, and sales taxes; provided, however, that no such tax, assessment, Charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments, Charges and levies, (ii)(x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes) and (iii) appropriate reserves, as required by GAAP, are established on the books of such Loan Party or its Subsidiaries, as applicable, which are sufficient reserves to the reasonable satisfaction of the Agent to protect the Agent’s security interest in or Lien on the Collateral. Each Loan Party hereby indemnifies and holds the Agent, the Issuer and each Lender harmless in respect of any and all such Charges. If any tax, assessment or other Charge by any Governmental Body creates a Lien on the Collateral which the Agent, in the exercise of its Permitted Discretion, determines is currently enforceable and neither inchoate nor stayed, the Agent may without notice to the Loan Parties pay such tax, assessments or other Charge. Agent shall promptly provide the Borrowing Agent with written notice of any such tax payment subsequent to the payment thereof.
     6.2 Conduct of Business and Maintenance of Existence and Assets.
          (a) Maintain all of its properties necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Material IP Rights; (b) take all actions necessary to enforce and protect the validity of its Material IP Rights, unless the relevant Loan Party or Subsidiary determines in its reasonable business judgment that taking any such actions is not in its best interest; (c) keep in full force and effect its existence and comply in all respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (d) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain the rights, licenses, leases, powers and franchises necessary to its business under the laws of any jurisdiction to which it or its assets are subject.
     6.3 Violations.
          Notify the Agent in writing promptly, and in any event within three Business Days of obtaining knowledge of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party or any Subsidiary thereof or the assets or property of any Loan Party which could reasonably be expected to have a Material Adverse Effect.
     6.4 Fixed Charge Coverage Ratio.
          At any time at which the Undrawn Availability is less than Twenty Million Dollars ($20,000,000), maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

The Fixed Charge Coverage Ratio shall be calculated as of the last day of each fiscal quarter for the period equal to the four consecutive fiscal quarters then ending.
6.5	Execution of Supplemental Instruments.
          Execute and deliver to the Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Agent may reasonably request, in order for the full intent of this Agreement to be carried into effect.
6.6	Standards of Financial Statements.
          Cause all financial statements referred to in Sections 9.7, 9.8, 9.10 or 9.11, in each case, as to which GAAP is applicable, to be complete and correct in all material respects (subject, in the case of interim financial statements, to notes and normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).
VII. NEGATIVE COVENANTS.
          Until satisfaction in full of the Obligations and termination of this Agreement, no Loan Party shall, nor shall it permit any of its Subsidiaries to:
7.1	Merger, Consolidation, Acquisition and Sale of Assets.
          Wind up, liquidate or dissolve its affairs; enter into any transaction of merger, consolidation or other reorganization with or into any other Person or permit any other Person to consolidate with or merge with it; acquire all or a substantial portion of the assets or stock of any Person; sell, pledge, lease transfer or otherwise dispose of any of its property or assets other than Inventory in the ordinary course of business; except that the following shall be permitted:
          (a) If no Default or Event of Default has occurred and is continuing or would result therefrom,
               (i) the merger, consolidation or amalgamation of any Domestic Subsidiary with or into the Parent or into another Domestic Subsidiary which is both a Borrower and a Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Parent, the Parent is the surviving or continuing or resulting corporation;
               (ii) the merger, consolidation or amalgamation of any UK Borrower with or into another Subsidiary which is both a UK Borrower and a Wholly-Owned Subsidiary;
               (iii) the merger, consolidation or amalgamation of any Foreign Subsidiary other than a UK Borrower with or into another Subsidiary which is both a Foreign Subsidiary and a Wholly-Owned Subsidiary;
               (iv) the liquidation, winding up or dissolution of any Foreign Subsidiary of the Parent other than a UK Borrower;

               (v) other than as permitted under Section 7.1(c) hereof, the sale, pledge, lease, transfer or disposition of Equipment, Fixtures or any Real Property of any Loan Party or any Subsidiary of any Loan Party; provided that:
          (A) the aggregate consideration for such transaction represents fair value (as determined in good faith by management of the Parent),
          (B) the aggregate consideration for all such transactions effected on a cumulative basis on or after the Closing Date does not exceed Fifty Million Dollars ($50,000,000), and
          (C) any assets or proceeds thereof in excess of the aggregate amount of Capital Expenditures of all of the Loan Parties and all of their Subsidiaries in such fiscal year on a cumulative basis shall be treated as “Net Proceeds” for purposes of Section 2.7(c) hereof;
               (vi) the transfer or other disposition of any property by the Parent to any Domestic Subsidiary which is both a Domestic Obligor and a Wholly-Owned Subsidiary, or by any Domestic Subsidiary to the Parent or to any other Domestic Subsidiary which is both an Obligor and a Wholly-Owned Subsidiary of the Parent;
               (vii) the transfer or other disposition of part or all of any Loan Party’s or any Subsidiary’s interest in any joint venture; and
               (viii) the transfer or other disposition of any property by a UK Borrower to the Parent or to any Domestic Subsidiary which is both an Obligor and a Wholly-Owned Subsidiary.
          (b) If no Default or Event of Default has occurred and is continuing or would result therefrom, any Obligor may acquire all or substantially all of the assets or capital stock of any Person (in each case, a “Proposed Acquisition”), subject to the satisfaction of each of the following conditions (in each case, a “Permitted Acquisition”):
               (i) the Agent shall receive at least ten (10) Business Days’ prior written notice of such Proposed Acquisition, which notice shall include a detailed description of such Proposed Acquisition;
               (ii) such Proposed Acquisition shall only involve assets comprising a business, or those assets of a business, of the type engaged in by the Loan Parties as of the Closing Date, and which business would not subject the Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any Other Loan Document;
               (iii) such Proposed Acquisition shall be consensual and shall have been approved by the board of directors of such Person (and if such Proposed Acquisition is a sale of stock, the board of directors of the seller) and, if required by applicable law, the shareholders of such Person;

               (iv) no Indebtedness, contingent obligations or other liabilities shall be incurred or assumed in connection with such Proposed Acquisition, except (A) Advances made hereunder, (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of such Person assumed in connection therewith, and (C) Indebtedness incurred to finance such Proposed Acquisition so long as such Indebtedness (1) is fully subordinated to the Obligations on terms acceptable to the Agent in its sole discretion, (2) does not allow for any amortization of principal prior to six months following payment in full of the Obligations, (3) is not secured by any Lien on assets of a Loan Party or any Subsidiary thereof, (4) does not exceed more than twenty-five percent (25%) of the aggregate purchase price of the Proposed Acquisition, and (5) is subject to such other terms acceptable to the Agent in its sole discretion (together, “Permitted Acquisition Assumed Indebtedness”);
               (v) the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and, without duplication, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith, including therein the maximum amount of any earn-out or deferred purchase price payable) during any fiscal year of the Loan Parties, shall not exceed (A) so long as the Undrawn Availability is equal to or less than Thirty Million Dollars ($30,000,000) on a pro forma basis (as further described in subsection 7.1(b)(ix)(A) below) immediately prior to and immediately following the consummation of such Permitted Acquisition, Zero Dollars, (B) so long as the Undrawn Availability is in excess of Thirty Million Dollars ($30,000,000) on a pro forma basis (as further described in subsection 7.1(b)(ix)(A) below) immediately prior to and immediately following the consummation of such Permitted Acquisition, Forty Million Dollars ($40,000,000) and (C) so long as the Undrawn Availability is in excess of Sixty-Five Million Dollars ($65,000,000) on a pro forma basis (as further described in subsection 7.1(b)(ix)(A) below) immediately prior to and immediately following the consummation of such Permitted Acquisition, an unlimited amount;
               (vi) if the Proposed Acquisition is a stock purchase or merger, such Person shall have positive earnings before interest, income taxes, depreciation and amortization for the trailing four-quarter period preceding the anticipated closing date of the Proposed Acquisition, as determined based upon the financial statements of such Person for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Proposed Acquisition;
               (vii) at or prior to the closing of any Permitted Acquisition with respect to a Person or the assets of a Person organized under the laws of or located in the United States, any state thereof or the District of Columbia, the Agent shall have a first priority perfected Lien (subject to Permitted Encumbrances) in all Receivables, Inventory and other assets acquired pursuant thereto, or in the assets of such Person, as applicable, other than Excluded Property and Specified Fixed Asset Collateral, and the Agent shall have received such documents as may be required in connection therewith;
               (viii) with respect to the closing of any Permitted Acquisition described in subsection 7.1(b)(vii) above, the Agent shall have conducted a field examination of and a collateral audit of all assets acquired pursuant thereto, or in the assets of such Person, as applicable, prior to any such acquired assets being included in the calculation of the Aggregate Formula Amount;

               (ix) the Borrowing Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent:
          (A) within fifteen days of the consummation of such Proposed Acquisition, a pro forma consolidated balance sheet of the Parent and its consolidated Subsidiaries (the “Acquisition Pro Forma”), based on recent financial data, which shall be accurate and complete in all material respects and shall fairly present the assets, liabilities and financial condition of the Parent and its consolidated Subsidiaries in accordance with GAAP consistently applied, but taking into account such Proposed Acquisition and the funding of all Advances in connection therewith, and (x) such Acquisition Pro Forma shall reflect that average daily Undrawn Availability for the thirty (30) day period preceding the consummation of such Proposed Acquisition would have exceeded Thirty Million Dollars ($30,000,000) or Sixty-Five Million Dollars ($65,000,000), as applicable pursuant to subsection (v) above on a pro forma basis (giving effect to such Proposed Acquisition and all Advances made and Letters of Credit issued in connection therewith as if made or issued on the first day of such period), (y) the Acquisition Projections (as hereinafter defined) shall reflect that such Undrawn Availability of Thirty Million Dollars ($30,000,000) or Sixty-Five Million Dollars ($65,000,000), as applicable pursuant to subsection (v) above, shall continue for at least thirty (30) days after the consummation of such Proposed Acquisition, and (z) on a pro forma basis (giving effect to such Proposed Acquisition and all Advances made and Letters of Credit issued in connection therewith as if made on the first day of such period), the Loan Parties would have been in compliance with the financial covenant set forth in Section 6.4, for a period of four fiscal quarters ended with the most recent fiscal quarter for which financial statements have been provided (or are required to have been provided) pursuant to Sections 9.7 and9.8, respectively, as if such financial covenant were applicable notwithstanding the fact that Undrawn Availability may be in excess of Twenty Million Dollars ($20,000,000);
          (B) within fifteen days of the consummation of such Proposed Acquisition, updated versions of the most recently delivered projections under Section 9.11 covering a period of four fiscal quarters, commencing with the fiscal quarter in which the Proposed Acquisition is to be consummated and otherwise prepared in accordance with the projections required to be delivered under Section 9.11 (the “Acquisition Projections”) and based upon the financial statements (I) of the Parent and its consolidated Subsidiaries for Parent’s most recently completed fiscal year and each fiscal quarter during the current fiscal year for which financial statements have been provided (or are required to have been provided) pursuant to Sections 9.7 and9.8, respectively, in relation to the date of such required delivery of the Proposed Acquisition, taking into account such Proposed Acquisition and (II) of such Person being acquired for a period similar to the period described in clause (I) above; and
               (x) a certificate of the chief financial officer of the Borrowing Agent to the effect that: (w) the Loan Parties will be solvent upon the consummation of the Proposed Acquisition, (x) the Acquisition Pro Forma fairly presents the financial condition of the Parent and its consolidated Subsidiaries as of the date thereof after giving effect to the Proposed Acquisition, (y) the Acquisition Projections are reasonable estimates of the future financial performance of the Loan Parties subsequent to the date thereof based upon the historical performance of the Loan Parties, and (z) the Borrowing Agent has completed its due diligence investigation with respect to the Proposed Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business or assets, as applicable, and the results of which investigation were delivered to the Agent and Lenders;
               (xi) the form and substance of the Proposed Acquisition shall be reasonably acceptable to the Agent; and
               (xii) any necessary Joinder Amendment and Borrower Joinder Agreements shall have been fully executed and delivered and all conditions precedent to the effectiveness thereto shall have been fully completed or satisfied or shall be so satisfied upon the consummation of the Proposed Acquisition.
          (c) Parent or any of its Subsidiaries may sell, pledge, lease, transfer or otherwise dispose of any Equipment that, in the reasonable business judgment of the management of Parent or any such Subsidiary, is obsolete, worn out, unnecessary or no longer useful in Parent’s or such Subsidiary’s business, including the aircraft described on Schedule 7.1.
          (d) Parent and its Subsidiaries shall be permitted to make any Capital Expenditures permitted pursuant to Section 7.6.
          (e) The Parent and its Subsidiaries shall be permitted to make the investments permitted pursuant to Section 7.4.
          (f) The Parent and its Subsidiaries shall be permitted to make the distributions and pay the dividends permitted pursuant to Section 7.7.
7.2	Creation of Liens.
          Create, assign, transfer or suffer to exist any Lien upon or against any part of the Collateral or any assets or property of any Loan Party, except Permitted Encumbrances.
7.3	Guarantees.
          Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Lenders or the Issuer) except (a) guarantees existing on the Closing Date and set forth on Schedule 7.3, (b) the endorsement of checks in the ordinary course of business, (c) guarantees made by a Loan Party or any Subsidiary thereof with respect to the Indebtedness of any Domestic Obligor or UK Borrower that is otherwise permitted pursuant to Section 7.8, (d) guarantees made by a Domestic Obligor or a UK Borrower with respect to the Indebtedness of any Foreign Subsidiary other than a UK Borrower so long as the aggregate amount of all such Indebtedness guaranteed under this clause (d), together with any extensions of credit from any Loan Party to a Foreign Subsidiary other than a UK Borrower permitted under Section 7.5(d) and investments of any Loan Party in a Foreign Subsidiary other than a UK Borrower, joint venture or partnership permitted under Section 7.4(d), does not exceed Fifteen Million Dollars ($15,000,000) in the aggregate, and (e) at any time during a Permitted Period, additional guarantees made by a Domestic Obligor or a UK Borrower with respect to the Indebtedness of any Foreign Subsidiary.

7.4	Investments.
          Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) investments existing on the Closing Date and set forth on Schedule 7.4, (b) Permitted Acquisitions and any related Permitted Acquisition Assumed Indebtedness in connection therewith, (c) investments in any Domestic Obligor or UK Borrower, (d) investments in any Foreign Subsidiary other than a UK Borrower or in any joint venture or partnership so long as the aggregate amount of all such investments under this clause (d), together with any guarantees by a Loan Party of any Foreign Subsidiary other than a UK Borrower permitted under Section 7.3(d) and any extensions of credit from any Loan Party to a Foreign Subsidiary other than a UK Borrower permitted under Section 7.5(d), does not exceed Fifteen Million Dollars ($15,000,000) in the aggregate, (e) at any time during a Permitted Period, additional investments in any Foreign Subsidiary or in any joint venture or partnership, (f) cash and Cash Equivalents; provided, however, the Borrowers and any of their Subsidiaries may invest in cash and Cash Equivalents as follows: (A) during any time that Revolving Advances are outstanding to the Domestic Borrowers and an Activation Notice has not been delivered by the Agent pursuant to Section 4.14(g), the aggregate amount of all cash and Cash Equivalents held by the Domestic Borrowers or any of their Domestic Subsidiaries permitted by this subsection (f) shall not exceed Forty-Six Million Dollars ($46,000,000) for any period of three consecutive Business Days; (B) during any time that Revolving Advances are outstanding to the UK Borrowers or any other Foreign Borrowers and an Activation Notice has not been delivered by the Agent pursuant to Section 4.14(g), the aggregate amount of all such investments held by any of the UK Borrowers or any other Foreign Borrowers permitted by this subsection (f) of this Section 7.4 shall not exceed Fifteen Million Dollars ($15,000,000) for any period of three consecutive Business Days; (C) the aggregate amount of all cash and Cash Equivalents held by Foreign Subsidiaries of the Loan Parties (other than the UK Borrowers, any other Foreign Borrowers, or any Subsidiaries of the UK Borrowers or any other Foreign Borrowers) shall not be restricted, and (D) during any time that Revolving Advances are outstanding to any Borrowers and an Activation Notice has been delivered by the Agent pursuant to Section 4.14(g), the aggregate amount of all such investments held by the Borrowers, any of their Domestic Subsidiaries, the UK Borrowers, any other Foreign Borrower, or any Subsidiaries of the UK Borrowers or any other Foreign Borrowers permitted by subsection (f) of this Section 7.4 shall not exceed One Million Dollars ($1,000,000) for any period of three consecutive Business Days.
7.5	Extensions of Credit.
          Make advances, loans or extensions of credit to any Person except (a) advances, loans or extensions of credit to any Domestic Obligor or UK Borrower, (b) extensions of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (c) advances, loans or extensions of credit existing on the Closing Date as set forth on Schedule 7.5 and additional subsequent advances, loans or extension of credit replacing the foregoing in amounts not to exceed the amounts set forth on Schedule 7.5, (d) advances, loans or extensions of credit to any Foreign Subsidiary other than a UK Borrower so long as the aggregate amount of all such advances, loans or extensions of credit permitted under this clause (d), together with any guarantees by a Loan Party of any Foreign Subsidiary other than a UK Borrower of Indebtedness permitted under Section 7.3(d) and investments by a Loan Party in any Foreign Subsidiary, joint venture or partnership permitted under Section 7.4(d), does not exceed Fifteen Million Dollars ($15,000,000) in the aggregate, and (e) at any time during a Permitted Period, additional advances, loans or extensions of credit to any Foreign Subsidiary.
7.6	Capital Expenditures.
          Make or incur any Capital Expenditure or commitments for Capital Expenditures (including capitalized leases) unless such Capital Expenditures do not exceed Thirty-seven

Million Dollars ($37,000,000) in the aggregate on a consolidated basis for the Loan Parties and their Subsidiaries in any calendar year.
7.7	Dividends and Distributions; Grants.
          Declare, pay or make any dividends on any shares of the common stock or preferred stock or other equity interest, as the case may be, of any Loan Party or any Subsidiary thereof (other than dividends or distributions payable in stock or other equity interest, as the case may be, or split-ups, or reclassifications of its stock), or apply or otherwise distribute any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or other equity interest, as the case may be, or of any options to purchase or acquire any such shares of common or preferred stock or other equity interest, as the case may be, or enter into or issue, as applicable, any subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests of such Loan Party or such Subsidiary; except that (i) any wholly-owned direct Subsidiary of any Domestic Obligor may declare and pay cash dividends to its shareholders or members, (ii) an Foreign Subsidiary other than the UK Borrowers may declare and pay cash dividends to its shareholders or members, and (iii) the Parent or any Subsidiary may pay cash dividends to its shareholders or members at any time during a Permitted Period.
7.8	Indebtedness.
          Create, incur, assume or suffer to exist any Indebtedness except in respect of:
          (a) Indebtedness existing on the Closing Date and set forth on Schedule 7.8 (including any extensions, renewals or refinancings thereof); provided that the principal amount of such Indebtedness shall not be increased without the prior written consent of the Required Lenders;
          (b) Indebtedness to the Lenders and the Issuer under or pursuant to this Agreement or the Other Loan Documents;
          (c) Indebtedness in respect of the Public Notes or a Permitted Public Notes Refinancing, in either case in an aggregate principal amount not to exceed Two Hundred Million Dollars ($200,000,000);
          (d) Indebtedness incurred for Capital Expenditures permitted under Section 7.6;
          (e) Indebtedness as permitted under Section 7.5;
          (f) Indebtedness consisting of the guarantees permitted under Section 7.3;
          (g) Permitted Acquisition Assumed Indebtedness in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000);
          (h) Hedging Obligations arising under Hedging Contracts complying with the requirements set forth in Section 5.19 and entered into in the ordinary course of business and not with a speculative purpose;
          (i) Indebtedness owing from a Foreign Subsidiary other than the UK Borrowers to any party other than a Loan Party which does not exceed Fifty Million Dollars ($50,000,000) in the aggregate; and

          (j) without duplication with the foregoing clauses, unsecured Indebtedness (other than Indebtedness incurred for Capital Expenditures), in an aggregate amount not to exceed Five Million Dollars ($5,000,000) at any time.
7.9	Nature of Business.
          Substantially change the nature of the business in which it is currently engaged.
7.10	Transactions with Affiliates.
          Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm’s length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate other than transactions permitted pursuant to Sections 7.3, 7.4 and 7.5.
7.11	Leases.
          Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6) if, after giving effect thereto, rental payments for all leased property would exceed Ten Million Dollars ($10,000,000) in the aggregate on a consolidated basis in any calendar year.
7.12	Subsidiaries.
          Form any Domestic Subsidiary unless, at the sole discretion of the Agent, (i) (A) such Subsidiary expressly becomes a Borrower and becomes jointly and severally liable for the obligations of the Borrowers hereunder, under the Notes and under any other agreement between the Borrowers and the Lenders in accordance with the provisions of Sections 1.6 and 1.7; provided, however, none of such Subsidiary’s assets shall be included in the Aggregate Formula Amount in accordance with the terms of this Agreement until such time as the Agent makes such determination in its Permitted Discretion, or (B) such Subsidiary expressly becomes a Guarantor for the Obligations by delivering an executed Guarantor Joinder Agreement to the Agent, (ii) the Agent shall have received all documents, including appropriate Waivers, Consents, organizational documents, corporate resolutions and legal opinions it may reasonably require in connection therewith, and (iii) the Agent shall have obtained, for the benefit of the Secured Creditors, a first priority perfected Lien in all assets (other than Excluded Property and Specified Fixed Asset Collateral) of such Subsidiary.
7.13	Fiscal Year and Accounting Changes.
          Change its fiscal year from a calendar year or make any material change (i) in accounting treatment and reporting practices except as required or permitted by GAAP or (ii) in tax reporting treatment except as required or permitted by law.
7.14	Pledge of Credit.
          Now or hereafter pledge the Agent’s or any Lender’s credit on any purchase or for any purpose whatsoever.

7.15	Amendment of Organizational Documents.
          Amend, modify or waive any material term or provision of its articles of incorporation, by-laws, certificate of formation, operating agreement or other organizational documents, as applicable, unless required by law.
7.16	Compliance with ERISA.
          (i) Maintain, or permit any member of the Controlled Group to maintain or become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.10, (ii) engage, or, permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party, any Subsidiary thereof or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party, any Subsidiary thereof or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.10, (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail to notify immediately the Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, or (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.
7.17	Repayment or Prepayment of Indebtedness.
          At any time, directly or indirectly, prepay any Indebtedness (other than the Obligations to the extent permitted under the terms of this Agreement) or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party or any Subsidiary thereof; provided, however, (i) the Parent may repay, prepay, redeem or acquire for value any of its Public Notes (a) from available cash and cash equivalents existing as of the Closing Date, (b) from available cash and cash equivalents arising after the Closing Date so long as such cash and cash equivalents do not arise from the proceeds of Revolving Advances, or (c) from the proceeds of Revolving Advances; (ii) any Subsidiary may repay or prepay any Domestic Obligor or UK Borrower with respect to any Indebtedness; and (iii) at any time during a Permitted Period, any Domestic Obligor, UK Borrower or other Subsidiary may repay or prepay any other Subsidiary with respect to any Indebtedness; provided, further, in the case of each of subclauses (a), (b) and (c) of clause (i) above, (x) no Event of Default then exists or would exist by reason of such repayment or repurchase and (y) the Undrawn Availability after such repayment or repurchase exceeds Thirty Million Dollars ($30,000,000).
7.18	Bailee Documents of Title.
          At any time, permit any Inventory to be located (a) at any processor, warehouseman or similar bailee which issues negotiable warehouse receipts or other negotiable documents of title or (b) at any processor, warehouseman or similar bailee which issues non-negotiable warehouse receipts or other non-negotiable documents of title unless such non-negotiable documents of title are issued to or for the account of the Agent and such documents of title are delivered to the Agent.

7.19	Modification of Material Business Agreements.
          Amend, supplement or replace, or waive any of the provisions of any Material Business Agreement, except pursuant to a written agreement or instrument which is delivered in advance to the Agent; provided, however, that no such prior delivery shall be required for any amendment, supplement, replacement or waiver that does not adversely affect the Lenders.
7.20	Modification of Indenture.
          Except in connection with a Permitted Public Notes Refinancing, enter into or permit any amendment to, or modification or change of, any Public Note Document as in effect on the Closing Date, unless, prior to the effectiveness thereof, such amendment, modification or change has been approved in writing by the Agent, acting on instructions from the Required Lenders; provided, however, that no such approval shall be required for an amendment, modification or change that does not adversely affect the Lenders.
7.21	Anti-Terrorism Laws.
          At any time, (i) directly or through its Affiliates and agents, conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) directly or through its Affiliates and agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224, (iii) directly or through its Affiliates and agents, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law or (iv) fail to deliver to the Lenders or the Issuer any certification or other evidence requested from time to time by any Lender or the Issuer in its Permitted Discretion, confirming each Loan Party’s compliance with this Section 7.21.
VIII. CONDITIONS PRECEDENT.
8.1	Conditions to Initial Advances.
          The agreement of the Lenders to make the initial Advances requested to be made and the Issuer to issue the initial Letters of Credit requested to be issued on the Closing Date is subject to the satisfaction immediately prior to or concurrently with the making of such Advances and the issuance of such Letters of Credit, of the following conditions precedent unless waived by the Agent pursuant to the Post-Closing Waiver Letter:
(a)	Loan Documents. The Agent shall have received an executed version of this Agreement, the Notes and, to the extent not otherwise specifically described below, any Other Loan Documents to be delivered on the Closing Date, including (i) the Post-Closing Waiver Letter and (ii) the other documents required to be delivered pursuant to the Closing Agenda, in each case, in form, substance and number satisfactory to the Agent;

(b)	Collateral and Security. The Agent shall have received an executed version of each IP Security Agreement, in form, substance and number satisfactory to the Agent, and all Collateral items required to be physically delivered to the Agent under this Agreement or any Other Loan Document shall have been so delivered, accompanied by any appropriate instruments of transfer (or arrangements satisfactory to the Agent for such delivery shall be in place), and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and incurrence of the Obligations and the delivery of this Agreement and the Other Loan Documents shall have been paid in full.
(c)	Lien Searches. The Agent shall have received accurate and complete copies of all of the Lien, pending suit and other public records searches required by the Agent (as more fully described on the Closing Agenda);

(d)	Tax Returns. The Agent shall have received the first page of each Loan Party’s federal tax returns for the most recent two (2) tax years;

(e)	Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of the Agent, a perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested and all actions necessary or, in the opinion of the Agent, desirable to perfect and protect the Lien of the Agent granted hereunder shall have been taken;

(f)	Corporate Proceedings. The Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Agent, of the Board of Directors (or if applicable, the general partner or board of managers) of each Loan Party (i) authorizing the execution, delivery and performance of this Agreement, the Notes, and the Other Loan Documents to which such Loan Party is a party, and (ii) the granting by such Loan Party of the security interests in and Liens upon the Collateral, in each case certified by the Secretary or Assistant Secretary of such Loan Party as of the Closing Date and such certificate shall state that the resolutions thereby certified are true, accurate and complete and have note been amended, modified, revoked or rescinded as of the date of such certificate;

(g)	Authorization Certificates. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrowing Agent, dated the Closing Date, as to the authority and incumbency of various specified employees of the Borrowing Agent to utilize the StuckyNet System, deliver Borrowing Base Certificates, Compliance Certificates, other Collateral Reports and otherwise communicate with the Agent.

(h)	Incumbency Certificates. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing this Agreement and the Other Loan Documents to which such Loan Party is a party together with evidence of the incumbency of such Secretary or such Assistant Secretary;

(i)	Charter Documents. The Agent shall have received a copy of the Articles of Incorporation, Certificate of Incorporation, Certificate of Formation or Articles of Organization, as the case may be, of each Loan Party, together with all amendments thereto, certified by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of incorporation or organization, as the case may be, together with copies of the by-laws, limited liability company agreement, limited partnership agreement, operating agreement or code of regulations, as the case may be, of such Loan Party, in each case, together with all amendments and supplements thereto, and all agreements of such Loan Party shareholders or members, as the case may be, certified as accurate and complete by the Secretary or Assistant Secretary of such Loan Party;
(j)	Good Standing. The Agent shall have received copies of good standing certificates, or similar certifications, as applicable, for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of incorporation or organization, as the case may be, and each jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification, except where the failure to be so qualified could not reasonably be expected to cause a Material Adverse Effect;

(k)	Compliance with Law. The Agent shall have received evidence that each Loan Party and each Subsidiary thereof is in compliance in all material respects with all pertinent federal, state and local regulations including those with respect to the Environmental Laws, the Federal Occupational Safety and Health Act and ERISA (or the equivalent laws and/or statutes of any other jurisdiction, to the extent applicable);

(l)	Legal Opinion. The Agent shall have received the executed legal opinion of Baker & Hostetler LLP, Burns & Levinson LLP, or such other law firms reasonably satisfactory to Agent, in form and substance satisfactory to the Agent, which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Loan Documents, as the Agent may reasonably require, and each Loan Party hereby authorizes and directs such counsel to address such opinion to the Agent, the Lenders and the Issuer, and in each case, their respective successors and assigns;

(m)	No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or any Subsidiary thereof or against the officers, directors or managers of such Loan Party or such Subsidiary (A) in connection with this Agreement or the Other Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Agent, is deemed material or (B) which could, in the reasonable opinion of the Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to such Loan Party or such Subsidiary or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body;

(n)	Financial Condition Certificate. The Agent shall have received an executed Financial Condition Certificate in the form of Exhibit F;

(o)	Field Examination. The Agent shall have completed a Collateral field examination of the Loan Parties, and reviewed all books and records in connection with such Collateral, and the results of such examination shall be satisfactory in form and substance to the Agent;

(p)	Fees. The Agent shall have received, or will receive as part of the funding on the Closing Date, all fees payable to the Agent, the Lead Arranger, the Issuer and the Lenders on or prior to the Closing Date pursuant to Article III hereto or the Agent’s Fee Letter;

(q)	Projections. The Agent shall have received a copy of the Projections which shall be satisfactory in all material respects to the Agent;

(r)	Insurance. The Agent shall have received evidence satisfactory to the Agent that each Loan Party has the personal and real property, liability, business interruption and other insurance required by Section 4.11, with Agent’s loss payable endorsements, in form and substance satisfactory to Agent, listing the Agent as loss payee with respect to the Collateral and as additional insured;

(s)	Letters of Credit and Letter of Credit Application. The Agent shall have received from the Borrowing Agent (i) a completed Letter of Credit Application for the Letters of Credit to be issued on the Closing Date and (ii) an accurate and complete copy of each Letter of Credit set forth in Schedule 2.9 attached hereto;

(t)	Disbursement Instruction Letter and Flow of Funds. The Agent shall have received written instructions from the Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement, such instructions shall attach a detailed flow of funds which shall outline the distribution of necessary funds from the operating accounts of the Borrowers to pay for the costs, expenses and fees required to be paid by the Loan Parties on the Closing Date, the repayment of Indebtedness required to be repaid on the Closing Date and the funding of any other amounts required to be funded on the Closing Date;

(u)	Collection Accounts. The Agent shall have received (i) the duly executed Blocked Account Agreements or other agreements establishing the Collection Accounts and the Cash Concentration Accounts with financial institutions acceptable to the Agent for the collection or servicing of the Receivables and proceeds of the Collateral other than the UK Collateral and (ii) evidence satisfactory to the Agent that each Domestic Borrower has sent or shall, immediately upon the Closing Date, send a notice to all of its respective Account Debtors instructing such Account Debtors to remit payments to the Collection Accounts;

(v)	Consents. The Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Loan Documents and, in each case, the Consents of such third parties as might assert claims with respect to the Collateral, as the Agent and its counsel shall deem necessary;

(w)	No Material Adverse Change. (i) Since December 31, 2006, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to the Agent shall have been proven to be inaccurate or misleading in any material respect;

(x)	Waivers. The Agent shall have received an executed copy of each Waiver required by the Closing Agenda to be delivered on the Closing Date;

(y)	Leasehold and Similar Agreements. The Agent shall have received copies of all leases, mortgages, warehouseman agreements, consignment agreements, processing agreements or similar agreements in effect with respect to (i) all premises leased by any Loan Party and (ii) all locations at which Inventory of any Loan Party is located;

(z)	Contract Review. The Agent shall have received Schedule 5.25 listing all of the Material Business Agreements of each Loan Party;

(aa)	Termination of Existing Indebtedness. The Agent shall have received (i) a payoff letter, in form and substance satisfactory to the Agent, from National City Bank (the “Exiting Bank”), pursuant to which any Indebtedness of the Loan Parties to the Exiting Bank in existence on the Closing Date will be paid in full, (ii) a payoff letter, in form and substance satisfactory to the Agent, pursuant to which any other existing Indebtedness that is to be repaid by the Advances to be made on the Closing Date will be paid in full, and (iii) evidence satisfactory to the Agent that all necessary termination statements, satisfaction documents and any other applicable releases in connection with any existing Indebtedness and all other Liens with respect to any Loan Party or any Subsidiary thereof that are not Permitted Encumbrances have been filed or arrangements satisfactory to the Agent have been made for such filing;

(bb)	Bring-Down Certificate. The Agent shall have received a certificate signed by the chief financial officer of each Loan Party, dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Loan Documents to which such Loan Party is a party are true and correct in all material respects on and as of such date, (ii) such Loan Party, as applicable, is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Loan Documents, as the case may be, (iii) on such date no Default or Event of Default has occurred or is continuing and (iv) all of the deliveries to be made by or on behalf of such Loan Party as specified in the Closing Agenda shall have been furnished to the Agent;

(cc)	Borrowing Base Certificate; Undrawn Availability. The Agent shall have received a Borrowing Base Certificate, as of the Closing Date, which shall indicate an Aggregate Formula Amount and a UK Formula Amount such that, after giving effect to the initial Advances made and Letters of Credit issued on the Closing Date and all closing costs, fees and expenses through the Closing Date, the Undrawn Availability shall be at least Fifty-Five Million Dollars ($55,000,000);

(dd)	Public Note Documents. The Borrowers shall have provided to the Agent and the Lenders (i) a copy of the Public Note Documents, together with any amendments or supplements thereto, certified by an officer of the Parent as being true and complete and (ii) an officer’s certificate, signed by an authorized officer of the Parent, and otherwise in form and substance satisfactory to the Agent and the Lenders, certifying (A) that no “Default” (as defined in the Indenture) or “Event of Default” (as defined in the Indenture) exists under the Indenture, nor will exist after the making of the initial Advances hereunder, (B) that all of the Obligations constitute “Permitted Indebtedness” (as defined in the Indenture), and (C) such other matters with respect to the Public Note Documents as the Agent shall deem necessary or appropriate.;

(ee)	Closing Agenda Conditions. Each other condition precedent described on the Closing Agenda shall have been fulfilled to the satisfaction of the Agent; and

(ff)	Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

8.2	Conditions to Each Advance.
          The agreement of the Lenders to make any Advance requested to be made on the occasion of each Borrowing (including the initial Borrowing) and the agreement of the Issuer to issue any Letter of Credit requested to be issued on any date (including the initial Letters of Credit) is subject to the satisfaction of the following conditions precedent as of the date the Advances requested to be made as part of such Borrowing or such Letter of Credit is issued.
(a)	Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Loan Documents to which it is a party, as the case may be, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties made as of or regarding a specified date.

(b)	No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made or Letters of Credit requested to be issued, on such date; provided, however that, the Agent, in its sole discretion, may, pursuant to Section 15.4 continue to make Advances and the Issuer, in its sole discretion, may continue to issue Letters of Credit, in each case, notwithstanding the existence of an Event of Default or Default and any Advances so made or Letters of Credit so issued shall not be deemed a waiver of any such Event of Default or Default.

(c)	Maximum Advances. Subject to Section 15.4, in the case of any Advances requested to be made or Letters of Credit requested to be issued, after giving effect thereto, the aggregate Advances or Letters of Credit shall not exceed the maximum amount of the applicable Advances permitted under Section 2.1 or the maximum amount of Letters of Credit under Section 2.9.

(d)	Request for Advances. Each request for an Advance or a Letter of Credit by the Borrowing Agent hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance or Letter of Credit that the conditions contained in this Section shall have been satisfied.
8.3	Conditions to Initial Advances Based on Eligibility of Inventory and Receivables of UK Borrowers.
          The agreement of the Lenders to make any Advance requested to be made on the occasion of each Borrowing (including the initial Borrowing) and the agreement of the Issuer to issue any Letter of Credit requested to be issued on any date (including the initial Letters of Credit) which includes the Inventory or Receivables of either of the UK Borrowers as “Eligible UK Inventory” or “Eligible UK Receivables”, is subject to the satisfaction of the following conditions precedent as of the date such Advances requested to be made as part of such Borrowing or such Letter of Credit is issued.
(a)	Field Examination. The Agent shall have completed a Collateral field examination of each of the UK Borrowers, and reviewed all books and records in connection with such Collateral, the results of such examination shall be satisfactory in form and substance to the Agent.

(b)	Collateral Audit. The Agent shall have completed a collateral audit of each of the UK Borrowers with respect to the Collateral of each of the UK Borrowers, and the results of such collateral audits shall be satisfactory in form and substance to the Agent. and

(c)	UK Security Documents. The Agent shall have received an executed version of each UK Security Documents, in each case, in form, substance and number satisfactory to the Agent.
IX. NOTICE AND DISCLOSURE REQUIREMENTS.
          Each Loan Party shall, on behalf of itself and its Subsidiaries, until satisfaction in full of the Obligations and the termination of this Agreement:
9.1	Disclosure of Material Matters.
          Promptly, and in any event with three Business Days upon learning thereof, report to the Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral, including such Loan Party’s reclamation or repossession of, or the return to such Loan Party of, a material amount of goods or material claims or material disputes asserted by any Account Debtor or other obligor.
9.2	Schedules; Collateral Reporting Information; Borrowing Base Certificate.
          Deliver to the Agent on or before the twentieth (20th) day of each calendar month as and for the prior calendar month (a) accounts payable agings and accounts receivable agings of the Borrowers (reconciled to the general ledger and the Borrowing Base Certificate), (b) Inventory reports of the Borrowers (which shall include a lower of cost or market calculation) and (c) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior calendar month and which shall not be binding upon the Agent or restrictive of the Agent’s rights under this Agreement). Such inventory reports shall include, with respect to any inventory owned by the Domestic Borrowers and located in Mexico, a perpetual inventory report listing the types of inventory per location (including product number or SKU description), and the quantity on hand, per unit cost and extended value of each such type of inventory per location. In addition, for any period during which Undrawn Availability does not exceed Twenty Million Dollars ($20,000,000), unless otherwise agreed by the Agent, the Borrowing Agent shall deliver to the Agent on a calendar weekly basis an interim Borrowing Base Certificate and inventory report (i) reflecting all activity of the Domestic Borrowers (sales, collections, credits, etc.) impacting the Receivables of the Borrowers for all Business Days since the preparation of the immediately prior week interim Borrowing Base Certificate, and (ii) reflecting all changes in the types of inventory and quantity on hand, per unit cost and extended value of such types of inventory per location in Mexico since the preparation of the immediately prior week interim inventory report. The amount excluded from Eligible UK Receivables or Eligible Domestic Receivables on such interim Borrowing Base Certificate shall be the amount that is calculated and updated monthly pursuant to this Section 9.2 and which is satisfactory to the Agent. The amount of Eligible UK Inventory or Eligible Domestic Inventory to be included on such interim Borrowing Base Certificate shall be calculated and updated monthly pursuant to this Section 9.2 and which is satisfactory to the Agent. Such interim Borrowing Base Certificate shall also include a reconciliation of the Inventory reported thereon with the Inventory of the Borrowers reported on the general ledger of the Borrowers. In addition, with respect to any period during which Undrawn Availability does not exceed Twenty Million Dollars ($20,000,000), the Borrowing Agent will deliver to the Agent at such intervals as the Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Account Debtor’s invoices, (iii) evidence of shipment or delivery, (iv) accounts payable schedules of the Borrowers (reconciled to the general ledger) and (v) such further schedules, documents or information regarding the Collateral as the Agent may require including trial balances and test verifications. The Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to the Agent and executed by the applicable Loan Parties and delivered to the Agent from time to time solely for the Agent’s convenience in maintaining records of the Collateral, and any Person’s failure to deliver any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent’s Lien with respect to the Collateral. The items to be provided under this Section 9.2 shall be delivered to the Agent by Approved Electronic Communication (or, if requested by the Agent, only by posting to the Agent’s StuckyNet system).
9.3	Environmental Reports.
          Furnish the Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by an authorized officer of each Loan Party stating that each Loan Party and each Subsidiary thereof is in compliance with all federal, state and local laws relating to environmental protection and control and occupational safety and health, except to the extent noncompliance has not had or could not reasonably be expected to have a Material Adverse Effect or has not resulted in or could not reasonably be expected to result in aggregate liabilities in excess of Five Million Dollars ($5,000,000). To the extent any Loan Party or any Subsidiary thereof is not so in compliance, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party or such Subsidiary will implement in order to achieve such compliance.
9.4	Litigation.
          Promptly, and in any event within three Business Days, notify the Agent in writing of any litigation, suit or administrative proceeding against any Loan Party or any Subsidiary thereof, whether or not the claim is covered by insurance, which could reasonably be expected to result in a Material Adverse Effect.
9.5	Material Occurrences.
          Promptly, and in any event with three Business Days, notify the Agent in writing upon the occurrence of (a) any Event of Default or Default, (b) any default or event of default under any Material Business Agreement which has or could reasonably be expected to have a Material Adverse Effect, (c) any event, development or circumstance whereby any financial statements or other reports furnished to the Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Parent and its consolidated Subsidiaries on a consolidated basis as of the date of such statements, (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two (2) plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party or any Subsidiary thereof to a tax imposed by Section 4971 of the Code, (e) each and every default by such Loan Party or such Subsidiary which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness with an outstanding principal amount exceeding Two Million Five Hundred Thousand Dollars ($2,500,000), including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness, and (f) any other development in the business or affairs of such Loan Party or such Subsidiary which could reasonably be expected to have a Material Adverse Effect; in each case, to the extent permitted by applicable law, describing the nature thereof and the action such Loan Party or such Subsidiary proposes to take with respect thereto.

9.6	Government Receivables.
          Promptly, and in any event with three Business Days, notify the Agent if any of its Receivables arise out of contracts between any Loan Party and the United States or any state or any department, agency or instrumentality thereof.
9.7	Annual Financial Statements.
          Within ninety (90) days after the end of each fiscal year of Parent and its consolidated Subsidiaries, furnish the Agent with, or otherwise make available to the Agent online (whether by filing with the Securities and Exchange Commission or otherwise), audited financial statements of Parent and its consolidated Subsidiaries on a consolidated basis including statements of income or operations and shareholders’ equity and cash flow of Parent and its consolidated Subsidiaries on a consolidated basis from the beginning of such current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by the Loan Parties and their Subsidiaries and reasonably satisfactory to the Agent. In addition, the reports shall be accompanied by a Compliance Certificate which shall state that, based on an examination sufficient to permit such authorized officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Loan Parties and their Subsidiaries with respect to such event, and such Compliance Certificate shall have appended thereto calculations which set forth compliance, if applicable, with the requirements or restrictions imposed by Sections 6.4, 7.6 and 7.11.
9.8	Quarterly Financial Statements.
          Within forty-five (45) days after the end of each of the first three fiscal quarters of the fiscal year of the Parent and its consolidated Subsidiaries, furnish the Agent with, or otherwise make available to the Agent online (whether by filing with the Securities and Exchange Commission or otherwise), an unaudited balance sheet of Parent and its consolidated Subsidiaries on a consolidated basis and unaudited statements of income or operations and shareholders’ equity and cash flow of Parent and its consolidated Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, all prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Loan Parties and setting forth in each case in comparative form the figures from the projected annual operation budget delivered pursuant to Section 9.11 covering the current fiscal year. In addition, the reports shall be accompanied by a Compliance Certificate, which shall state that, based on an examination sufficient to permit such authorized officer of the Borrowing Agent to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the applicable Loan Parties and their Subsidiaries with respect to such event and, such Compliance Certificate shall have appended thereto calculations which set forth compliance, if applicable, with the requirements or restrictions imposed by Sections 6.4, 7.6 and 7.11.
9.9	Securities Filings.
          Furnish the Agent as soon as available, but in any event within ten (10) days after the filing thereof, with copies of such financial statements, proxy statements, registration statements, reports and returns as any Loan Party or any Subsidiary thereof is required to file with the United States Securities and Exchange Commission or any state securities commission.
9.10	Additional Information.
          Furnish the Agent with such additional information as the Agent shall reasonably request in order to enable the Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by each Loan Party including, without the necessity of any request by the Agent (a) promptly, and in any event with three Business Days upon Agent’s request therefor, copies of any Material Business Agreement reasonably requested by the Agent, (b) copies of all environmental audits and reviews not previously provided, (c) at least thirty (30) days prior thereto, notice of any Loan Party’s or any Subsidiary’s opening of any new place of business or any Loan Party’s or any Subsidiary’s closing of any existing place of business, (d) at least thirty (30) days prior thereto, notice of any Loan Party’s or any Subsidiary’s change in its legal name, and (e) promptly, and in any event with three Business Days upon any Loan Party’s learning thereof, notice of any material labor dispute to which any Loan Party or any Subsidiary is reasonably expected to become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which such Loan Party or such Subsidiary is a party or by which such Loan Party or such Subsidiary is bound.
9.11	Projected Operating Budget.
          Furnish the Agent, no later than February 15 of each fiscal year of the Parent and its consolidated Subsidiaries, commencing with fiscal year 2008 and each fiscal year thereafter, quarter by quarter projected financial statements of the Parent and its consolidated Subsidiaries on a consolidated basis for such fiscal year (including statements of income or operations and shareholders’ equity and cash flow for each fiscal quarter and a balance sheet as at the end of each fiscal quarter), such projections to be accompanied by a certificate signed by the chief financial officer of the Borrowing Agent to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reasonable basis to question the reasonableness of any material assumptions on which such projections were prepared.
9.12	Notice of Suits, Adverse Events.
          Furnish the Agent promptly, and in any case within three Business Days, notice of (i) any lapse or other termination of any Consent issued to any Loan Party or any Material Subsidiary thereof by any Governmental Body or any other Person that is material to the operation of such Loan Party’s or such Material Subsidiary’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent, (iii) copies of any periodic or special reports filed by such Loan Party or such Material Subsidiary with any Governmental Body or Person, if such reports indicate any material adverse change in the business, operations, affairs or condition of such Loan Party or such Subsidiary, and (iv) copies of any material notices and other communications from any Governmental Body which specifically relate to any material adverse change or condition of such Loan Party or such Material Subsidiary.
9.13	ERISA Notices and Requests.
          Furnish the Agent with immediate written notice in the event that (i) any Loan Party, any Subsidiary thereof or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such

Termination Event and the action, if any, which such Loan Party, such Subsidiary or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) such Loan Party, such Subsidiary or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party, such Subsidiary or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by such Loan Party, such Subsidiary or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which such Loan Party, such Subsidiary or any member of the Controlled Group was not previously contributing shall occur, (v) such Loan Party, such Subsidiary or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) such Loan Party, such Subsidiary or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter, (vii) such Loan Party, such Subsidiary or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice, (viii) such Loan Party, such Subsidiary or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, (ix) such Loan Party, such Subsidiary or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, or (ix) a Loan Party or any Subsidiary thereof receives a financial support direction or contribution notice for the UK Pensions Regulator (or any written communication of the UK Pensions Regulator indicating an intention to issue any such notice or direction) or that a period of assessment by the UK Pension Protection Fund has commenced.
9.14	Notices Regarding Public Note Documents.
          Furnish the Agent with written notice promptly, and in any event with three Business Days, of any notice provided to the trustee or the Public Noteholders under the Indenture, the Public Notes or any of the other Public Note Documents.
9.15	Additional Documents.
          Execute and deliver to the Agent, upon request, such documents and agreements as the Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X. EVENTS OF DEFAULT.
          The occurrence of any one or more of the following events shall constitute an “Event of Default”:
      10.1 Payment of Obligations.
          (a) Failure by any Borrower to pay any principal with respect to the Obligations when due, whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, or by required prepayment;
          (b) Failure by any Borrower to pay any interest with respect to the Obligations when due, or failure by any Loan Party to pay any other liabilities or make any other payment, fee or charge provided for under this Agreement or any Other Loan Document herein when due, if any such failure shall continue for five or more days;
      10.2 Misrepresentations.
          Any representation or warranty made or deemed made by any Loan Party thereof in this Agreement, any Other Loan Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith, as the case may be, shall prove to have been misleading in any material respect on the date when made or deemed to have been made;
      10.3 Failure to Furnish Information.
          Failure by any Loan Party to (a) furnish financial information required to be provided hereunder when due, (b) furnish any additional financial information reasonably requested by the Agent within fifteen (15) Business Days after such information is requested, or (c) permit the inspection of its or any of its Subsidiaries’ books or records to the extent such inspection is provided for hereunder;
      10.4 Liens Against Assets.
          Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party’s or any Subsidiary’s property (other than property of a Foreign Subsidiary which is not a UK Borrower) which is not stayed or lifted within thirty (30) days except for Liens described in clause (h) of the definition of Permitted Encumbrances;
      10.5 Breach of Covenants.
          Except as otherwise provided for in Sections 10.1, 10.3 and 10.4, (i) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained (other than any term, provision, condition, covenant referenced in clause (ii) hereof), or the failure or neglect by any Loan Party or any Subsidiary thereof to perform, keep or observe any term, provision, condition, covenant contained in any Other Loan Document, or (ii) failure or neglect of any Loan Party or any Subsidiary thereof to perform, keep or observe any term, provision, condition, covenant herein contained in Sections 4.6, 4.7, 4.9,4.13, 4.15 or 6.2(a) or 6.2(c) and such failure shall continue for thirty (30) days from the date upon which any Loan Party has knowledge of the occurrence of such failure or neglect;

      10.6 Judgment.
          Any money judgment, writ or warrant of attachment or similar process (including but not limited to distraint or execution) involving an amount, when aggregated with all such money judgment, writ or warrant of attachment or similar process outstanding at such time, in excess of Five Million Dollars ($5,000,000) is entered or filed against any Loan Party or any Subsidiary thereof or, in each case, against any of its respective assets and is not released, discharged, vacated, fully bonded or stayed within thirty (30) days after such judgment, writ or warrant of attachment or similar proceeding is entered, unless such judgment is covered by insurance from an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim;
      10.7 Insolvency and Related Proceedings.
          (a) Any Loan Party or any other Subsidiary which is a Material Subsidiary shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, (vii) take any action for the purpose of effecting any of the foregoing or (viii) admit in writing its inability, or be generally unable, to pay its debts as they become due;
          (b) Any occurrence analogous to any of the matters described in clause (a) above occurs in relation to a Loan Party or any Material Subsidiary under the laws of any other jurisdiction.
      10.8 Cessation of Operations.
          Any Loan Party or any Domestic Subsidiary thereof shall cease operation of its present business for more than five consecutive Business Days;
      10.9 Material Adverse Effect.
          Any change in any Loan Party’s or any Subsidiary’s condition or affairs (financial or otherwise) which in the Agent’s reasonable opinion has or could reasonably be expected to have a Material Adverse Effect;
      10.10 Loss of Priority Lien.
          The Agent’s Liens in the Collateral created hereunder or provided for hereby or under any Other Loan Document for any reason ceases to be in full force and effect and a perfected Lien having a first priority interest, except for Liens described in clause (f) of the definition of Permitted Encumbrances;
      10.11 Breach of Material Agreements.
          A material default of the obligations of any Loan Party or any Subsidiary thereof under any Material Business Agreement to which it is a party shall occur which default is not cured within any applicable cure period;

      10.12 Cross Default; Cross Acceleration.
          Any Loan Party or any Subsidiary thereof shall (a) default in any payment of principal of or interest on any Indebtedness beyond any period of grace with respect to such payment if the outstanding principal amount of all such defaulted Indebtedness exceeds Ten Million Dollars ($10,000,000) in the aggregate, or (b) default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such Indebtedness is created, secured or evidenced, if the outstanding principal amount of all such defaulted Indebtedness exceeds Ten Million Dollars ($10,000,000) in the aggregate and the effect of such default is to permit the acceleration of such Indebtedness;
      10.13 Default Under Indenture.
          If (a) any “Event of Default” (as defined in the Indenture) shall occur under the Indenture; or (b) the Obligations, or any part thereof, shall cease to be “Permitted Indebtedness” (as defined in the Indenture);
      10.14 Termination of Guaranty.
          Termination or breach of any Guaranty or similar agreement executed and delivered to the Agent in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, any similar agreement or its obligations under Section 14.2;
      10.15 Change of Control.
          Any Change of Control shall occur;
      10.16 Invalidity of Credit Agreement.
          Any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to the Agent;
      10.17 Loss of Material Intellectual Property.
          (a) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any Material IP Rights or any material license or permit necessary for the continued operation of the Loan Parties’ businesses, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any Material IP Rights or any material license or permit necessary for the continued operation of the Loan Parties’ businesses and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any Material IP Rights or any material license or permit necessary for the continued operation of the Loan Parties’ businesses and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such Material IP Rights or material license or permit necessary for the continued operation of the Loan Parties’ businesses,; (b) any agreement which is necessary and material to the operation of such Loan Party’s business shall be revoked or terminated and not replaced by a substitute reasonably acceptable to the Agent within thirty (30) days after the date of such revocation or termination, and, in the case of clause (a) or (b) above, such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect;

      10.18 Forfeiture of Assets.
          Any adjudication against any Loan Party or any Subsidiary thereof in criminal proceedings requiring such Loan Party’s or such Subsidiary’s forfeiture of any assets having, either individually or in the aggregate, a value in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), or any portion of the Collateral having, either individually or in the aggregate, a value in excess of One Million Dollars ($1,000,000) shall be seized or taken by a Governmental Body, or any Loan Party or any Subsidiary thereof or the title and rights of such Loan Party or such Subsidiary shall have become the subject matter of litigation which could, in the reasonable opinion of the Agent, upon final determination, result in material impairment or loss of the security provided by this Agreement or the Other Loan Documents;
      10.19 Business Interruption.
          The operations of any Loan Party or any Subsidiary thereof are interrupted at any time for more than two (2) consecutive Business Days, which interruption could reasonably be expected to have a Material Adverse Effect; or
      10.20 ERISA Events.
          An event or condition specified in Sections 7.16 or 9.13 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party, any Subsidiary thereof or any member of the Controlled Group shall incur, or is reasonably likely to incur, a liability to a Plan or the PBGC (or both) which could reasonably be expected to have a Material Adverse Effect or results or could reasonably be expected to result in aggregate liabilities in excess of One Million Dollars ($1,000,000).
XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT
      11.1 Rights and Remedies.
          Upon the occurrence of (i) an Event of Default pursuant to Section 10.7, all Obligations (other than Hedging Obligations) shall be immediately due and payable and this Agreement and the obligation of the Lenders and to make Advances and the Issuer to issue Letters of Credit shall be deemed terminated all without presentment, demand or notice of any kind (all of which are hereby expressly waived by each Loan Party), and (ii) any Event of Default (other than pursuant to Section 10.7), the Agent may, and upon the written request of the Required Lenders shall, declare all Obligations to be immediately due and payable and terminate the obligation of the Lenders to make Advances and the Issuer to issue Letters of Credit, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by each Loan Party). Upon the occurrence of any Event of Default, the Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure or to take, to the extent permitted by applicable law, possession of and sell any or all of the Collateral with or without judicial process. The Agent may enter any Obligor’s premises or other premises without legal process and without incurring liability to such Obligor therefor, and the Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Agent may deem advisable and the Agent may require such Obligor to make the Collateral available to the Agent at a convenient place or places. With or without having the Collateral at the time or place of sale, and subject to the applicable provisions of the Uniform Commercial Code, the Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Agent may elect.

Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give such Obligor reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to such Obligor at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale the Agent, any Lender or the Issuer may bid for and become the purchaser, and the Agent, any Lender, the Issuer or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption, and such right and equity are hereby expressly waived and released by each Obligor. In connection with the exercise of the foregoing remedies, the Agent is granted permission to use all of each Obligor’s trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied in accordance with Section 11.7. If any deficiency shall arise, the Borrowers shall remain liable to the Agent, the Lenders and the Issuer therefor.
      11.2 [Reserved]
      11.3 Setoff.
          In addition to any other rights which the Agent, any Lender or the Issuer may have under applicable law, upon the occurrence of an Event of Default hereunder, the Agent, such Lender and the Issuer, including any branch, Subsidiary or Affiliate of the Agent, such Lender or the Issuer, shall have a right to apply any Obligor’s property held by the Agent, such Lender, the Issuer, such branch, Subsidiary or Affiliate to reduce the Obligations. However, each Lender agrees that it shall not, without the express written consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Agent, setoff against the Obligations any amounts owing by such Lender to any Obligor or in any Deposit Account of any Obligor now or hereafter maintained with such Lender.
      11.4 Letter of Credit Collateral Account.
          Immediately upon the request of the Agent, after the occurrence and during the continuance of an Event of Default, the Borrowers will deposit and maintain cash in an account with the Agent (the “Letter of Credit Collateral Account”), as cash collateral, in an amount equal to one hundred five percent (105%) of the Letter of Credit Exposure. Upon such occurrence and request, the Borrowers hereby irrevocably authorize the Agent, on the Borrowers’ behalf and in the Borrower’s name, to open such Letter of Credit Collateral Account and to make and maintain deposits in the Letter of Credit Collateral Account, in such required amounts, out of the proceeds of Receivables or other Collateral or out of any other funds of the Borrowers in the Agent’s possession at any time. The Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items and the net return on such investments shall be credited to such account and constitute additional cash collateral. The Letter of Credit Collateral Account shall be under the sole dominion and control of the Agent subject to the terms of this Agreement and the Borrowers shall not be entitled to withdraw any funds from the Letter of Credit Collateral Account. The Agent may apply funds held in the Letter of Credit Collateral Account to the payment of any amounts as shall have become or shall become due and payable by the Borrowers to the Issuer and, after the occurrence which is continuing, to the payment of Obligations then outstanding.
      11.5 Appointment of Receiver.
          Upon the occurrence of an Event of Default which is continuing, the Agent shall be entitled, upon application to the United States District Court for the Northern District of Ohio,

to the immediate appointment of a receiver for all or part of the Collateral, whether such receivership is incidental to a proposed sale of the Collateral, pursuant to the Uniform Commercial Code or otherwise. Each Obligor hereby consents to the appointment of such a receiver without bond, to the full extent permitted by applicable statute or law.
      11.6 Rights and Remedies not Exclusive; Non-Waiver.
          The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative. No delay or omission on the Agent’s, any Lender’s or the Issuer’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
      11.7 Allocation of Payments After Event of Default.
          Notwithstanding any other provisions of this Agreement to the contrary other than Sections 1.8 and 14.2, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Loan Documents or in respect of the Collateral shall be paid over or delivered as follows:
     First, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing the rights of the Lenders and the Issuer under this Agreement and the Other Loan Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the term of this Agreement;
     Second, to payment of any fees owed to the Agent by any Borrower under this Agreement or the Other Loan Documents;
     Third, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders and the Issuer in connection with enforcing its rights under this Agreement and the Other Loan Documents or otherwise with respect to the Obligations owing to such Lender or the Issuer (other than Hedging Contracts with a Qualified Counterparty and other than Obligations relating to Banking Services);
     Fourth, to the payment of all of the Obligations consisting of accrued fees and interest arising under or pursuant to this Agreement or the Other Loan Documents (other than Hedging Contracts with a Qualified Counterparty and other than Obligations relating to Banking Services);
     Fifth, to the ratable payment of the outstanding principal amount of the Revolving Advances (including the payment or cash collateralization of the Letter of Credit Exposure);
     Sixth, to the ratable payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees), accrued fees and interest, and any other amounts owing with respect to the Obligations relating to Banking Services;
     Seventh, to all other Obligations and other obligations which shall have become due and payable under this Agreement and the Other Loan Documents and not repaid pursuant to clauses “First” through “Sixth” above; and

     Eighth, to the payment of the surplus, if any, to the Loan Parties or whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders and the Issuer shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that then outstanding Advances held by such Lender or the Issuer bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “Third”, “Fourth”, “Fifth”, “Sixth” and “Seventh” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “Fifth” above are attributable to the Letter of Credit Exposure, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “Fifth”, “Sixth” and “Seventh” above in the manner provided in this Section 11.7.
XII. EFFECTIVE DATE; TERMINATION
     12.1 Effective Date.
          This Agreement shall become effective on the date and as of the time on and as of which the Loan Parties, the Agent, each Lender and the Issuer shall have signed a copy hereof (whether the same or different copies) and shall have delivered the executed original to the Agent at the address specified in Section 15.8. As of such time, this Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Agent, each Lender and the Issuer, and their respective successors and assigns, except that no Loan Party shall have any right to assign its rights hereunder or any interest herein except as set forth in Section 15.5(a).
      12.2 Termination.
          The Loan Parties may terminate this Agreement at any time upon sixty (60) days’ prior written notice to the Agent and upon payment in full of the Obligations (including all amounts due pursuant to Article III). The termination of this Agreement shall not affect any Loan Party’s, the Agent’s, any Lender’s or the Issuer’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to the Agent, the Lenders and the Issuer hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Loan Account may from time to time have a zero or negative balance, until all of the Obligations (other than Obligations with respect to Section 15.7) have been paid or performed in full after the termination of this Agreement or any Loan Party or any Subsidiary thereof has furnished the Agent, the Lenders and the Issuer with an indemnification satisfactory to the Agent, the Lenders and the Issuer with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and the Agent shall not be required to send such termination statements to the Loan Parties, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations (other than Obligations with respect to Section 15.7) paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full. All indemnification obligations contained herein shall survive the termination hereof and payment in full of the Obligations.

XIII. AGENCY PROVISIONS.
      13.1 Appointment.
          Each Lender and the Issuer hereby designates NCBC to act as the Agent for such Lender and the Issuer under this Agreement and the Other Loan Documents. Each Lender and the Issuer hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the Other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and the Agent shall hold all Collateral, payments of principal and interest, fees, charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of the Secured Creditors. The Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Notes) the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the Other Loan Documents or applicable law unless the Agent is furnished with an indemnification reasonably satisfactory to the Agent with respect thereto.
          The Agent shall also act as the “collateral agent” under this Agreement and the Other Loan Documents, and each of the Lenders and the Issuer hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender and Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as “collateral agent” and any agents or employees appointed by such Agent pursuant to this Section for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under this Agreement or the Other Loan Documents, or for exercising any rights and remedies thereunder at the direction of such Agent), shall be entitled to the benefits of all provisions of this Article XIII and Article XV as if set forth in full herein with respect thereto.
          In relation to all Liens and Collateral constituted under the laws of England or Scotland, the Agent hereby declares that it holds such Liens and Collateral (in addition to, and not in substitution for, its capacity as “collateral .agent”) as trustee for itself, the Lenders and the Issuer. Each of the Lenders, the Issuer and the Loan Parties herby appoints the Agent as trustee for that purpose. The perpetuity period applicable to the trust constituted by this declaration shall be eighty (80) years. References to the Agent in this Agreement include a reference to the Agent acting as security trustee in respect of all Liens and Collateral constituted under the laws of England or Scotland.
      13.2 Nature of Duties.
          The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Loan Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any Subsidiary thereof or, in each case, any officer thereof, contained in this Agreement, or in any of the Other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any of the Other Loan Documents, as the case may be, or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Loan Documents or for any failure of any Loan Party to perform its obligations hereunder. The Agent shall not be under any obligation to any Lender or the Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Loan Documents, or to inspect the properties, books or records of any Loan Party or any Subsidiary thereof. The Agent shall not be responsible to any Lender or the Issuer for the financial condition of any Loan Party or any Subsidiary thereof, or be required to make any inquiry concerning the financial condition of any Loan Party or any Subsidiary thereof, or the existence of any Event of Default or any Default. The duties of the Agent as respects the Advances to the Borrowers shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender or the Issuer, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.
      13.3 Lack of Reliance on Agent and Resignation.
          Independently and without reliance upon the Agent, any other Lender or the Issuer, each Lender and the Issuer has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Loan Parties. The Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the Issuer with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof.
          The Agent may resign on thirty (30) days’ written notice to each of the Lenders, the Issuer and the Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to the Loan Parties. Any such successor of the Agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former the Agent’s rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After the Agent’s resignation as the Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.
      13.4 Certain Rights of Agent.
          If the Agent shall request instructions from the Lenders and the Issuer with respect to any act or action (including failure to act) in connection with this Agreement or any Other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Lenders and the Issuer shall not have any right of action whatsoever against the Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.
      13.5 Reliance.
     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or Other Loan Document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Loan Documents and its duties hereunder, upon advice of counsel selected by it. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care.
      13.6 Notice of Default.
          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Loan Documents, unless the Agent has received notice from a Lender, the Issuer or a Loan Party referring to this Agreement or the Other Loan Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders and the Issuer. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as is permitted hereunder or under applicable law and as it shall deem advisable in the best interests of the Lenders and the Issuer.
      13.7 Posting to an Approved Electronic Platform.
          Each of the Lenders, the Issuer and the Loan Parties agree that the Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuer by posting such Approved Electronic Communications on IntraLinks ™ , Syndtrack™ or a substantially similar electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).
          Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuer and the Loan Parties acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which are hereby acknowledged, each of the Lenders, the Issuer and the Loan Parties hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. Each of the Lenders, the Issuer, and the Loan Parties agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Agent’s generally-applicable document retention procedures and policies.
THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. The Agent and any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives do not warrant the accuracy, adequacy or completeness of the Approved Electronic Communications or the Approved Electronic Platform and expressly disclaim liability for errors or omissions in the Approved Electronic Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or such Affiliates or such respective officers, directors, employees, agents, advisors or representatives in connection with the Approved Electronic Platform or the Approved Electronic Communications.
      13.8 Indemnification of Agent and Issuer.
          To the extent the Agent or the Issuer is not reimbursed and indemnified by the Loan Parties (or any other Person on any Loan Party’s behalf), each Lender will reimburse and indemnify the Agent or the Issuer, as applicable, in accordance with their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Issuer in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Loan Document; provided, however, that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or the Issuer, as applicable.
      13.9 Agent in its Individual Capacity.
          With respect to the obligation of the Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as the Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender. The Agent may engage in business with any Loan Party or any Subsidiary thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Subsidiary thereof for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.
      13.10 Delivery of Documents.
          Whenever the Agent receives financial statements required under Section 9.7 and Section 9.8 and\or a Borrowing Base Certificate pursuant to the terms of this Agreement, the Agent will promptly furnish such documents and information to the Lenders and the Issuer.
      13.11 No Reliance on Agent’s Customer Identification Program.
          Each of the Lenders and the Issuer acknowledges and agrees that neither such Lender nor the Issuer, nor any of their Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Issuer’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, this Agreement, the Other Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any record keeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other laws.
      13.12 Agent May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Advance or any Obligation with respect to a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Obligations owing with respect to a Letter of Credit and all other Obligations that are owing and unpaid and to file such Other Loan Documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuer, the Agent and the other Secured Creditors (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuer, the Agent and the other Secured Creditors and their respective agents and counsel and all other amounts due the Lenders, the Issuer and the Agent under Sections 3.4, 3.5 and 15.12) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuer to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders and the Issuer, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 3.5 and 15.12.
          Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender, any Issuer or any other Secured Creditor any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, any Issuer or any other Secured Creditor to authorize the Agent to vote in respect of the claim of any Lender, any Issuer or any other Secured Creditor in any such proceeding.
      13.13 Collateral and Guaranty Matters.
          The Lenders and the Issuer irrevocably authorize the Agent, at its option and in its Permitted Discretion:
          (a) to release any Lien on any property granted to or held by the Agent under this Agreement or any Other Loan Document (i) upon termination of the aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any Other Loan Document, or (iii) subject to Section 15.3(v), if approved, authorized or ratified in writing by the Required Lenders;
          (b) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;
          (c) to subordinate any Lien on any property granted to or held by the Agent hereunder or under any Other Loan Document to the holder of any Lien on such property that is permitted by Section 7.8(d) and Section 7.2 pursuant to clause (f) of the definition of Permitted Encumbrances; and
          (d) upon request by the Agent at any time, the Required Lenders (or, if necessary, all Lenders) will confirm in writing the authority of the Agent to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 13.13. In each case as specified in this Section 13.13, the Agent will, at the Parent’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereunder and under the Other Loan Documents, or to release such Guarantor from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Other Loan Documents and this Section 13.13.
      13.14 No Independent Action.
          Notwithstanding any other provision of this Agreement, each Lender agrees that it shall not, unless specifically requested to do so by the Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Loan Documents, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the Other Loan Documents shall be taken in concert and at the direction or with the consent of the Agent or the Required Lenders.

XIV.	BORROWING AGENCY; BORROWERS AND OTHER LOAN PARTIES JOINTLY AND SEVERALLY LIABLE.
      14.1 Borrowing Agency Provisions.
          (a) Each Borrower hereby irrevocably designates the Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all notices, instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or the Borrowers, and hereby authorizes the Agent to pay over or credit all proceeds of Advances hereunder in accordance with the requests of the Borrowing Agent.
          (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Neither the Agent, any Lender nor the Issuer shall incur liability to the Loan Parties as a result thereof. To induce the Agent, the Lenders and the Issuer to do so, and in consideration thereof, each Loan Party hereby indemnifies the Agent, each Lender and the Issuer and holds the Agent, each Lender and the Issuer harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Agent, any Lender or the Issuer by any Person arising from or incurred by reason of the handling of the financing arrangements of the Loan Parties as provided herein, reliance by the Agent, any Lender or the Issuer on any request or instruction from the Borrowing Agent or any other action taken by the Agent, any Lender or the Issuer with respect to this Section 14.1 except due to willful misconduct or gross negligence by the indemnified party. This Section 14.1 shall survive the termination of this Agreement.
      14.2 Cross-Obligations of Loan Parties.
          (a) To induce the Lenders to make the Advances to the Borrowers and the Issuer to issue Letters of Credit, and in consideration thereof, each of the Domestic Borrowers hereby unconditionally and irrevocably: (a) agrees to be jointly and severally liable for the due and punctual payment in immediately available funds of all Obligations (whether by acceleration or otherwise) of the Borrowers, (b) agrees to be jointly and severally liable to the Issuer for the due and punctual payment in immediately available funds of all reimbursement obligations and (c) agrees jointly and severally to pay any and all reasonable expenses which may be incurred by the Agent in enforcing its rights with respect to such Obligations of the Borrowers. To induce the Lenders to make the Advances to the Borrowers and the Issuer to issue Letters of Credit, and in consideration thereof, each Guarantor who is a Domestic Obligor hereby (i) unconditionally and irrevocably guarantees, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the other Loan Parties, of every type and description and (ii) agrees jointly and severally to pay any and all reasonable expenses which may be incurred by the Agent in enforcing its rights with respect to such guaranty. The maximum liability of a Domestic Obligor for its guaranty under this Section (including, to the extent that the agreement by each Domestic Borrower to be jointly and severally liable for the Obligations of the Borrowers is construed to be a guaranty of the Obligations of any other Borrower) shall be the greatest amount which after taking into consideration all other valid and enforceable debts and liabilities of such Domestic Obligor, an applicable court has determined (after any appeals) would not render such Domestic Obligor insolvent, unable to pay its debts as they become due, inadequately capitalized for the business which it intends to conduct (in all such cases, within the meaning of Section 548 of the Bankruptcy Code, 11 U.S.C. §§101, et. seq., or any other similar state law), or unable to pay a judgment rendered upon a claim that is the subject of an action or proceeding pending at the time when such guaranty (or the agreement to be so jointly and severally liable) is incurred or increased. In no event shall the UK Borrowers or any other Foreign Subsidiary of Parent guaranty the obligations of any Domestic Borrower hereunder or under the Other Loan Documents. In addition, no assets or Collateral of the UK Borrowers shall secure any Obligations other than Obligations of the UK Borrowers.
          (b) Such guaranty (or, if applicable, the agreement to be so jointly and severally liable) shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, except for payment of such Obligations and to the extent permitted by applicable law, by: (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation under this Agreement or any Other Loan Document by operation of law or otherwise; (ii) any modification or amendment of or supplement to this Agreement or any Other Loan Document; (iii) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, of the Obligations with respect to which the such guaranty (or, if applicable, agreement to be jointly and severally liable) relates; (iv) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Domestic Obligor or its assets or any resulting release or discharge of any of the Obligations; (v) the existence of any claim, set-off or other rights which any Loan Party may have at any time against any Lender, the Issuer or any other Person, whether or not arising in connection with this Agreement or any Other Loan Document; (vi) any invalidity or unenforceability relating to or against any Loan Party thereof for any reason of this Agreement or any Other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party of any Obligation under this Agreement or any Other Loan Document; or (vii) to the extent permitted by applicable law, any other act or omission to act or delay of any kind by any Loan Party, the Agent, the Lenders, the Issuer or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Domestic Obligor’s guaranty (or, if applicable, agreement to be jointly and severally liable) hereunder. In no event shall the UK Borrowers or any other Foreign Subsidiary of Parent guaranty the obligations of any Domestic Borrower hereunder or under the Other Loan Documents.
          (c) The agreement of each Domestic Obligor under this Section 14.2 (including the agreement of each Domestic Borrower to be jointly and severally liable for the Obligations of the other Borrowers) shall remain in full force and effect until all Commitments of the Lenders and the obligations of the Issuer are terminated and the Obligations under this Agreement or any Other Loan Document have been paid in full. If at any time any payment of any amount payable by any other Loan Party under this Agreement and the Other Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Loan Party or otherwise, the agreement of each Domestic

Obligor under this Section (including the agreement of each Domestic Borrower to be so jointly and severally liable for the Obligations of the other Borrowers) shall be reinstated at such time as though such payment had become due but had not been made at such time. This Section 14.2 shall survive the termination of this Agreement until the payment in full of all amounts payable under this Agreement and any Other Loan Documents.
          (d) No Domestic Obligor shall be entitled to enforce any remedy which the Agent, any Lender or the Issuer now has or may hereafter have against any of the other Loan Party, in respect of all or any part of the Obligations paid by such Domestic Obligor pursuant to its guaranty hereunder (or its agreement to be jointly and severally liable) until all of the Obligations shall have been fully and finally paid to the Agent for the benefit of the Secured Creditors and all Commitments of the Lenders and the Issuer to the Borrowers have terminated. Each such Domestic Obligor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent to secure payment of the Obligations. Each such Domestic Obligor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this agreement to guaranty the Obligations (and to be jointly and severally liable, if applicable). Each such Domestic Obligor waives all notices of the existence, creation or incurring of additional Obligations by any other Loan Party, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect all or any part of such Obligations, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any Collateral given to the Agent to secure payment of the Obligations. If acceleration of the time for payment of any amount payable by any Loan Party under this Agreement or any Other Loan Document in respect of Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Loan Party, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each of the other Loan Parties who are a Domestic Obligor under their agreement to guaranty the Obligations (and, if applicable, to be jointly and severally liable), to the extent permitted by applicable law.
      14.3 Rights of Subrogation.
          (a) If any Domestic Obligor makes a payment in respect of Section 14.2, it shall be subrogated to the rights, if any, of the Lenders and Issuer and other payees against the other Loan Parties with respect to such payment and shall have the rights of contribution set forth below against the other Loan Parties; provided, however, that such Domestic Obligor shall not enforce its rights to any payment by way of subrogation or by exercising its right of contribution until all the Obligations owing hereunder shall have been finally paid in full and may not under applicable insolvency laws be required to be repaid, and all Commitments of the Lenders and all obligations of the Issuer to issue Letters of Credit hereunder have been terminated. Subject to all of the Obligations hereunder having been finally paid in full and not subject to required repayment under applicable insolvency laws and all Commitments of the Lenders hereunder and all obligations of the Issuer to issue Letters of Credit hereunder having terminated, each Domestic Obligor shall make, and agrees with each of the other Domestic Obligors (and the successors and assigns of such Domestic Obligors) to make, payments in respect of the Obligations of such Loan Parties to which such other Domestic Obligors are subrogated by reason of making payment pursuant to Section 14.2, or contribution payments to which such other Domestic Obligors are entitled, such that, taking into account all such payments on account of subrogation or contribution rights:
     (i) Each Domestic Obligor shall have paid to the other Domestic Obligors on account of such subrogation and contribution rights (A) all Obligations the benefit of which has been received by such Domestic Obligor or which relate to Obligations the benefit of which has been received by such Domestic Obligor or (B) if the aggregate of all such payments by all Domestic Obligors to all other Domestic Obligors would exceed the outstanding Obligations, such Domestic Obligor’s pro rata share of the outstanding Obligations , in accordance with the amount of the benefit received by such Domestic Obligor as described under subsection (A) hereinabove; and
     (ii) If there remain Obligations unpaid after application of the payments referred to above, the deficiency shall be shared among the Domestic Obligors pro rata in proportion to their respective net worth on the Closing Date of this Agreement.
XV. MISCELLANEOUS.
      15.1 Governing Law.
          This Agreement and the Other Loan Documents and the respective rights and obligations of the parties thereunder shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to any conflict of law principles thereof and except to the extent that perfection of the Agent’s security interests and Liens and the effect thereof are otherwise governed by the Uniform Commercial Code of any other jurisdiction).
      15.2 Entire Understanding.
          This Agreement and the documents executed concurrently herewith contain the entire understanding among the Loan Parties, the Agent, each Lender and the Issuer and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party’s, the Agent’s, each Lender’s and the Issuer’s respective officers. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
      15.3 Amendments.
          None of this Agreement, any Other Loan Document, or, in each case, any portion or provisions thereof, may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. The Required Lenders, the Agent with the consent in writing of the Required Lenders, and the Loan Parties and their Subsidiaries (as applicable), may, subject to the provisions of this Section 15.3, from time to time enter into written supplemental agreements to this Agreement or the Other Loan Documents executed by such parties for the purpose of adding or deleting any provisions or otherwise changing, varying, waiving or otherwise amending in any manner the rights of the Lenders, the Issuer, the Agent, the Loan Parties or their Subsidiaries thereunder or the conditions, provisions or terms thereof, or consenting to any deviation therefrom, or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however that, the consent of the Issuer must be obtained with respect to any amendment, waiver of or consent with respect to Section 2.9 or any other provisions the amendment or waiver of which would adversely affect the Issuer and, provided, further, that no such supplemental agreement shall, without the consent of all Lenders:
     (i) increase any Commitment of any Lender or increase the Maximum Revolving Advance Amount.

     (ii) alter the definition of the term Revolving Percentage.
     (iii) Except to the extent permitted by Section 1.9(b), extend the maturity of any Note or, without the consent of the affected Person, the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by any Loan Party to the Lenders or the Issuer pursuant to this Agreement.
     (iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.3.
     (v) release all or substantially all of the Collateral.
     (vi) change the rights and duties of the Agent.
     (vii) permit any Revolving Advance to be made if, after giving effect thereto, (x) the sum of the Revolving Advances outstanding plus the Letter of Credit Exposure would exceed (y) (A) the Maximum Revolving Advance Amount on any Business Day or (B) the Aggregate Formula Amount for more than thirty (30) consecutive Business Days or one hundred five percent (105%) of the Aggregate Formula Amount on any Business Day.
     (viii) increase the Advance Rates above the Advance Rates in effect on the Closing Date or increase the limit on advances with respect to Eligible UK Inventory, Eligible Domestic Inventory or Eligible Domestic Inventory located in Mexico.
     (ix) release any Person from the Obligations under this Agreement, any applicable Guaranty, if any, or any Other Loan Document.
     (x) alter, amend or modify Section 11.7.
Any such supplemental agreement shall apply equally to each Lender and the Issuer and shall be binding upon the Lenders, the Issuer, the Agent and all future holders of the Obligations. In the case of any waiver, the Loan Parties, their Subsidiaries, the Agent, the Lenders and the Issuer shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.
          (b)Notwithstanding the foregoing, the Loan Parties may, with the written consent of the Agent, from time to time amend or supplement the Schedules to this Agreement (other than Schedules 7.2, 7.3, 7.4, 7.5 and 7.8).
      15.4 Special and Protective Agent Advances.
          (a) Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied or (c) any other provision of this Agreement, the Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances, plus the Letter of Credit Exposure at any time to exceed one hundred five percent (105%) of the Aggregate Formula Amount for up to thirty (30) consecutive Business Days provided that such outstanding Advances do not exceed the Maximum Revolving Advance Amount. For purposes of the preceding sentence, the discretion granted to the Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that either of the UK Formula Amount or the Aggregate Formula Amount were unintentionally exceeded for any reason, including Collateral previously deemed to be either “Eligible UK Receivables”, “Eligible Domestic Receivables”, “Eligible UK Inventory” or “Eligible Domestic Inventory”, as applicable, becomes ineligible or collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event the Agent involuntarily permits either the outstanding Revolving Advances to exceed the Aggregate Formula Amount by more than five percent (5%), the Agent shall use its efforts to have the Borrowers decrease any such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after the Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.
          (b) In addition to the discretionary voluntary Revolving Advances permitted above in Section 15.4(a), the Agent is hereby authorized by each Loan Party, the Lenders and the Issuer, from time to time in the Agent’s sole discretion (a) after the occurrence and during the continuation of an Event of Default or (b) at any time that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied, to make protective Revolving Advances to the Borrowers on behalf of the Lenders which the Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (iii) to pay any other amount chargeable to the Loan Parties pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances, the outstanding Revolving Advances do not exceed the lesser of (X) one hundred five percent (105%) of the Aggregate Formula Amount or (Y) the Maximum Revolving Advance Amount less the Letter of Credit Exposure.
      15.5 Transfers and Assignments; Replacement of Certain Lenders.
          (a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of Section 15.5(b), (ii) by way of participation in accordance with the provisions of Section 15.5(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.5(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 15.5(d) and, to the extent expressly contemplated hereby, the Affiliates of each of the Agent, the Lenders and the respective directors, officers, employees, agents and advisors of such Affiliates of each of the Agent, the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Transfer of Commitments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Commitment hereunder and the Advances at the time owing to such Lender); provided, however that: (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment hereunder and the Advances at the time owing to such Lender or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Advances outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than Five Million Dollars ($5,000,000), in the case of any assignment in respect of Revolving Advances unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or the Commitment hereunder assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in or among separate Advances on a non-pro rata basis; (iii) any assignment of a Commitment or Advance hereunder must be approved by the Agent and the Issuer unless the Person that is the proposed assignee is itself a Lender with an existing Commitment or Advance, as applicable (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Agent pursuant to Section 15.5(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 15.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 15.5(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.5(d).
          (c) Maintenance of Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its office in Cleveland, Ohio, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Loan Party or the Agent, sell participations to any Person (other than a natural person or any Loan Party, its Subsidiaries or any of their Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Advances owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, further, that such agreement or instrument may provide that such Lender will not, without the consent of the

Participant, agree to any amendment, modification or waiver described in Section 15.3 that affects such Participant. Each Loan Party agrees that each Participant shall be entitled to the benefits of Article III, and Article XV to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.5. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10(c) as though it were a Lender.
A Participant shall not be entitled to receive any greater payment under this Section 15.5(d) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that is not incorporated under the laws of the United States or a state thereof shall not be entitled to the benefits of Section 2.5 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.13 as though it were a Lender.
          (e) Pledge of Interests. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (f) Replacement of Notes. Each Borrower shall execute and deliver: (i) to the Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with each Assignment and Assumption, (ii) if a Lender’s entire Revolving Commitment and all of its Revolving Advances, have been transferred to the transferee, appropriate replacement notes against return of the Notes (each marked “replaced”) held by the transferor and (iii) if only a portion of a Lender’s interest in its Revolving Commitment and Revolving Advances has been transferred, replacement notes to each of the transferor and the transferee against return of the original such Notes of the transferor (each marked “replaced”) held by the transferor; provided, however, that, simultaneously with the Borrowers’ delivery of new Notes pursuant to this Section 15.5(f), the transferor Lender will deliver to the Borrowers any Note being replaced in whole or in part, and each such Note delivered by the transferor Lender shall be conspicuously marked “replaced” when so delivered.
          (g) Replacement of Certain Lenders. If any Lender is a Defaulting Lender hereunder or if any Borrower is required to pay any additional amount to any Lender or any Governmental Body for the account of any Lender pursuant to Section 3.13, then, the Borrowers may, at the such Lender’s sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 15.5(b)), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided, however, that (i) the Borrowers shall have received the prior written consent of the Agent, which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts). None of the Lenders shall be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
          (h) Replacement of Non-Consenting Lenders. If, in connection with any proposed amendment, waiver or consent hereunder pursuant to Section 15.2 (i) requiring the consent of all Lenders, the consent of Required Lenders is obtained but the consent of all Lenders whose consent is required is not obtained or (ii) requiring the consent of Required Lenders, the consent of Lenders holding fifty-one percent (51%) or more of the applicable threshold, is obtained but the consent of Required Lenders is not obtained (any Lender withholding consent as described in clause (i) and (ii) hereof being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, the Agent may, at the sole expense of the Borrowers, upon notice to such Non-Consenting Lender and the Borrowers, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 15.5(b)), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts).
      15.6 Application of Payments.
          Except to the extent expressly otherwise provided in Sections 1.8, 11.7 and 14.2, the Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party or any Subsidiary thereof makes a payment or the Agent, any Lender or the Issuer receives any payment or proceeds of the Collateral for any Loan Party’s or any Subsidiary’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by the Agent, such Lender or the Issuer.
      15.7 Indemnity.
          Each Loan Party shall indemnify the Agent, each Lender, the Issuer and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent, any Lender or the Issuer in any litigation, proceeding or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Loan Documents, whether or not the Agent, any Lender or the Issuer is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified.
      15.8 Notice.
          (a) Notice Addresses. Except for notices required to be delivered by Approved Electronic Communication, any notice or request hereunder may be given to any Loan Party or to the Agent, any Lender or the Issuer at the following respective addresses (or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section):

(A) If to Agent:	National City Business Credit, Inc.
1965 East Sixth Street
4th Floor
Locator 01-3049

Cleveland, Ohio, 44114
Attention: Anthony Alexander or Stoneridge
Account Manager
Telephone: (216)222-9302
Telecopier: (216)222-8155
Email: anthony.alexander@nationalcity.com

(B) If to the Issuer:	National City Bank
1965 East 6th Street
4th Floor
Locator 01-3049
Cleveland, Ohio 44114
Attention: Anthony Alexander or Operations Manager
Telephone: 216-222-3055
Telecopier: 216-222-9555
Email: anthony.alexander@nationalcity.com

(C) If to a Lender:	As specified on the signature pages hereof.

(D) If to the Borrowing Agent or a Loan Party:	Stoneridge, Inc., as Borrowing Agent
9400 East Market Street
Warren, Ohio 44484
Attention: George E. Strickler, Executive Vice
President, Chief Financial Officer and Treasurer
Telephone: (330)856-2443
Telecopier: (330)856-3618
Email: gstrickler@stoneridge.com
Unless otherwise required or limited by the terms of this Agreement, any notice, request, demand, direction or other communication (for purposes of this Section 15.8 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing or facsimile transmission or similar telecommunications device). Unless the context of this Agreement would indicate otherwise, an Approved Electronic Communication shall satisfy any requirement for a writing. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth in this Agreement or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.8.
          (b) Effectiveness of Notices. All Notices shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, four (4) days after being deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested, (iii) if delivered by posting to an Approved Electronic Platform, an internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 13.7 to be delivered thereunder), when such Notice shall have been made generally available on such Approved Electronic Platform, internet website or similar device to the party being notified (regardless of whether such party must accomplish, and whether or not such party shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such party has been notified that such communication has been posted to the Approved Electronic Platform, (iv) if delivered by other Approved

Electronic Communication, when actually received by the target electronic system, (v) if by a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine; and (vi) if by telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Approved Electronic Communication or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day); provided, however, that Notices to the Agent shall not be effective until actually received by the Agent.
          (c) Concurrent Notice. Any Lender or the Issuer giving a Notice to the Borrowing Agent or a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders and the Issuer of its receipt of such Notice.
      15.9 Notice by Approved Electronic Communications.
          The Agent, the Issuer, each Lender and each of their Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any Other Loan Document and the transactions contemplated therein. Each of the Loan Parties, the Agent, the Lenders and the Issuer hereby acknowledges and agrees that the use of Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing each of the Agent, the Issuer, each Lender and each of their Affiliates to transmit Approved Electronic Communications.
          No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which the Agent, the Issuer, each Lender and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any Other Loan Document, the Uniform Commercial Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.
      15.10 Survival.
          The obligations of the Loan Parties under Sections 3.8, 3.9, 3.10, 3.11, 4.17(e), 13.8, and 15.12 and Article XIV shall survive termination of this Agreement and the Other Loan Documents and payment in full of the Obligations.

      15.11 Severability.
          If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
      15.12 Expenses.
          Each Loan Party agrees to pay on demand all reasonable costs and expenses of (a) the Agent (including the reasonable fees and out-of-pocket expenses of counsel or other advisors for the Agent and including internal counsel) in connection with the negotiation, preparation, execution, delivery, administration, modification, amendment, forbearance and waiver of this Agreement and the Other Loan Documents, and (b) the Agent, the Lenders and the Issuer (including the reasonable fees and out-of-pocket expenses of counsel or other advisors) in connection with (i) any workout or restructuring of the Obligations or (ii) the enforcement of, the exercise of remedies under, or the preservation of rights and remedies under this Agreement or any of the Other Loan Documents (including any collection, bankruptcy or other enforcement proceedings arising with respect to any Loan Party, this Agreement, or any Event of Default under this Agreement). Each Loan Party further agrees to pay to the Agent on demand all usual and customary fees and expenses which the Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Collection Accounts as provided for in Section 4.14(g).
      15.13 Injunctive Relief.
          Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders and/or the Issuer. Therefore, the Agent, if the Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
      15.14 Consequential Damages.
          None of the Agent, any Lender or the Issuer, nor any agent or attorney for any of them, shall be liable to the Loan Parties, for any special, incidental, consequential or punitive damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.
      15.15 Captions.
          The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
      15.16 Counterparts; Telecopied Signatures.
          This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      15.17 Construction.
          The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
      15.18 Confidentiality.
          The Agent, each Lender, the Issuer, each Eligible Assignee party to an Assignment and Assumption and each Participant shall hold all non-public information obtained by the Agent, such Lender, the Issuer, such Eligible Assignee party to an Assignment and Assumption or such Participant pursuant to the requirements of this Agreement in accordance with the Agent’s, such Lender’s, the Issuer’s, such Eligible Assignee’s and such Participant’s customary procedures for handling confidential information of this nature; provided, however, the Agent, each Lender, the Issuer, each Eligible Assignee party to an Assignment and Assumption and each Participant may disclose such confidential information (in all cases on a confidential basis) (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to the Agent, any Lender, the Issuer, any prospective assignee, any Eligible Assignee which is a party to an Assignment and Assumption and any Participants, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, the Agent, each Lender, the Issuer and each Eligible Assignee a party to an Assignment and Assumption and each Participant shall use its best efforts prior to disclosure thereof, to notify the Loan Parties of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender, the Issuer, a each Eligible Assignee a party to an Assignment and Assumption or a Participant by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall the Agent, any Lender, the Issuer, any Eligible Assignee a party to an Assignment and Assumption or any Participant be obligated to return any materials furnished by the Loan Parties other than those documents and instruments in possession of the Agent, any Lender or the Issuer in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.
      15.19 No Sharing of Information Without Consent.
          Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to any Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender, the Issuer or by one or more Subsidiaries or Affiliates of such Lender or the Issuer. None of the Agent, any Lender or the Issuer is authorized to share any information delivered to such Lender or the Issuer or the Agent by or on behalf of any Loan Party or any Subsidiary thereof pursuant to or in connection with this Agreement, or in connection with the decision of such Lender or the Issuer or the Agent to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender or the Issuer or the Agent, without the prior written consent of the Borrower Agent..
      15.20 USA Patriot Act.
          Each Lender, the Issuer or assignee or participant of a Lender or the Issuer that is not incorporated under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign country and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender or the Issuer is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.
      15.21 Publicity.
          Each Loan Party, each Lender and the Issuer hereby authorizes the Agent to make appropriate announcements of the financial arrangement entered into among the Loan Parties, the Agent, the Lenders and the Issuer, including announcements which are commonly known as tombstones, in such publications and to such selected parties as the Agent shall in its sole and absolute discretion deem appropriate. Each Loan Party, each Lender and the Issuer hereby further authorizes the Agent to disclose information relating to this Agreement to Gold Sheets, and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.
      15.22 Judgment Currency.
          (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any of the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”) the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given.
          (b) The obligation of any Borrower or any Loan Party in respect of any sum due in the Original Currency from it to any Lender, the Issuer or the Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuer or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender, the Issuer or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender, the Issuer or the Agent (as the case may be) in the Original Currency, such Borrower and/or any other applicable Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Issuer or the Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender, the Issuer or the Agent (as the case may be) in the Original Currency, such Lender, the Issuer or the Administrative Agent (as the case may be) agrees to remit to the applicable Borrower or other Loan Party such excess.
      15.23 Waiver of Jury Trial and Submission to Non-Exclusive Jurisdiction.
          EACH OF THE PARTIES HERETO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Ohio state court or federal court of the United States sitting in Cuyahoga County, Ohio, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or any Other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Ohio state or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or any Other Loan Document in the courts of any jurisdiction.
          Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such Loan Party at its address set forth in Section 15.8 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States, or, at the Agent’s option, by service upon such Loan Party. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Agent, any Lender or the Issuer to bring proceedings against any Loan Party in the courts of any other jurisdiction.
          Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any Other Loan Document in any Ohio state or federal court sitting in Ohio. Each of the parties hereto hereby waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The parties confirm that the foregoing waivers are informed and freely made.
[SIGNATURES FOLLOW]

          Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS: STONERIDGE, INC.
By:	/s/ George E. Strickler
	Name:	George Strickler
	Title:	CFO

STONERIDGE CONTROL DEVICES, INC.
By:	/s/ George E. Strickler
	Name:	George Strickler
	Title:	Vice President

STONERIDGE ELECTRONICS, INC.
By:	/s/ George E. Strickler
	Name:	George Strickler
	Title:	Vice President

STONERIDGE-POLLAK LIMITED
By:	/s/ George E. Strickler
	Name:	George Strickler
	Title:	Director

STONERIDGE ELECTRONICS LIMITED
By:	/s/ George E. Strickler
	Name:	George Strickler
	Title:	Director

(Witness)	/s/ Greg Fritz
(Print Full Name) Greg Fritz
(Address) 9400 East Market Street Warren, OH 44484

GUARANTOR: STONERIDGE FAR EAST LLC
By:	/s/ George E. Strickler
	Name:	George Strickler
	Title:	Vice President

AGENT: NATIONAL CITY BUSINESS CREDIT, INC., as Agent
By:	/s/ Anthony D. Alexander
	Name:	Anthony D. Alexander
	Title:	Vice President

ISSUER: NATIONAL CITY BANK, as Issuer
By:	/s/ Michael P. McNeirney
	Name:	Michael P. McNeirney
	Title:	Vice President

LENDERS: NATIONAL CITY BUSINESS CREDIT, INC., as a Lender
By:	/s/ Anthony D. Alexander
	Name:	Anthony D. Alexander
	Title:	Vice President

Revolving Commitment: $28,000,000

Notice Information:

National City Business Credit, Inc.
1965 East Sixth Street
4th Floor
Locator 01-3049
Cleveland, OH 44114
Attention: Anthony Alexander or
Stoneridge Account Manager
Telephone: (216)222-9302
Telecopier: (216)222-8155
Email: anthony.alexander@nationalcity.com

COMERICA BANK., as a Lender
By:	/s/ Scott Kowalski
	Name:	Scott Kowalski
	Title:	Vice President

Revolving Commitment: $20,000,000

Notice Information: Comerica Bank 500 Woodward 9th Floor Detroit, MI Attention: Scott Kowalski Vice President Telephone: (313) 222-9452 Telecopier: (313) 222-9514 Email: smkowalski@comerica.com

JPMORGAN CHASE BANK., as a Lender
By:	/s/ Matthew A. Brewer
	Name:	Matthew A. Brewer
	Title:	Vice President

Revolving Commitment: $20,000,000

Notice Information:

JPMorgan Chase Bank, N.A.
1300 E. Ninth Street
13th Floor
Cleveland, Ohio. 44114
Matthew A. Brewer, Assistant Vice President
Tel: 216-781-2589
Fax: 216-781-2071
Email: matthew.a.brewer@chase.com

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Michael A. Gasser
	Name:	Michael A. Gasser
	Title:	Vice President

Revolving Commitment: $20,000,000

Notice Information: PNC Bank, National Association One PNC Plaza, Sixth Floor 249 Fifth Ave. Pittsburgh, PA 15222 Attention: Eric Moore Telephone: (412) 768-1332 Facsimile: (412) 768-4369

FIFTH THIRD BANK., as a Lender
By:	/s/ Roy Lanctot
	Name:	Roy Lanctot
	Title:	Vice President

Revolving Commitment: $12,000,000

Notice Information: Fifth Third Bank 600 Superior Ave East Cleveland, Ohio. 44114 Roy Lanctot, Vice President Tel: 216-274-5473 Fax: 216-274-5621 Email: roy.lanctot@53.com

SCHEDULES
TO
CREDIT AND SECURITY AGREEMENT (the “Agreement”)
BY AND AMONG
NATIONAL CITY BUSINESS CREDIT, INC.
(AS LENDER AND AGENT)
and
NATIONAL CITY BANK
(AS ISSUER)
and
SUCH OTHER LENDERS WHICH ARE NOW OR HEREAFTER A PARTY THERETO
and
STONERIDGE, INC.,
(AS BORROWER),
SUCH OTHER BORROWERS WHICH ARE NOW OR HEREAFTER A PARTY THERETO
and
SUCH GUARANTORS WHICH ARE NOW OR HEREAFTER A PARTY THERETO
and
NATIONAL CITY BANK
(AS LEAD ARRANGER AND BOOK RUNNER)

Dated as of November ___, 2007

     These Schedules are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, any representations or warranties of any Loan Party except as and to the extent provided in the Agreement, subject to the limitations therein. Certain information contained in the Schedules may not be required to be disclosed pursuant to the Agreement. Such information is included solely for informational purposes, and disclosure of such information shall not be deemed to enlarge or enhance any of the representations or warranties in the Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to any Loan Party.
     Disclosures in one part of a particular Schedule for any purpose will be deemed disclosed for all purposes of such particular Schedule where such disclosure is reasonably apparent. Disclosures by attachments and documents referenced by these Schedules (other than with respect to schedules and exhibits to the Contracts set forth in Schedule 5.25) are deemed made herein. Headings have been inserted in the Schedules for convenience of reference only and shall not have the effect of amending or changing the information presented or creating a standard for disclosure different than that set forth in the Agreement. Capitalized terms used in these Schedules and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

Schedule 2.9
Existing Letters of Credit
1. Irrevocable letter of credit, dated as of June 18, 2002, by Stoneridge, Inc. in favor of National Union Fire Insurance Co. (AIG) and with a balance as of October 1, 2007 of $1,300,000; expires June 18, 2008.
2. Irrevocable letter of credit, dated as of May 18, 2001, by Stoneridge, Inc. in favor of The Travelers Indemnity Company and with a balance as of October 1, 2007 of $400,000; expires May 31, 2008.
3. Irrevocable letter of credit, dated as of May 21, 2001, by Stoneridge, Inc. in favor of National Union Fire Insurance Co. (AIG) of Pittsburgh, PA and other beneficiaries and with a balance as of October 1, 2007 of $951,634; expires December 31, 2007.
4. Irrevocable letter of credit, dated as of June 27, 2003, by Stoneridge, Inc. in favor of National Union Fire Insurance Co. (AIG) of Pittsburgh, PA and other beneficiaries and with a balance as of October 1, 2007 of $675,000; expires June 27, 2008.
5. Irrevocable letter of credit, dated as of January 23, 2007, by Stoneridge, Inc. in favor of Ace American Insurance Company and with a balance as of October 1, 2007 of $484,684; expires December 31, 2007.

2

Schedule 4.1
Commercial Tort Claims
None.

3

Schedule 4.14(c)
Chief Executive Offices
Chief Executive Offices
1. Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484
2. Stoneridge Electronics, Inc., #6 Butterfield Trail Blvd., El Paso, TX 79906
3. Stoneridge Control Devices, Inc., 300 Dan Road, Canton, Massachusetts 02021
4. Stoneridge-Pollak Limited, Adelante House, Vantage point business Village, Mitcheldean, GL17 0DD, Gloucestershire United Kingdom
5. Stoneridge Electronics Limited, Charles Bowman Avenue, Claverhouse Industrial Park, Dundee, DD4 9UB, Tayside Scotland
6. Stoneridge Far East LLC c/o Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484
Additional Locations at which Records are Kept
Stoneridge, Inc.
7292 26th Court East, Sarasota, FL 34243
345 South Mill Street, Lexington, OH 44904
8640 East Market Street, Warren, OH 44484
700 Industrial Drive, Portland, IN 47371
Stoneridge Control Devices, Inc.
#6 Butterfield Trail Blvd., El Paso, TX 79906
28000 Cabot Drive, Suite 100, Novi, MI 48377
Stoneridge Electronics, Inc.
None.
Stoneridge Far East LLC
None.
Stoneridge-Pollak Limited
None.
Stoneridge Electronics Limited
None.

4

Schedule 4.14(g)
Lockboxes; Bank Accounts
[Omitted]

5

Schedule 4.14(j)
Securities Accounts
See Schedule 4.14(g).

6

Schedule 5.2
Incorporation/Organization/Qualification

		Jurisdictions in	Organizational
		Which Qualified to	Identification
Company	Place of Incorporation	do Business	Number
Stoneridge, Inc.	Ohio	Michigan, Indiana, Massachusetts, Florida, Texas	732877
Stoneridge Electronics, Inc.	Texas	None.	156117100
Stoneridge Control Devices, Inc.	Massachusetts	None.	043493548
Stoneridge-Pollak Limited	United Kingdom	None.	3707981
Stoneridge Electronics Limited	Scotland	None.	139213
Stoneridge Far East LLC	Delaware	None.	3990152
Stoneridge Pollak (Holdings) Limited	United Kingdom	None.	N/A
Stoneridge Holdings CV	Netherlands	None.	N/A
Stoneridge European Holdings B.V.	Netherlands	None.	N/A
Stoneridge International Financial Services Company	Ireland	None.	N/A
Stoneridge AB	Sweden	None.	N/A
Stoneridge Electronics AB	Sweden	None.	N/A
Stoneridge GmbH	Germany	None.	N/A
Stoneridge Electronics AS	Estonia	None.	N/A
Stoneridge Electronics SrL	Italy	None.	N/A
TED de Mexico	Mexico	None.	N/A
Alphabet de Mexico	Mexico	None.	N/A
Alphabet de Mexico de Monclova	Mexico	None.	N/A
Stoneridge Asia Holdings Ltd.	Mauritius	None.	N/A
Stoneridge Asia Pacific Electronics (Suzho) Co. Ltd.	China	None.	N/A

7

Schedule 5.3
Officers, Directors, Shareholders, Capitalization

Loan Party	Officers	Directors	Shareholders/Members
Stoneridge, Inc.	John Corey — President and CEO	William Lasky (Chairman)	Public
John Corey
	George Strickler — Executive Vice President, CFO and Treasurer	Avery Cohen
Jeffrey Draime
	Thomas Beaver — Vice President of Global Sales and Systems Engineering	Sheldon Epstein
Douglas Jacobs
	Mark Tervalon — Vice President and President of the Electronics Division	Kim Korth
Earl Linehan
Avery Cohen — Secretary

Stoneridge Electronics, Inc.	John Corey — President	George Strickler	Stoneridge, Inc., 100% (100 shares, certificates numbered 2 and 3)
	George Strickler — Vice President, Assistant Secretary and Treasurer	John Corey
Avery Cohen
Avery Cohen — Secretary

Stoneridge Control Devices, Inc.	John Corey — President	George Strickler	Stoneridge, Inc., 100% (100 shares, certificates numbered 3 and 4)
	George Strickler — Vice President, Assistant Secretary and Treasurer	John Corey
Avery Cohen
Avery Cohen — Secretary

Stoneridge-Pollak Limited	Avery Cohen — Secretary	George Strickler John Corey	Stoneridge Pollak Holdings Ltd., 100% (8,084,001 shares; certificate numbers not available)
Avery Cohen

Stoneridge Electronics Limited	Avery Cohen — Secretary	George Strickler John Corey	Stoneridge Pollak Holdings Ltd., 100% (250,000 shares; certificate numbers not available)
Avery Cohen
Mark Jenkins

Stoneridge Far East LLC	John Corey — President	None.	Stoneridge, Inc., 100%
George Strickler — Vice President, Assistant Secretary and Treasurer
Avery Cohen — Secretary

8

Schedule 5.5
FEINS/Tax Returns

Loan Party or Loan Party Subsidiary	FEIN
Stoneridge, Inc.	34-1598949
Stoneridge Electronics, Inc.	52-2206181
Stoneridge Control Devices, Inc.	04-3493548
Stoneridge-Pollak Limited	N/A
Stoneridge Electronics Limited	N/A
Stoneridge Far East LLC	51-0548248
Stoneridge Pollak (Holdings) Limited	N/A
Stoneridge Holdings CV	N/A
Stoneridge European Holdings B.V.	N/A
Stoneridge International Financial Services Company	N/A
Stoneridge AB	N/A
Stoneridge Electronics AB	N/A
Stoneridge GmbH	N/A
Stoneridge Electronics AS	N/A
Stoneridge Electronics SrL	N/A
TED de Mexico	N/A
Alphabet de Mexico	N/A
Alphabet de Mexico de Monclova	N/A
Stoneridge Asia Holdings Ltd.	N/A
Stoneridge Asia Pacific Electronics (Suzho) Co. Ltd.	N/A

		Income Tax
		Returns Not
		Examined and
		Reported
		Upon or
		Closed by	Current	Current	Current
		Applicable	Federal	State	Foreign
Entity	Jurisdiction	Statute	Audits	Audits	Audits
Stoneridge, Inc.	US	2004-2005	2005	IN 2004-2006 MA	N/A
				1999-2001

Stoneridge Control Devices, Inc.	US	2004-2005	2005	IN 2004-2006 MA	N/A
				1999-2001

Stoneridge Electronics, Inc.	US	2004-2005	2005	IN 2004-2006 MA	N/A
				1999-2001

Stoneridge Far East LLC	US	2005	2005	N/A	N/A

Stoneridge Holdings CV	NETHERLANDS	2001-2005	N/A	N/A	N/A

Stoneridge European Holdings B.V.	NETHERLANDS	2001-2005	N/A	N/A	N/A

Stoneridge International Financial	IRE	2002-2005	N/A	N/A	N/A
Services

9

Income Tax
Returns Not
Examined and
Reported
Upon or
		Closed by	Current	Current	Current
		Applicable	Federal	State	Foreign
Entity	Jurisdiction	Statute	Audits	Audits	Audits
Company

Stoneridge AB	SWEDEN	2001-2005	N/A	N/A	N/A

Stoneridge Electronics AB	SWEDEN	2001-2005	N/A	N/A	N/A

Stoneridge GmbH	GER	2001-2005	N/A	N/A	N/A

Stoneridge Electronics AS	ESTONIA	N/A	N/A	N/A	N/A

Stoneridge Pollak (Holdings) Limited	UK	2002-2005	N/A	N/A	N/A

Stoneridge-Pollak Limited	UK	2002-2005	N/A	N/A	N/A

Stoneridge Electronics Limited	UK	2002-2005	N/A	N/A	French branch 2003

Stoneridge Electronics SrL	IT	2005	N/A	N/A	N/A

Stoneridge Asia Holdings Ltd.	MAURITIUS	2005	N/A	N/A	N/A

Stoneridge Asia Pacific Electronics	CHINA	2005	N/A	N/A	N/A
(Suzhou) Co. Ltd.

TED de Mexico	MEX	2001-2005	N/A	N/A	N/A

Alphabet de Mexico	MEX	2001-2005	N/A	N/A	N/A

Alphabet de Mexico de Monclova	MEX	2001-2005	N/A	N/A	N/A

Stoneridge Electronics AS is N/A as Estonia does not impose an income tax

10

Schedule 5.7
Corporate Names
1. Stoneridge, Inc.: Hi-Stat, Alphabet, Ohio Stoneridge, Inc.
2. Stoneridge Electronics, Inc.: Transportation Electronics Division (TED), Electronic Products Division (EPD), Pollak TED, Pollak EPD, Stoneridge TED
3. Stoneridge Control Devices, Inc.: Switch Products Division (SPD), Pollak North America, Joseph Pollak Company
4. Stoneridge-Pollak Limited: Switch Europe
5. Stoneridge Electronics Limited: TVI Europe, Stoneridge Electronics Aftermarket
6. Stoneridge Far East LLC: None.

11

Schedule 5.8
O.S.H.A and Environmental Compliance
     None.

12

Schedule 5.9(b)
Litigation
     [Omitted]

13

Schedule 5.10
ERISA Compliance
List of Plans Maintained or to Which Contributions are Made
Medical Plans —
Anthem BC/BS
Premium Plan
Core Plan
HSA Plan (HDHP)
Tufts
HMO Plan
Dental Plan — Anthem BC/BS
Vision Care — CompBenefits
Basic Life, AD&D, Optional Life, Optional AD&D, LTD — Prudential
Salary Continuance/Short Term Disability — Prudential
Flexible Spending Accounts — Discovery Benefits
Medical
Dependent Care
401(k) Plans
Stoneridge/Alphabet Division Retirement and 401(k) Plan
Hi-Stat Manufacturing, a Division of Stoneridge, Inc. 401(k) Retirement Plan and Trust
The Pollak Profit Sharing and 401(k) Retirement Savings Plan
Other Plans
Stoneridge-Pollak Limited Pension Plan
Note: The Stoneridge-Pollak Limited Pension Plan is underfunded by approximately £2.6 million (as of the filing of Stoneridge Inc.’s Form 10-K for the fiscal year ended December 31, 2006)

14

Schedule 5.11
Patents, Trademarks, Copyrights and Licenses
Stoneridge, Inc.

a.	Patents	Registration Number

EETRES Patent Co Developed with Pollak / Multiple SRI (record owners)
Hi-Stat Lexington

4,887,062	Thermal sensor assembly
4,866,410	Thermal sensor assembly

4,551,702	Thermostatic switch and method of manufacture
4,413,247	Thermally responsive electrical switch means and method of manufacture
4,343,974	Multi-circuit electrical switch
4,318,673	Pressure switch and circuit means
4,256,973	Pressure switch and circuit means
4,255,630	Multi-circuit electrical switch
7,159,840	Solenoid having reduced operating noise
Hi-Stat Sarasota

Patents
7,147,369	B2	Temperature Sensor (Plastic Glycol Resistant Coolant Sensor)
5,949,324		Temperature Responsive Probe Apparatus
6,599,350	B1	Filtration Device for Use With a Fuel Vapor Recovery System
6,069,783		Apparatus & Method for Controlling Solenoid Valve
5,423,214		Variable Fluid & Tilt Level Sensing Probe System
5,823,520		Mandrel Assembly
5,581,865		Apparatus for Applying Annular Seals
5,535,725		Flow Control Solenoid
5,343,754		Pressure Transducer
5,228,334		Pressure Transducer
5,026,954		Liquid Level Sensing Switch Assembly
Patent Applications
07/62451		Horizontal Fluid Sensor
60/823,845		Sealed Sensor Assembly and Method of Making the Same
06006025.8		Temperature Sensor (Europe)

15

b.	Copyrights	Registration Number

None.

c.	Trademarks, Trade Name and Service Marks	Registration Number

STONERIDGE — Class 35, 40, and 42.

ALPHABET — Class 9.

S logo — Class 9

     The following is a list of any brand names used by the Company:
     VGS (Versatile Gauge System)
Stoneridge Electronics Inc.

a.	Patents	Registration Number

	EETRES (w/ Pollak)	6,550,351

Stoneridge Control Devices, Inc.
a.
Patents

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date

PCB103/	ORD	10/384,181		7,213,482	Granted
United States of America		07-Mar-2003		08-May-2007	07-Mar-2023
Title: Actuator with Internal Drive Train Disconnect

PCB105/	ORD	10/601,077	2005-0044979-A1		Published
United States of America		20-Jun-2003	03-Mar-2005
Title: Park Pawl Actuator

PCB107/	CIP	10/625,828	7,134,672		Granted
United States of America		23-Jul-2003	14-Nov-2006		10-Feb-2023
Title: Failsafe Actuator

PCB110/1	CIP	10/712,764		7,021,415	Granted
United States of America		13-Nov-2003		04-Apr-2006
Title: Electro-Mechanical Actuator for an Electrically Actuated Parking Brake

PCB112/1	CIP	10/901,454	2005-0050976-A1		Published
United States of America		28-Jul-2004	10-Mar-2005
Title: Window Lift System and Actuator Including an Internal Drive Train Disconnect

16

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
PCB115/1	ORD	11/108,351	US-2005-0284247-A1	7,197,955	Allowed
United States of America		18-Apr-2005	29-Dec-2005	03-Apr-2007	03-Aug-2025
Title: Gearbox Shift Actuator

PCB116/1	ORD	11/223,435	US-2006-0144184-A1		Published
United States of America		09-Sep-2005	06-Jul-2006
Title: Steering Shaft Lock Actuator

PCB118/1	ORD	11/258,829	US-2006-0169084-A1		Published
United States of America		26-Oct-2005	03-Aug-2006
Title: Vehicle Gear Box Actuator

PCB120/1	ORD	11/366,215	2006-0202676		Published
United States of America		02-Mar-2006	14-Sep-2006
Title: SYSTEM AND METHOD USING INFLECTION POINT POSITION SENSING

PCB121/1	ORD	11/277,702	2006-0217226		Published
United States of America		28-Mar-2006	28-Sep-2006
Title: Park Inhibit Solenoid Assembly and System Incorporating the Same

PCB123/	ORD	PCT/US06/60320	WO2007/051176		Published
Patent Cooperation Treaty		27-Oct-2006	03-May-2007
Title: Passive Entry Actuator

PCB123/1	ORD	11/553,922	2007-0152455		Published
United States of America		27-Oct-2006	05-Jul-2007
Title: Passive Entry Actuator

PCB124/1	ORD	11/564,236			Pending
United States of America		28-Nov-2006
Title: Disconnect Actuator

PCC103/	ORD	10/268,623		6,788,048	Granted
United States of America		10-Oct-2002		07-Sep-2004	10-Oct-2022
Title: Multi-Turn Position Sensor

PCC104/	ORD	10/038,747		7,009,386	Granted

17

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
United States of America		02-Jan-2002		07-Mar-2006	02-Jan-2022
Title: Non-Contact Position Sensor

PCC105/	ORD	10/292,395		6,907,795	Granted
United States of America		12-Nov-2002		21-Jun-2005	12-Nov-2022
Title: Seat Position Sensor

PCC107/	ORD	10/314,911		7,098,653	Granted
United States of America		09-Dec-2002		29-Aug-2006	12-Apr-2024
Title: Phase Angle Determining Circuit

PCC116/	ORD	10/638,946		6,906,273	Granted
United States of America		11-Aug-2003		14-Jun-2005	11-Aug-2023
Title: Switch Assembly

PCC117/	ORD	10/638,966		6,844,510	Granted
United States of America		11-Aug-2003		18-Jan-2005	11-Aug-2023
Title: Stalk Switch

PCC118/	ORD	10/638,964		6,900,404 B2	Granted
United States of America		11-Aug-2003		31-May-2005	11-Aug-2023
Title: Switch Assembly and Method of Guiding a Push Button Switch in a Switch Housing

PCC120/CIP	CIP	11/101,379			Pending
United States of America		06-Apr-2005
Title: Trailer Tow Connector Assembly

PCC120/CON1	CON	11/773,236			Pending
United States of America		03-Jul-2007
Title: Trailer Tow Connector Assembly

PCC120/D1	DIV	11/773,008			Pending
United States of America		03-Jul-2007
Title: Trailer Tow Connector Assembly

PCC120/D2	DIV	11/773,228			Pending
United States of America		03-Jul-2007
Title: Trailer Tow Connector Assembly

PCC123/1	CIP	10/753,093	2005-0062467-A1		Published
United States of America		07-Jan-2004	24-Mar-2005
Title: Rail Activated Position Sensor

18

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
PCC124/	ORD	10/761,129		7,119,671	Granted
United States of America		20-Jan-2004		10-Oct-2006	30-Mar-2024
Title: Seat Buckle Sensor

PCC125/	ORD	10/761,134		6,978,687	Granted
United States of America		20-Jan-2004		27-Dec-2005	20-Jan-2024
Title: Seat Belt Tension Sensor

PCC133/1	ORD	11/089,042	2005-0225317	7,193,412	Granted
United States of America		24-Mar-2005	13-Oct-2005	20-Mar-2007	24-Mar-2025
Title: Target Activated Sensor

PCC136/1	ORD	11/219,534	US-2006-0158141-A1		Published
United States of America		02-Sep-2005	20-Jul-2006
Title: Low Power Solid State Brake Switch

PCC137/1	ORD	11/235,677	US-2006-0176050-A1		Published
United States of America		26-Sep-2005	10-Aug-2006
Title: Rotary Position Sensor

PCC138/1	ORD	11/265,524	US-2006-0163048-A1		Published
United States of America		02-Nov-2005	27-Jul-2006
Title: Sealed Exterior Switch

PCC139/1	PCT	11/719,005			Pending
United States of America		10-May-2007
Title: Torque Sensor Assembly

PCC140/1	ORD	11/311,432	US-2006-0177212-A1		Published
United States of America		19-Dec-2005	10-Aug-2006
Title: Touch Sensor System and Method

PCC142/1	ORD	11/357,355	2006-0197520		Published
United States of America		17-Feb-2006	07-Sep-2006
Title: SEAT BELT TENSION SENSOR

PCC143/1	ORD	11/419,632	2007-0012118		Published
United States of America		22-May-2006	18-Jan-2007
Title: Linear Position Sensor

PCC147/1	ORD	11/463,522	2007-0080679		Published
United States of America		09-Aug-2006	12-Apr-2007
Title: Rotary Sensor

19

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
PCC152/	ORD	PCT/US06/60169	WO2007/048143		Published
Patent Cooperation Treaty		23-Oct-2006	26-Apr-2007
Title: Sensor System Including a Magnetized Shaft

PCC152/	PRO	60/729,383			Pending
United States of America		21-Oct-2005			21-Oct-2006
Title: Sensor System Including a Magnetized Shaft

PCC152/1	PRI	11/270,049	2007-0113683		Published
United States of America		09-Nov-2005	24-May-2007
Title: Sensor System Including a Magnetized Shaft

PCC152/C1	ORD	11/552,120	2007-0089539		Published
United States of America		23-Oct-2006	26-Apr-2007
Title: Sensor System Including a Magnetized Shaft

PCC154/	ORD	PCT/US07/67706			Pending
Patent Cooperation Treaty		27-Apr-2007
Title: Steering Shaft Lock Actuator

PCC154/1	ORD	11/741,656			Pending
United States of America		27-Apr-2007
Title: Steering Shaft Lock Actuator

PCC157/	PRO	60/829,773			Pending
United States of America		17-Oct-2006			17-Oct-2007
Title: Non-Contact Engine Parameter Sensor

PCC159/	PRO	60/869,805			Pending
United States of America		13-Dec-2006			13-Dec-2007
Title: Cylinder Position Sensor

PCC159/P2	PRO	60/871,622			Pending
United States of America		22-Dec-2006			22-Dec-2007
Title: Cylinder Position Sensor

PCC159/P3	PRO	60/916,000			Pending
United States of America		04-May-2007			04-May-2008
Title: Cylinder Position Sensor

PCC161/	PRO	60/896,395			Pending
United States of America		22-Mar-2007			22-Mar-2008
Title: Trailer Tow Connector Assembly

20

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
PCC163/	PRO	Unfiled
United States of America
Title: Lever Assembly Interchangeability

PCC164/	PRO	Unfiled
United States of America
Title: Integrated Module with Interchangeable Lever Assemblies

Pol00.02/	ORD	09/765,899		6,889,578	Granted
United States of America		18-Jan-2001		10-May-2005	18-Jan-2021
Title: Electro-Mechanical Actuator

Pol00.02/CON1	CON	10/995,712	US/2005/0072049	7,140,151	Granted
United States of America		23-Nov-2004	07-Apr-2005	28-Nov-2006	18-Jan-2021
Title: Electro-Mechanical Actuator

Pol00.03/	ORD	09/804,731		6,408,901	Granted
United States of America		13-Mar-2001		25-Jun-2002
Title: Actuator with Anti-Pinch Feature and Integrated Position Control

Pol00.04/C1	CPA	09/497,936		6,413,101	Granted
United States of America		04-Feb-2000		02-Jul-2002
Title: Power Outlet Adapter

Pol00.07/	ORD	09/898,579		6,739,633	Granted
United States of America		03-Jul-2001		25-May-2004	03-Jul-2021
Title: Fuel Door Lock Actuator

Pol00.08/	ORD	09/632,769		6,550,351	Granted
United States of America		04-Aug-2000		22-Apr-2003	04-Aug-2020
Title: Transmission Range Selector System

POL00.10/	ORD	09/836,033		6,557,688	Granted
United States of America		17-Apr-2001		06-May-2003
Title: Electro-Mechanical Actuator and Clutch

POL01.01/	ORD	10/061,940		6,736,233 B2	Granted
United States of America		01-Feb-2002		18-May-2004
Title: Electro-Mechanical Actuator for an Adjustable Pedal System

POL01.03/	ORD	10/099,919		6,806,664 B2	Granted
United States of America		15-Mar-2002		19-Oct-2004	15-Mar-2022
Title: Electro-Mechanical Actuator Including Brushless DC Motor for Providing Pinch Protection

21

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date

Pol01.04/	ORD	10/267,090		6,942,227	Granted
United States of America		19-Jul-2002		13-Sep-2005	19-Jul-2022
Title: Failsafe Actuator

Pol01.04/D1	DIV	10/770,430		6,994,357	Granted
United States of America		03-Feb-2004		07-Feb-2006
Title: Failsafe Actuator

Pol01.05/CON1	CON	10/714,456		6,846,012 B2	Granted
United States of America		14-Nov-2003		25-Jan-2005
Title: Child Seat Sensor and System Using the Same

Pol98.01/	ORD	09/329,847		6,067,826	Granted
United States of America		11-Jun-1999		30-May-2000
Title: Door Lock Actuator

POL98.02/	ORD	09/306,146		6,298,741 B1	Granted
United States of America		06-May-1999		09-Oct-2001
Title: ACTUATOR WITH DUAL OPERATING OUTPUTS

POL99.01/	ORD	09/621,406		6,318,771 B1	Granted
United States of America		21-Jul-2000		20-Nov-2001
Title: Fuel Filler Door Actuator

POL99.05/	ORD	860,173		5,237,133	Granted
United States of America		30-Mar-1992		17-Aug-1993
Title: SAFETY IGNITION SWITCH

POL99.06/	ORD	823,787		5,777,285	Granted
United States of America		24-Mar-1997		07-Jul-1998	24-Mar-2017
Title: AUTOMOTIVE INERTIA SWITCH

POL99.10/	ORD	89/378,327		4,964,678	Granted
United States of America		11-Jul-1989		23-Oct-1990
Title: UNIVERSAL ANTI-LOCK BRAKE SWITCH LINKAGE

POL99.11/	ORD	630,757		5,672,823	Granted
United States of America		10-Apr-1996		30-Sep-1997
Title: FRONT-REMOVEABLE GAUGE

POL99.12/	ORD	782,215		5,889,246	Granted
United States of America		13-Jan-1997		30-Mar-1999
Title: AUTOMOTIVE BRAKE SWITCH

22

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
POL99.13/	ORD	97/986,582		5,873,752	Granted
United States of America		08-Dec-1997		23-Feb-1999
Title: TOW SOCKET CONNECTOR HAVING SEALANT

POL99.14/	ORD	96/599,577		5,800,188	Granted
United States of America		09-Feb-1996		01-Sep-1998
Title: DIRECT CONNECT TRAILER TOW INTERCONNECTOR

POL99.15/	ORD	679,298		5,788,008	Granted
United States of America		12-Jul-1996		04-Aug-1998
Title: ACTUATOR FOR 4-WHEEL DRIVE VEHICLE

02111	ORD	08/366866		5,584,515	Granted
United States of America		30-Dec-1994		17-Dec-1996	30-Dec-2014
Title: Door Lock Actuator with Double Lock

02318	ORD	08/130061		5,503,441	Granted
United States of America		30-Sep-1993		02-Apr-1996	___
Title: Modular Actuator

02372	ORD	08/137448		5,474,339	Granted
United Kingdom		15-Oct-1993		12-Dec-1995	(US lapsed)
Title: Latchuator

02792	ORD	08/405477		5,577,583	Granted
United States of America		16-Mar-1995		26-Nov-1996	16-Mar-2015
Title: Free Wheel Double Lock Clutch

02794	ORD	08/282131		5,498,040	Granted
United States of America		28-Jul-1994		12-Mar-1996	___
Title: Deck Lid Latch & Actuator

02795	Des Pat	29/022202		D358543	Granted
United States of America		29-Apr-1994		23-May-1995	23-May-2009
Title: Key-Design

23

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
03312	Des Pat	29/041274		D374599	Granted
United States of America		11-Jul-1995		15-Oct-1996	___
Title: Adjunct Actuator Design

03675	ORD	08/570537		5,577,782	Granted
United States of America		11-Dec-1995		26-Nov-1996	11-Dec-2015
Title: Second Generation Latchuator

20265	Des Pat	29/088359		D412825	Granted
United States of America		21-May-1998		17-Aug-1999	17-Aug-2013
Title: Actuator Housing (Design)

PCB107/	PCT	2,493,666			Pending
Canada		23-Jul-2003
Title: Failsafe Actuator

PCB110/	PCT	03786694.4	1578633		Published
European Patent Convention		13-Nov-2003	28-Sep-2005
Title: Electro-Mechanical Actuator for an Electrically Actuated Parking Brake

PCB116/	PCT	05795134.5	1 799 528		Published
European Patent Convention		09-Sep-2005	27-Jun-2007
Title: Steering Shaft Lock Actuator

PCB118/	PCT	112005002663.9			Pending
Germany		26-Apr-2007
Title: Vehicle Gear Box Actuator

PCB118/	PCT				Pending
Japan		26-Apr-2007
Title: Vehicle Gear Box Actuator

PCC124/	ORD	04703658.7	1587709		Published
European Patent Convention			26-Oct-2005
Title: Seat Buckle Sensor

PCC138/	ORD	PCT/US05/40254	WO2006/050528		Published
Patent Cooperation Treaty		02-Nov-2005	11-May-2006
Title: Sealed Exterior Switch

24

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
PCC138/	PCT	05 816 994.7			Pending
European Patent Convention		08-May-2007
Title: Sealed Exterior Switch

PCC138/	PCT	2007120471			Pending
Russian Federation		01-Jun-2007
Title: Sealed Exterior Switch

PCC139/	PCT	05849175.4			Pending
European Patent Convention		22-May-2007
Title: Torque Sensor Assembly

PCC139/	PCT				Pending
Japan		11-May-2007
Title: Torque Sensor Assembly

PCC140/	PCT	11 2005 003 178.0			Pending
Germany		18-Jun-2007
Title: Touch Sensor System and Method

Pol00.02/1	ORD	1904958.4		1 250 507	Granted
European Patent Convention		18-Jan-2001		18-Oct-2006	18-Jan-2021
Title: Electro-Mechanical Actuator

Pol00.02/1	EPC	601 23 923.7			Published
Germany		18-Jan-2001			06-Jun-2007
Title: Electro-Mechanical Actuator

Pol00.07/	ORD	01950896.9			Pending
European Patent Convention
Title: Fuel Door Lock Actuator

POL99.01/	ORD	00948896.6		EP 1208280 A1	Granted
European Patent Convention		21-Jul-2000		29-May-2002
Title: Fuel Filler Door Actuator

POL99.06/	ORD	98302017.3		0867904	Granted
European Patent Convention		18-Mar-1998		18-Mar-1998	18-Mar-2018
Title: AUTOMOTIVE INERTIA SWITCH

25

Matter Number/Subcase	Case	Application	Publication	Patent	Status
Country Name	Type	Number/Date	Number/Date	Number/Date	Expiration Date
POL99.06/	EPC	98302017.3		0867904	Granted
Germany		18-Mar-1998		18-Mar-1998	18-Mar-2018
Title: AUTOMOTIVE INERTIA SWITCH

POL99.06/	EPC	98302017.3		0867904	Granted
United Kingdom		18-Mar-1998		18-Mar-1998	18-Mar-2018
Title: AUTOMOTIVE INERTIA SWITCH

02372	ORD	08/137448		5,474,339	Granted
United Kingdom		15-Oct-1993		12-Dec-1995	(US lapsed)
Title: Latchuator

02792	ORD	08/405477		5,577,583	Granted
United Kingdom		16-Mar-1995		26-Nov-1996	16-Mar-2015
Title: Free Wheel Double Lock Clutch
Stoneridge Electronics Limited
     The following is a list of any brand names used by the Company:
          OPTAC

26

Schedule 5.15
Labor Contracts
None.

27

Schedule 5.22
Business Activities
The Loan Parties and Subsidiaries thereof are engaged in the design and manufacture of highly engineered electrical and electronic components, modules and systems for the automotive, medium- and heavy-duty truck, agricultural and off-highway vehicle markets. The custom-engineered products of the Loan Parties and their Subsidiaries are predominantly sold on a sole-source basis and consist of application-specific control devices, sensors, vehicle management electronics and power and signal distribution systems.

28

Schedule 5.23
Locations

Primary Lease
		Terms (if		Landlord Contact
Location	Leased/Owned	Applicable)	Value of Collateral	Information
9400 E. Market St.,	Owned	N/A	N/A	N/A
Warren, OH 44484

729226th Ct.E.,	Owned	N/A	N/A	N/A
Sarasota, FL 34243

345 S. Mill St.,	Owned	N/A	N/A	N/A
Lexington, OH 44904

700 Industrial Dr.,	Owned	N/A	N/A	N/A
Portland, IN 47371

300 Dan Rd., Canton,	Owned	N/A	N/A	N/A
MA 02021

345 South Mill St.,	Leased	Month-to-month	$50,000	Phyllis F. Hire,
Lexington, OH 44904		lease for		Trustee Under
		approximately		Agreement Dated
		15,000 sq. ft.		March 3, 1988, as
amended, 26 East
Main St., Suite 2,
Lexington, OH 44904

275 Dan Rd., Canton,	Leased	3-year lease for	$11,200,000	DIV Enterprise,
MA 02021		approximately		LLC, c/o the Davis
		58,000 sq. ft.		Companies, 1
		expiring on 1/31/08		Appleton St.,
Boston, MA 02116

#6 Butterfield Trail	Leased	5-year lease for	$350,000	Distribution I
Blvd., El Paso, TX		approximately		Owner Corp., c/o
79906		80,000 sq. ft.		Falcon Real Estate
		expiring 4/30/09		Investment Co., 150
N. Michigan Ave.,
Suite 2700,
Chicago, IL 60601

8640 E. Market St.,	Leased	10-year lease for	$5,800,000	Hunters Square
Warren, OH 44484		approximately		Inc., P.O. Box
		24,500 sq. ft.		8827, Warren, OH
		expiring 12/31/09		44484

Haggerty Corporate	Leased	Lease for	$300,000	Haggerty Corporate
Center II, 28000		approximately 8300		Office Centre II,
Cabot Dr. Suite 100,		sq. ft.; originally		LLC, 39000 Country
Novi, MI 48331		with 7-year term		Club Dr.,
		but extended an		Farmington Hills,
		additional five		MI 48331
years and five
months to expire
10/31/13

Buildings 33 and 34,	Leased	15-year lease for	$29,000,000	Vantage Point
Adelante House,		undisclosed number		Business Village
Vantage Point		of sq. ft. expiring		Limited, Building 7
Business, Village,		on November 30,		Floor 4, Vantage
Mitcheldean,		2019		Point Business,
Gloucestershire,				Village,
GL180DD				Mitcheldean,
Gloucestershire,
GL180DD

Unit R, Claverhouse	Leased	22-year lease for	$6,300,000	Dundee City Council,
Industrial Park East,		approximately		3 City Square,
Dundee, Scotland		undisclosed number		Dundee, Scotland

29

Primary Lease
		Terms (if		Landlord Contact
Location	Leased/Owned	Applicable)	Value of Collateral	Information
of sq. ft. expiring
3/__/25 (22 years
from the date of
entry, which is not
provided)
Collateral in the Possession of a Bailee, Warehouseman, Processor or Consignee

C-Plastics, LLC	N/A	N/A	$10,700 HPT bezel	N/A
243 Whitney Street			tool held by one of
Leominster MA 01453			Stoneridge
Electronics, Inc.'s
suppliers

30

Schedule 5.25
Material Business Agreements
Lease Agreement between Stoneridge, Inc. and Hunters Square, Inc., with respect to the Company’s division headquarters for Alphabet.
Indenture dated as of May 1, 2002 among Stoneridge, Inc. as Issuer, Stoneridge Control Devices, Inc. and Stoneridge Electronics, Inc., as Guarantors, and Fifth Third Bank, as trustee (note: these are the previously disclosed $200 million senior notes).
Purchase Agreement dated as of May 1, 2002 among Stoneridge Inc., Stoneridge Control Devices Inc., Stoneridge Electronics Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NatCity Investments Inc.
Registration Rights Agreement dated as of May 1, 2002 among Stoneridge Inc., Stoneridge Control Devices Inc., Stoneridge Electronics Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NatCity Investments Inc.
Form of Tax Indemnification Agreement (with pre-IPO shareholders).
Form of Change in Control Agreement (senior level employees).
Director Share Option Plan.
Form of Long-Term Incentive Plan Share Option Agreement (senior level employees).
Form of Directors’ Share Option Plan Share Option Agreement (outside directors).
Form of Long-Term Incentive Plan Restricted Shares Grant Agreement (senior level employees).
Director’s Restricted Shares Plan (outside directors).
Form of Director’s Restricted Shares Plan Agreement (outside directors).
Form of Long-Term Incentive Plan Restricted Shares Grant Agreement including Performance and Time-Based Restricted Shares (senior level employees).
Amendment to Restricted Shares Grant Agreement (senior level employees).
Amended and Restated Long-Term Incentive Plan.
Outside Directors’ Deferred Compensation Plan.
Employees’ Deferred Compensation Plan.
Employment Agreement between the Company and John C. Corey.
Form of 2006 Restricted Shares Grant Agreement (senior level employees).
Form of 2006 Directors’ Restricted Shares Grant Agreement (outside directors).
Annual Incentive Plan.
Partnership Interest Purchase Agreement for the Sale of Company’s partnership interest in Industrial Development Associates Limited, dated December 29, 2006.
Severance Agreement and Release, by and between Stoneridge, Inc. and Edward F. Mosel.

31

Aircraft Purchase and Sale Agreement, by and between Stoneridge, Inc. and N384JW, LLC.
Quotaholders’ Agreement, among Marcos Ferretti, Sergio de Cerqueira Leite, Stoneridge, Inc. and PST Industria Electronica Da Amazonia Ltda., dated October 29, 1997.
Supply Agreement, between International Truck and Engine Corporation and Alphabet Division of Stoneridge, Inc., dated July 1, 2005.
Lease Agreement between Stoneridge-Pollak Limited, Stoneridge Inc. and Vantage Point Business Village Limited, with respect to Stoneridge-Pollak Limited’s facility.
Schedule 7.1
Sale of Assets
1.	Learjet 60, Serial Number 130, Registration Number N90MC.

32

Schedule 7.2
Permitted Encumbrances
1. Floating lien by Bank of Scotland on assets of Stoneridge Electronics Limited.
Stoneridge, Inc.

Jurisdiction	Secured Party	File Number	Collateral	Date
FL — Secured Transaction Registry: UCC Debtor	GECC	200303448995	Equipment and battery/charger	3/10/03

	(continuation to above)	200706789359	—	10/16/07

	CIT Bank	200500267721	Computer equipment	7/26/05

FL — Sarasota County Circuit Court: Local Judgment	Plaintiff: Montgomery Ward Credit Corporation Defendant: Albert Rhodes, Jr. Garnishee: Stoneridge, Inc. d/b/a Hi-Stat Manufacturing Company	2006014887	$2,640.32	1/24/06

MI — Secretary of State: UCC Debtor	Dane Systems, LLC	2005190821-1	Cable Process Machine	11/2/05

Ohio Secretary of State: UCC Debtor	FirstMerit Bank N.A.	AP0123380	Aircraft	2/12/99

	(continuation to above)	20032870356	—	10/14/03

	Dell Financial Services, L.P.	OH00039864883	Leased computer equipment	10/15/01

	(continuation to above)	20062680402	—	9/25/06

	Dell Financial Services, L.P.	OH00048302187	Leased computer equipment	4/23/02

	(continuation to above)	20070800858	—	3/21/07

	American Express Business Finance Corporation	OH00048508496	Leased equipment from Genisys Corp.	4/29/02

	(continuation to above)	20070920556	—	4/2/07

	National City Bank, as Collateral Agent	OH00048730801	Blanket	5/2/02

	(continuation to above)	20071020468	—	4/11/07

	American Express Business Finance Corporation	OH00049646873	Leased computer equipment	5/21/02

	(continuation to above)	20071240570	—	5/4/07

	Dell Financial Services, L.P.	OH00050199605	Leased computer equipment	6/6/02

	(continuation to above)	20071240752	—	5/4/07

	Dell Financial Services, L.P.	OH00050199827	Leased computer equipment	6/6/02

	(continuation to above)	20071240804	—	5/4/07

	Dell Financial Services, L.P.	OH00050200074	Leased computer equipment	6/6/02

	(continuation to above)	20071240754	—	5/4/07

	Dell Financial Services, L.P.	OH00050200630	Leased computer equipment	6/6/02

33

Jurisdiction	Secured Party	File Number	Collateral	Date
	(continuation to above)	20071240694	—	5/4/07

	Dell Financial Services, L.P.	OH0052569187	Leased computer equipment	7/30/02

	Dell Financial Services	OH00055304524	Leased computer equipment	10/15/02

	(continuation to above)	20071700722	—	6/19/07

	Longshore Systems, Inc.	OH00057420532	Leased equipment, computer hardware and software, and prepaid service	12/5/02

	Yale Financial Services, Inc.	OH00058893817	(“in lieu”) Forklift	1/10/03

	Yale Financial Services, Inc.	OH00058905298	(“in lieu”) Forklift	1/10/03

	The Savings Bank of Manchester	OH00059222009	Leased equipment, computer hardware and software, and prepaid service	1/21/03

	American Express Business Finance Corporation	OH00059515050	Leased Printer	1/30/03

	Forsythe Technology, Inc.	OH0066296104	Computer, data processing, telecom and other equip.	7/15/03

	GATX Technology Services Corporation	OH0072861040	Leased software licensing	1/13/04

*Note: Debtor listed as: Stone Ridge, Inc.	General Electric Capital Corporation	OH00074127783	Computer equipment and cartridges	2/20/04

	U.S. BANCORP OLIVER-ALLEN TECHNOLOGY LEASING	OH00075432670	Leased equipment and other personal property	3/29/04

	Cisco Systems Capital Corporation	OH00075965134	All leased Cisco equipment, insurance, books.	4/12/04

	GATX Technology Services Corporation	OH00077434383	Leased computer equipment and software	5/19/04

	Relational, LLC	OH00080528034	Leased goods from Relational, LLC, assigned by Longshore Systems, Inc.	8/13/04

	Dane Systems, LLC	OH00095036816	Cable Process Machine	11/2/05

	US BANCORP	OH00109965559	Copiers	12/17/06

	US BANCORP	OH00110100479	Copier Accessory	12/20/06

	US BANCORP	OH00110097086	Copier Accessory	12/20/06

34

Jurisdiction	Secured Party	File Number	Collateral	Date
	US Bancorp	OH00115026496	Copiers	5/11/07

	Crown Credit Company	OH00115640418	Crown Lift Truck	5/29/07

	US Bancorp	OH00116956195	Copiers	7/6/07

TX — El Paso District Court: Local Defendant	Plaintiff: Elizabeth Lopez (et. al) Defendant: Stoneridge, Inc. (et. al)	2002-2252		6/7/02
Stoneridge Control Devices, Inc.

Jurisdiction	Secured Party	File Number	Collateral	Date
MA — Secretary of the Commonwealth UCC Debtor Search	National City Bank, as Collateral Agent	200211308870	Blanket lien	5/3/02

	National City Bank, as Collateral Agent	200756043670 (Continuation to above UCC)	—	4/11/07
Stoneridge Electronics, Inc.

Jurisdiction	Secured Party	File Number		Date
TX — SOS: UCC Debtor Search	National City Bank, as Collateral Agent	02-0028677183	Blanket	5/3/02

	(continuation of above)	07-00120346	—	4/11/07

	C Leasing Company, subsidiary of Bank of the West	04-0092272985	Digital Imager	12/22/04
Stoneridge Far East LLC

Jurisdiction	Secured Party	File Number	Date
None.

35

Schedule 7.3
Permitted Guarantees
Stoneridge, Inc. guarantees the lease for the land on which its UK facility operates. It has also provided a letter of comfort to its UK pension advisors that Stoneridge, Inc. will “make up” the difference for incentive calculations for buyouts.

36

Schedule 7.4
Permitted Investments
Minda Instruments Joint Venture (Stoneridge, Inc. owns a 49% equity interest in this joint venture in India)
PST Industria Electronica Da Amazonia Ltda. Joint Venture (Stoneridge, Inc. owns a 50% equity interest in this joint venture in Brazil)
All America Shares, issued by the Allmerica Financial Corporation (now part of the Hanover Insurance Group). Stoneridge, Inc. holds a certificate for 5,864 shares worth approximately $250,000. The shares are publicly traded under the symbol “THG.”

37

Schedule 7.5
Extensions of Credit
1. Loan Agreement, by and between Stoneridge International Financial Services Company (as lender) and Stoneridge Pollak Holdings Ltd. (as borrower), dated May 24, 2000, for an aggregate principal amount up to $9,500,000.
2. Revolving Credit Facility Agreement, by and between Stoneridge International Financial Services Company (as lender) and Stoneridge-Pollak Limited (as borrower), dated December 2, 2004, for an aggregate principal amount up to £13,000,000.
3. Loan Agreement, by and between Stoneridge International Financial Services Company (as lender) and Stoneridge Electronics AB (as borrower), dated February 27, 2004, for an aggregate principal amount up to SEK (Swedish Kronor) 23,525,929.

38

Schedule 7.8
Permitted Indebtedness
1. Stoneridge, Inc. $200 million senior notes due May 1, 2012.
2. Revolving Credit Facility Agreement, as amended, dated as of December 2, 2004, by and between Stoneridge International Financial Services Company and Stoneridge-Pollak Limited in the principal amount of £13,000,000.
3. Loan Agreement, by and between Stoneridge International Financial Services Company (as lender) and Stoneridge Pollak Holdings Ltd. (as borrower), dated May 24, 2000, for an aggregate principal amount up to $9,500,000.

39